As filed with the Securities and Exchange Commission on July 7, 2000
                                            Registration Statement No. 333-36964
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          MOUNTAIN STATES CAPITAL, INC.
                 (Name of small business issuer in its charter)

           ARIZONA                            6141                     86-0859332
(State or other jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer
 incorporation or organization)    Classification Code Number)    Identification Number)

          1407 EAST THOMAS ROAD, PHOENIX, ARIZONA 85014, (602) 954-4000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      KIM COLLINS, CHIEF EXECUTIVE OFFICER
                          MOUNTAIN STATES CAPITAL, INC.
          1407 EAST THOMAS ROAD, PHOENIX, ARIZONA 85014, (602) 954-4000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                              MARK K. BRIGGS, ESQ.
                            DAVID G. BEAUCHAMP, ESQ.
                               QUARLES & BRADY LLP
   ONE EAST CAMELBACK ROAD, SUITE 400, PHOENIX, AZ 85012-1649, (602) 230-5500

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.


     If any of the securities being registered on this form are to be offered on a delayed or continuous basis according to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this form is filed to register additional securities for an offering according to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed according to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


     If delivery of the prospectus is expected to be made according to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


===============================================================================================
      Title of Each Class             Proposed Maximum     Proposed Maximum
         of Securities                 Offering Price      Aggregate Amount       Amount of
       to be Registered              Per Promissory Note   to be Registered    Registration Fee
-----------------------------------------------------------------------------------------------
Outstanding promissory notes(1)(3)          $1,000            $ 2,600,000         $  686.40
18% 12-month new unsecured
  promissory notes(2)(3)                    $5,000            $10,000,000         $2,640.00
===============================================================================================

(1) These promissory notes are subject to the rescission offer contained in this registration statement.
(2) The 18% 12-month unsecured promissory notes are being offered for sale by Mountain States under this registration statement, both to finance the rescission offer and for general corporate purposes.
(3)  The registration fee was paid previously.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

                                     [LOGO]

                          MOUNTAIN STATES CAPITAL, INC.

               SECURITIES SUBJECT TO RESCISSION OFFER TO PURCHASE:
          $2,600,000 AGGREGATE PRINCIPAL AND INTEREST AMOUNT OF SECURED
                          OUTSTANDING PROMISSORY NOTES



                          NEW SECURITIES BEING OFFERED:
        $10,000,000 AGGREGATE PRINCIPAL AMOUNT OF 18% 12-MONTH UNSECURED
                          NEWLY ISSUED PROMISSORY NOTES


     Mountain States Capital, Inc. is offering to the holders of the outstanding notes the opportunity to rescind or void their purchase of the outstanding notes. In addition, Mountain States is offering to sell up to $10,000,000 aggregate principal amount of new notes at their face amount. Each of the new notes will have a $5,000 minimum issue amount and will consist of two types: (1) accrued interest will be paid in arrears on a monthly basis; and (2) accrued interest will be compounded monthly and will earn interest until the maturity date.

     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE ACCEPTING THE RESCISSION OFFER OR PURCHASING ANY OF THE NEW NOTES.


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                              PRICE TO       MAXIMUM          PROCEEDS TO
     THE OFFERING              PUBLIC       COMMISSIONS     MOUNTAIN STATES
     ------------              ------       -----------     ---------------
     Minimum Per New Note    $     5,000     $     150        $     4,850
     Total Minimum           $ 2,200,000     $  66,000        $ 2,134,000
     Total Maximum           $10,000,000     $ 300,000        $ 9,700,000

     Heritage West Securities, Inc., a registered broker-dealer which is the lead underwriter, is making this offering of new notes on a best efforts basis. Mountain States will pay Heritage West a fee of $25,000 to administer the rescission offer. This fee will be waived if Heritage West earns more than $25,000 in commissions from the sale of new notes to holders of outstanding notes. Heritage West's commissions for all new notes will be 3% annually of the face amount of all new notes sold to purchasers who are identified by Heritage West, and 1.5% annually of the face amount of all other new notes. Until the earlier of when the minimum amount of the offering is met or 60 days after the date of this prospectus, the funds from investors in the new notes will be held in a separate account of Heritage West and no interest will be paid on those funds unless and until the minimum is met. If the minimum is not obtained, the funds received from investors will be refunded without interest. If the minimum is obtained within 60 days, Mountain States intends to continue selling new notes until the maximum is met.


            The date of this prospectus is ____________________, 2000

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Prospectus Summary ........................................................... 1

Summary of Financial Data .................................................... 3

Risk Factors ................................................................. 4

Forward Looking Statements ................................................... 6

Rescission Offer ............................................................. 7

Use of Proceeds ............................................................. 14

Selected Financial Data ..................................................... 16

Management's Discussion and Analysis of Financial Condition
and Results of Operations.................................................... 17

Business .................................................................... 23

Management .................................................................. 28

Certain Relationships and Related Transactions .............................. 30

Security Ownership of Beneficial Owners and Management ...................... 31

Description of Securities - Outstanding Notes ............................... 32

Description of Securities - New Notes ....................................... 34

Description of Securities - Common Stock and Preferred Stock ................ 36

Description of Indenture .................................................... 37

Material Federal Income Tax Consequences .................................... 40

Plan of Distribution ........................................................ 46

Legal Matters ............................................................... 47

Experts ..................................................................... 47

Available Information ....................................................... 47

Index to Financial Statements .............................................. F-1

Rescission Election Form .............................................. Annex A1

New Investors Election Form ........................................... Annex A2

Applicable State Blue Sky Laws ......................................... Annex B

                               PROSPECTUS SUMMARY

     TO UNDERSTAND THIS OFFERING FULLY, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE RISK FACTORS, FINANCIAL STATEMENTS AND THE NOTES TO THE FINANCIAL STATEMENTS.


MOUNTAIN STATES CAPITAL, INC.


     Mountain States was incorporated in the State of Arizona on March 13, 1997. Mountain States is in the business of providing "floor planning" for independent automobile dealers. Floor planning is a type of short-term inventory financing that offers to independent pre-owned automobile dealers a ready, flexible and reliable source of funds to purchase automobiles for their inventory. Mountain States is presently concentrating its activities in the State of Arizona. Mountain States also conducts additional floor plan financing activities through its division, SourceOne, which provides a lower cost floor plan program to independent automobile dealers in order to compete with national floor planning competitors.


RESCISSION OFFER

     If you own outstanding notes and would like to retain them, you may reject the rescission offer and do nothing further. You should be aware, however, that Mountain States intends to repay any remaining outstanding notes shortly after the rescission offer is completed as funds become available. Please refer to the steps that you must follow to either accept or reject this rescission offer, which are explained in detail under the caption "Procedures Governing the Rescission Offer" contained within the section of this prospectus entitled "Rescission Offer."

     If you own outstanding notes and decide to accept this rescission offer, you may either:

     * return all, and not less than all, of your outstanding notes for cash and apply some or all of the cash proceeds toward the purchase of new notes; or

     *    return all, and not less than all, of your outstanding notes for cash.

     In either case, the amount of cash will be equal to the purchase price of your outstanding notes plus accrued and unpaid interest, which will be calculated from the date of purchase through the date of payment at the stated interest rate on the face of your outstanding notes.

     On the advice of former counsel, Mountain States offered and sold the outstanding notes with the mistaken belief that they were exempt from the registration requirements of the federal and state securities laws. As a result, you may have the right under applicable federal and state law to recover the price that you paid for your outstanding notes, plus interest, reduced by any income received on or from your outstanding notes. Mountain States is making this rescission offer voluntarily to limit, as far as may be permissible under applicable securities laws, its potential liability stemming from its possible non-compliance with applicable state and federal securities laws. You should note, however, that the Securities and Exchange Commission takes the position that liabilities under the federal securities laws are not terminated by making a rescission offer. If you would like more information about the legal consequences of this rescission offer, please refer to the discussion of this topic following the caption entitled "Effect of the Rescission Offer" contained within the section of this prospectus entitled "Rescission Offer."

NEW NOTES OFFERING

     The new notes are unsecured promissory notes of Mountain States with the following features:

     *    18% per year, or 1.5% per month

     *    12-month term

     *    $5,000 minimum face value

     *    Two interest payment options:

          *    paid in arrears on a monthly basis; and

          * compounded monthly and paid in full on the maturity date of the new note.

     *    Redeemable by Mountain States at any time

     * Issued under an indenture, which means there will be an independent trustee, U.S. Bank Trust National Association, to take actions on behalf of holders of the new notes

MINIMUM AMOUNT OF NEW NOTES OFFERING

     Until at least $2,200,000 of new notes are sold in this offering, all funds received by Heritage West, as agent for Mountain States, will be placed in a separate Heritage West bank account for up to 60 days after the date of this prospectus. No interest will be paid on these funds until the minimum offering amount is met and new notes are issued. If the minimum amount is not met within 60 days the date of this prospectus, all funds will be returned to the new notes investors without interest. However, if you own outstanding notes and elect to accept the rescission offer and apply all or some of the cash proceeds toward the purchase of new notes, you will continue to receive interest on your outstanding notes until the earlier of the minimum being obtained or 60 days after the date of this prospectus.

HOW TO ACCEPT OR REJECT THE RESCISSION OFFER, OR TO PURCHASE NEW NOTES

     To accept or reject the rescission offer, complete, sign and return the Rescission Election Form, attached as Annex A to this prospectus, to Heritage West Securities, Inc. as agent for Mountain States. If you accept the rescission offer, you must also return your outstanding notes with the Rescission Election Form. If you are unable to locate and return your outstanding notes with the Rescission Election Form, contact Heritage West Securities at 602-279-1212.

     If you wish to purchase new notes in excess of any proceeds from outstanding notes that you elect to apply to the purchase of new notes, you must also complete, sign and return the New Investors Election Form attached as Annex A1 to this prospectus, including the substitute Form W-9 included with that form, together with your check made payable to "Heritage West Securities, Inc. FBO Mountain States Capital, Inc." The required forms and check should be sent to Heritage West Securities, Inc. DO NOT SEND THESE FORMS TO MOUNTAIN STATES.

                            SUMMARY OF FINANCIAL DATA


The selected financial data presented below for the fiscal years ended December 31, 1997, 1998 and 1999, has been derived from Mountain States' financial statements, which have been audited by Clancy and Co. P.L.L.C., independent public accountants. This financial data does not provide all of the financial information contained in Mountain States' financial statements and related notes contained elsewhere in this prospectus. Therefore, this financial data should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of this prospectus and Mountain States' financial statements and related notes included elsewhere in this prospectus.


                            10 MONTHS                                THREE MONTHS ENDED
                              ENDED      YEAR ENDED DECEMBER 31,          MARCH 31
                           DECEMBER 31,  -----------------------   -----------------------
                              1997          1998         1999         1999         2000
                            ----------   ----------   ----------   ----------   ----------
                                                                                (Unaudited)
INCOME STATEMENT DATA:

Total Income                $  213,320   $  907,182   $1,172,968   $  261,081   $  295,020
Cost of Financing               35,791      343,411      514,863      116,161      129,720
Net Financing Income           177,529      563,771      658,105      144,920      165,300

Total General and
  Administrative Expenses       67,298      452,680      608,951      120,978      240,400

Operating Income (Loss)        110,231      111,091       49,154       23,942      (75,100)

Net Income (Loss)              110,231      109,708       50,188       23,942      (77,141)


BALANCE SHEET DATA:                               DECEMBER 31,
                                      ------------------------------------   MARCH 31, 2000
                                         1997         1998         1999        (UNAUDITED)
                                      ----------   ----------   ----------     ----------
Accounts Receivable, net of           $  448,487   $1,369,141   $1,925,665     $1,636,022
  Allowance for Doubtful Accounts
  of $0, $25,102 $25,102, and
  $25,102 at December 31, 1997,
  1998 and 1999, and March 31, 2000

TOTAL ASSETS                             561,666    1,735,635    3,301,014      3,406,936

Total Current Liabilities                450,435    1,554,507    2,072,679      2,905,398
                                      ----------   ----------   ----------     ----------
Total Liabilities                        450,435    1,576,013    2,718,961      2,920,434

Total Stockholder's Equity               111,231      159,622      582,053        486,502

                                  RISK FACTORS


     You should be aware that purchasing new notes or retaining outstanding notes is speculative and risky. Mountain States encourages you to consider carefully the following risk factors and the other cautionary information contained elsewhere in this prospectus. This list of risk factors is not exhaustive, nor does it contain risks that are general to most businesses.

MOUNTAIN STATES MAY BE FORCED TO EXPEND SIGNIFICANT FUNDS TO DEFEND AND RESOLVE LEGAL ACTIONS BROUGHT BY HOLDERS OF ITS OUTSTANDING NOTES FOR ALLEGED PRIOR VIOLATIONS OF FEDERAL AND STATE SECURITIES LAWS.

     Holders of outstanding notes who do not accept the rescission offer, either because they affirmatively reject it or because they fail to respond to it, may still attempt to assert claims against Mountain States relating to non-compliance with the securities laws. Mountain States cannot predict with certainty that those claims will be barred by the rescission offer because the legal effect of the rescission offer is uncertain. To the extent those claims are brought and result in judgments for damages, Mountain States' business, financial condition and results of operation could all be adversely affected. Even if Mountain States is successful in defending those claims under applicable securities laws, their mere assertion could result in costly litigation and significant diversions of effort by management. At this point, Mountain States cannot quantify the dollar amount of the outstanding notes held by persons who will accept or reject the rescission offer. Therefore, Mountain States cannot quantify the potential continuing liability until completion of the rescission offer. Mountain States intends to repay any remaining outstanding notes shortly after the rescission offer is completed as funds become available.

MOUNTAIN STATES MAY BE FORCED TO SCALE BACK ITS OPERATIONS, LIQUIDATE ASSETS OR SEEK ALTERNATE SOURCES OF FINANCING TO FUND THE RESCISSION OFFER.

     Mountain States has approximately $600,000 in current assets that could be used to fund the rescission offer without materially and adversely affecting Mountain States' operations or financial condition. Mountain States is offering to sell up to $10,000,000 aggregate principal amount of new notes, both to fund the rescission offer and for general business purposes. However, if Mountain States does not sell at least $2,200,000 of new notes, then Mountain States may have to liquidate assets, scale back its operations or seek alternative sources of financing, which could adversely and materially affect Mountain States' operations and financial condition.

     If Mountain States scales back its operations, it may lose customers either permanently or temporarily and also drive its customers to competitors to seek floor planning financing. If Mountain States liquidates assets, it may not have the equipment or facilities to adequately operate its business. If Mountain States is forced to seek alternate sources of financing, it will likely have to pay significantly higher interest rates that it does currently.

MOUNTAIN STATES MAY BE UNABLE TO SERVICE ITS CURRENT AND FUTURE DEBT IF PROFIT MARGINS DECLINE UNEXPECTEDLY.

     Mountain States has incurred significant debt, primarily in connection with its outstanding notes. After giving effect to this offering and the application of the net proceeds, Mountain States would have an outstanding indebtedness of approximately $12,600,000, assuming all $10,000,000 of the new notes are purchased and all holders of outstanding notes reject the rescission offering. Mountain States' ability to make scheduled principal and interest payments in respect of, or to refinance, any of its indebtedness, including the outstanding notes and the new notes, will depend on its future performance, which is subject to general economic, financial, competitive, regulatory and other factors beyond its control. Mountain States may need to refinance all or a portion of the principal of the new notes at or prior to maturity. There can be no assurance that Mountain States' business will generate sufficient cash flow from operations, that anticipated growth will occur or that future borrowings will be available in an amount sufficient to enable Mountain States to service or refinance its indebtedness, including the new notes, or make anticipated capital expenditures and lease payments. In addition, there can be no assurance that Mountain States will be able to effect any refinancing on commercially reasonable terms.

MOUNTAIN STATES MAY HAVE TO LIQUIDATE ASSETS OR SCALE BACK ITS OPERATIONS IF HOLDERS OF MATURE OUTSTANDING NOTES DEMAND PAYMENT BEFORE THE RESCISSION OFFER IS COMPLETE AND NEW NOTES OFFERING MINIMUM IS ACHIEVED.

     As of May 1, 2000, Mountain States had 22 outstanding notes, with approximately $1,042,096 principal and accrued interest, that have reached maturity but have not been repaid. Mountain States' has continued to pay interest to the holders of these past due outstanding notes. However, the holders of these mature outstanding notes could demand full repayment of the principal balances of these outstanding notes at any time. If a significant amount of these outstanding notes are called before the conclusion of the offering of new notes, Mountain States would suffer an adverse and material effect on its operations and financial condition because it would have to scale back its operations or liquidate assets that are necessary to adequately operate its business. These mature outstanding notes are incorporated in the outstanding note totals reflected in this offering.


THERE IS NO PUBLIC MARKET FOR THE OUTSTANDING NOTES OR THE NEW NOTES AND NO MARKET IS LIKELY TO DEVELOP, SO YOU PROBABLY WILL NOT BE ABLE TO RESELL THEM EVEN IF YOU NEED TO DO SO.


     There is no public market for the outstanding notes or the new notes. It is unlikely that a market will develop due to the limited number of investors. Mountain States does not intend to apply to any stock exchange or inter-dealer trading system to provide for trading of the outstanding notes or the new notes. Therefore, you probably will not be able to sell your notes.


MOUNTAIN STATES HAS LIMITED OPERATING HISTORY, SO EVALUATION OF COMPANY PERFORMANCE WILL BE DIFFICULT.


     Mountain States' success depends, in part, upon its ability to achieve growth and manage this growth effectively. In formulating its business plan, Mountain States has relied on the judgment of its officers, directors and consultants, and on their research and experience. Mountain States has not planned, conducted or reviewed any independent market studies concerning the demand for Mountain States' services.

     Since its formation, Mountain States has experienced rapid growth which has challenged Mountain States' management, personnel, resources and systems. As part of its business strategy, Mountain States intends to pursue continued growth through its sales and marketing capabilities and marketing alliances. Although Mountain States has expanded its management, personnel, resources and systems to manage future growth, there can be no assurance that Mountain States will be able to maintain or accelerate its growth in the future or manage this growth effectively. Failure to do so could materially adversely affect Mountain States' business, financial condition and its ability to repay the outstanding notes or the new notes.


MOUNTAIN  STATES HAS PAID A FINE FOR ALLEGED  SECURITIES  VIOLATIONS,  WHICH MAY
ADVERSELY  IMPACT  MOUNTAIN  STATES'   REPUTATION  AND  RELATIONSHIPS  WITH  ITS
INVESTORS.


     In connection with settling alleged Texas securities law violations, Mountain States has paid a $30,000 fine in connection with an order by the Texas State Securities Board. This fine arose from Mountain States advertising in newspapers of general circulation outstanding notes, and selling them without registering their sale with the Texas State Securities Board. Publicity relating to this fine could have a negative effect on Mountain States' reputation and relationships with its investors, which in turn could materially adversely affect Mountain States' business and financial condition.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, including information incorporated by reference in this prospectus, contains forward-looking statements regarding Mountain States' plans, expectations, estimates and beliefs. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. When used in this prospectus, the words "anticipate," "believe,"
"estimate," and other similar expressions generally identify forward-looking statements. Forward-looking statements include, among other things:

     *    statements about the legal effects of the rescission offer,

     *    the level of acceptance of the rescission offer,

     *    Mountain States' ability to fund the rescission offer,

     *    the competitiveness of the automotive floor planning industry,

     *    potential regulatory obligations,

     *    business strategies, and

     *    other statements that are not historical facts.

                                RESCISSION OFFER

BACKGROUND INFORMATION


     Throughout its existence, Mountain States has operated with limited capital, a significant portion of which has been raised by periodic offerings of its securities - including the outstanding notes that are subject to this rescission offer. As of May 1, 2000, Mountain States had outstanding notes with aggregate principal and accrued interest of approximately $2,600,000. This rescission offer covers all of these securities.

     At the time of issuance of the outstanding notes, Mountain States did not register the outstanding notes with either the Commission or the securities authorities of the applicable states. Instead, it relied upon an exemption from the federal registration requirement commonly known as the "commercial paper" exemption, which requires compliance with Section 3(a)(3) of the Securities Act, and similar provisions of applicable state laws.


     Section 3(a)(3) says that to satisfy the requirements of the commercial paper exemption, a promissory note must:

     * arise out of a current transaction, or the proceeds must be used for a current transaction, and

     *    have a maturity at the time of issuance not exceeding nine months.


     Mountain States complied with both of these requirements, and relied on advice of former legal counsel that this exemption from federal and state securities registration would be available. However, the U.S. Securities and Exchange Commission's published interpretations indicate that the exemption is available only for prime quality commercial paper of a type not ordinarily purchased by the general public and not advertised or offered for sale to the general public. Based on that interpretation, Texas securities regulators alleged that Mountain States' offering and sale of the outstanding notes was made without an available exemption from the state securities law registration requirements.

     Under federal and applicable state securities laws, Mountain States' failure to register the outstanding notes according to the registration requirements of the Securities Act and state registration requirements exposes Mountain States to potential liability. Specifically, holders of the outstanding notes issued by Mountain States may have the right to recover the price paid for their outstanding notes, plus interest, reduced by any income received on or from the outstanding notes. Holders of the outstanding notes already have this right because the outstanding notes are repayable at maturity. However, a holder claiming a right to rescission based on Mountain States' failure to comply fully with federal and state registration requirements would have the right to demand immediate repayment of the purchase price of his or her securities, plus any accrued but unpaid interest. As a practical matter, therefore, Mountain States' potential liability stemming from a rescission action by the holders of its outstanding notes is an immediate acceleration of the repayment obligations that already exist under its outstanding notes.


     This rescission offer is not an admission by Mountain States that it did not comply with the registration or disclosure requirements of applicable federal and state securities laws.

TERMS OF THE RESCISSION OFFER


     Mountain States' is offering the holders of its outstanding notes the opportunity to rescind their purchase. If an outstanding note holder rejects the rescission offer and retains their outstanding note, he or she should be aware that Mountain States intends to repay all of the outstanding notes shortly after the rescission offer is completed as funds become available. Holders of outstanding notes may either:

     * return all, and not less than all, of your outstanding notes for cash and apply some or all of the cash proceeds toward the purchase of new notes, or

     *    return all, and not less than all, of your outstanding notes for cash.

     In either case, the amount of the cash proceeds will be the original purchase price of the outstanding notes, plus accrued and unpaid interest, from the date of purchase through the date of payment, at the applicable stated interest rate on the face of the outstanding notes. Mountain States believes the amount of the cash being offered is identical to the amount Mountain States would be required to pay in damages in an action for rescission, exclusive of attorney's fees, under federal and applicable state securities laws.


REGISTRATION OF THE RESCISSION OFFER


     Mountain States is filing this registration statement with the Commission with respect to the rescission offer because no exemption from registration is available. In addition, Mountain States is offering to sell up to an aggregate of $10,000,000 of new notes under this prospectus. The disclosure in this prospectus is intended to provide holders of the outstanding notes and prospective holders of the new notes with the protections and information required by the Securities Act, and the rules and regulations issued under the Securities Act, in connection with the investment decisions to be made.

     You should be aware that if you reject the rescission offer and retain your outstanding notes, you will most likely be required to hold them until maturity or until redeemed in accordance with their terms. Mountain States intends to repay all of the outstanding notes shortly after the rescission offer is completed, as funds become available.


LEGAL EFFECT OF THE RESCISSION OFFER UNDER FEDERAL LAW


     Mountain States believes that its potential liability under applicable federal securities laws resulting from its previous offer and sale of the outstanding notes will be eliminated with respect to those security holders who accept the rescission offer and return their outstanding notes for cash, which they may retain or use to purchase new notes. The Commission, however, takes the position that liabilities under the federal securities laws are not terminated by making a rescission offer. Mountain States believes, however, that acceptance of the rescission offer and receipt by the outstanding notes holder of the cash consideration to be paid for such person's outstanding notes, should have the effect of terminating liability to that outstanding note holder because the damages element of any claim by the outstanding note holder will be eliminated.

     If a holder of an outstanding note affirmatively rejects or fails to respond to the rescission offer, Mountain States' potential liability under the Securities Act may not be completely extinguished. Under those circumstances, Mountain States may assert that these outstanding note holders released any claims to recover the purchase price of their outstanding notes because of their rejection or inaction. If the affirmative rejection or failure to respond to the rescission offer does not act as a release of claims, eligible outstanding note holders who have rejected or failed to respond to the rescission offer would retain any rights of claims they may have under the federal securities laws. Such claims would be subject to any defenses Mountain States may have, including the running of the statute of limitations. In general, to sustain a claim based on violations of the registration provisions of the federal securities laws, the claim must be brought within one year after discovery of the violation upon which the claim is based, but in no event more than three years after the occurrence of the violation.


STATE LAW NOTICES TO HOLDERS AND LEGAL EFFECT UNDER STATE LAW

NOTICE TO ARIZONA RESIDENTS


     The rescission offer for the outstanding notes has been registered under the Securities Act of Arizona, but this registration is not deemed a finding by the Arizona Corporation Commission or the Director of its Securities Division that this prospectus is true or accurate, nor does the registration mean that the Arizona Corporation Commission or the Director has passed on the merits of or otherwise approved of the securities described in this prospectus.

     Mountain States may have incurred liability under Section 44-2001 by failing to qualify the outstanding notes under Sections 44-1841 or 44-1842. If Mountain States violated either Section 44-1841 or Section 44-1842, the outstanding notes are voidable by the holder of such securities, and may be liable to the holder for an amount equal to the consideration paid, with interest thereon, plus taxable court costs and reasonable attorneys' fees, less the amount of any income received, upon tender of the securities or the contract, or for damages if the holder no longer owns the securities.

     An outstanding note holder's right of action, if any, under Section 44-2001, and under common law, is not necessarily foreclosed by acceptance or rejection of the rescission offer.


     THE HOLDER'S RIGHT TO SUE FOR VIOLATIONS OF SECTIONS 44-1841 OR 44-1842 WILL BE LOST IF THE BUYER FAILS TO BRING SUIT AGAINST MOUNTAIN STATES WITHIN ONE YEAR AFTER THE VIOLATION OCCURS.

     The complete text of the foregoing sections of the Arizona Securities Act is set forth in Annex B attached to this prospectus.

NOTICE OF CALIFORNIA RESIDENTS


     Mountain States has submitted this rescission offer to the California Commissioner of Corporations for approval only as to form in accordance with
Section 25507(b) of the Corporate Securities Law of 1968. This approval does not imply a finding by the California Commissioner that any statements made in this prospectus or in any accompanying documents are true or complete, nor does it imply a finding that the amount offered by the seller is equal to the amount recoverable by the buyer of the security in accordance with Section 25503 in a suit against the seller, and the California Commissioner does not endorse the offer and makes no recommendation as to its acceptance or rejection.

     Mountain States may have incurred liability under Section 25503 by failing to qualify the outstanding notes under Section 25110. If Mountain States violated Section 25110, it is liable to the holders of such securities for an amount equal to the consideration paid with interest thereon at the legal rate, less the amount of any income received, upon tender of such security. Mountain States' liability, if any, is not necessarily terminated by this rescission offer under Section 25507(b), because an outstanding note holder's right of action, if any, under Sections 25500, 25501 and 25502, and under common law, is not necessarily foreclosed by acceptance or rejection of the rescission offer.

     Under Section 25534, if the California Commissioner determines that the outstanding notes were offered or sold in violation of Section 25110, the California Commissioner may, by written order to Mountain States and the holders of the outstanding notes, require certificates evidencing the outstanding notes to have stamped or printed prominently on their face a legend, in the form prescribed by rule of the California Commissioner, restricting the transfer of such securities.


     The complete text of the foregoing sections of the Corporate Securities Law of 1968 is set forth in Annex B attached to this prospectus.

NOTICE TO COLORADO RESIDENTS


     Mountain States may have incurred liability under Section 11-51-604 of the Colorado Securities Act by failing to register the outstanding notes under
Section 11-51-301. A holder of the outstanding notes may sue under Section 11-51-604 to recover the consideration paid for the security, together with interest at the statutory rate from the date of payment, costs and reasonable attorneys fees, less the amount of any income received on the outstanding notes, upon tender of the outstanding notes. In addition, Mountain States can be liable for damages if the buyer no longer owns the outstanding note.

     THE HOLDER'S RIGHT TO SUE WILL BE LOST IF THE BUYER, BEFORE THE HOLDER FILES A LAWSUIT AND WHEN THE BUYER OWNS THE SECURITY, RECEIVES A WRITTEN RESCISSION OFFER TO REFUND THE CONSIDERATION PAID WITH INTEREST AT THE STATUTORY RATE, LESS THE AMOUNT OF ANY INCOME RECEIVED ON THE SECURITY, AND THE BUYER DOES NOT ACCEPT THE OFFER WITHIN THIRTY DAYS OF ITS RECEIPT, UNLESS THE RESCISSION OFFER IS NOT PERFORMED IN ACCORDANCE WITH ITS TERMS. IN ADDITION, A HOLDER MAY NOT BE ABLE TO SUE MOUNTAIN STATES MORE THAN TWO YEARS AFTER THE INITIAL SALE OF THE OUTSTANDING NOTES.


     The complete text of the foregoing sections of the Colorado Securities Act is set forth in Annex B attached to this prospectus.

NOTICE TO FLORIDA RESIDENTS


     Mountain States may have violated Section 517.07 and/or Section 517.12 of the Florida Securities and Investor Protection Act by selling the outstanding notes to Florida residents without registering the outstanding notes and registering or licensing the person selling them under those provisions. If Mountain States violated either of those sections, it is liable under Section
517.211 to the holders for an amount equal to the consideration paid for the outstanding notes, plus interest thereon at the legal rate, less the amount of any income received thereon, upon tender of the security, or for damages if the holder no longer owns the outstanding notes. Mountain States' liability, if any, may be terminated by this rescission offer under Section 517.211(1). The buyer's right to sue will be lost if the buyer has refused or failed, within thirty days of receipt, to accept a written rescission offer by the issues, unless the rescission offer is not performed in accordance with its terms.


     The complete text of these sections of the Florida Securities and Investor Protection Act is set forth in Annex B attached to this prospectus.

NOTICE TO OREGON RESIDENTS


     Mountain States may be liable under Section 59.115 of the Oregon Securities Law to Oregon residents who purchased any of the outstanding notes for an amount equal to the consideration paid for the security, plus interest at the greater of the applicable legal rate or the interest rate on the outstanding notes, less any amount received on the outstanding notes. Under Section 59.125 of the Oregon Securities Law, the right of a holder of the outstanding notes to sue under
Section 59.115 may be lost unless the holder accepts the rescission offer within 30 days after receipt of this prospectus and has not been paid the full amount offered, or unless the holder no longer owns the outstanding notes and, within 30 days of receipt of the rescission offer, gives Mountain States written notice of the inability to tender the outstanding notes to Mountain States. The complete text of these sections of the Oregon Securities Law is set forth in Annex B attached to this prospectus.


NOTICE TO PENNSYLVANIA RESIDENTS


     Mountain States may have violated Section 201 and/or Section 301 of the Pennsylvania Securities Act of 1972 by selling the outstanding notes to Pennsylvania residents without registering the securities and licensing the person selling them under those provisions. If Mountain States violated either of these sections, it is liable under Section 501 or Section 502 to the holders for an amount equal to the consideration paid for the outstanding notes, plus interest on the outstanding notes at the legal rate from the date of payment, less the amount of any income received on the outstanding notes, upon tender of the outstanding notes, or for damages if the holder no longer owns the outstanding notes. Mountain States' liability, if any, may be terminated by this rescission offer under Section 504(d) if the purchaser fails to accept an issuer's written rescission offer within thirty days of its receipt and before suit has been commenced. The complete text of these sections of the Pennsylvania Securities Act of 1972 is set forth in Annex B attached to this prospectus.


NOTICE TO TENNESSEE RESIDENTS


     Mountain  States  may  have  violated  Section  48-2-104  of the  Tennessee
Securities Act of 1980 by selling outstanding notes to Tennessee residents without registering them under state law. If so, a holder of any of the outstanding notes may sue under Section 48-2-122 to recover the consideration paid for the outstanding notes, together with interest at the legal rate from the date of payment, less the amount of any income received on the outstanding notes, upon tender of the outstanding notes. A holder who no longer owns the outstanding notes may recover the amount that would be recoverable upon a tender, less the value of the outstanding notes when the holder disposed of them and interest at the legal rate from the date of disposition. Unless a holder accepts this rescission offer within 30 days of receipt of it, Mountain States will deem its rescission offer to have been rejected. The complete text of the foregoing sections of the Tennessee Securities Act of 1980 is set forth in Annex B attached to this prospectus.


NOTICE TO TEXAS RESIDENTS


     Mountain States may have incurred liability under Section 33 of the Texas Securities Act of 1957 by failing to register the outstanding notes in accordance with Section 7A. A holder purchasing the outstanding notes may sue under Section 33 to recover the consideration paid for the outstanding notes, together with interest at the legal rate from the date of payment, less the amount of any income received on the outstanding notes, upon tender of the outstanding notes.


     A HOLDER'S RIGHT TO SUE WILL BE LOST UNLESS THE HOLDER:

     * ACCEPTS THE OFFER BUT DOES NOT RECEIVE THE AMOUNT OF THE OFFER, IN WHICH CASE HE MAY SUE WITHIN THE TIME ALLOWED BY SECTIONS 33H(1)(A) OR 33(2)(A) OR (B), AS APPLICABLE; OR


     * REJECTS THE RESCISSION OFFER IN WRITING WITHIN 30 DAYS OF ITS RECEIPT AND EXPRESSLY RESERVES IN THE REJECTION HIS RIGHT TO SUE, IN WHICH CASE HE MAY SUE WITHIN ONE YEAR AFTER HE SO REJECTS.


     The complete text of the foregoing sections of the Texas Securities Act of 1957 is set forth in Annex B attached to this prospectus.

NOTICE TO UTAH RESIDENTS


     Mountain States may have violated Section 61-1-7 and/or Section 61-1-3 of the Utah Uniform Securities Act by selling the outstanding notes to Utah residents without registering the outstanding notes and licensing the person selling them under those provisions. If Mountain States violated either of these sections, it is liable under Section 61-1-22 to the holders for an amount equal to the consideration paid for the outstanding notes, plus interest at 12% per year from the date of payment, costs and reasonable attorneys' fees, less the amount of any income received on the outstanding notes, upon tender of the outstanding notes, or for damages if the holder no longer owns the outstanding notes. Mountain States' liability, if any, may be terminated by this rescission offer under Section 61-1-22(7)(b), if the purchaser rejects or fails to accept Mountain States' written rescission offer within thirty days of its receipt and before suit has been commenced. The complete text of these sections of the Utah Uniform Securities Act is set forth in Annex B attached to this prospectus.


PROCEDURES GOVERNING THE RESCISSION OFFER


     Heritage West, as underwriter, will oversee the rescission offer. If you own one or more outstanding notes, you will have 30 days from the date of this prospectus to respond to the rescission offer. The rescission offer will terminate on the earlier of Heritage West's receiving your response or 12:00 midnight, mountain standard time, on the 30th day after the date of this prospectus, unless the termination date is extended by Mountain States in writing.

     If you intend to accept the rescission offer and return your outstanding notes for cash and apply some or all of these cash proceeds toward the purchase of new notes, please mark the form attached to this prospectus as Annex A1 to indicate your preferences, and return the form, together with your outstanding notes marked "canceled" to Heritage West at the address listed below. Heritage

West will send you your new notes within 15 business days after the expiration date of the rescission offer and your outstanding notes will be deemed canceled at that time.

     If you intend to accept the rescission offer and return your outstanding notes for cash, complete and sign the form that is attached as Annex A1, and return the form to Heritage West, together with your outstanding notes marked "canceled." You may return the form and the outstanding notes to Heritage West either in person or by mail at the following address: Heritage West Securities, Inc., Attention: Paul F. Arutt, 3550 North Central Avenue, Suite 1800, Phoenix, Arizona 85012.

     Heritage West will direct Mountain States to send to you your cash payment within 15 business days after the expiration of the rescission offer date and your outstanding notes will be deemed canceled at that time.

     If you intend to reject the rescission offer and retain your outstanding notes, please mark the form that is attached to this prospectus as Annex A1 to indicate your rejection of the rescission offer and return it to Heritage West. You need do nothing further. However, Mountain States intends to repay any remaining outstanding notes shortly after the rescission offer is completed as funds are available. If you do not respond to this rescission offer by returning your completed election form before the expiration date, you will be deemed to have rejected the rescission offer.


     If you want to return your election form in person, you must do so by the close of business on the expiration date of the rescission offer. If you intend to notify Mountain States through Heritage West on or within five days before the expiration date of the rescission offer, Heritage West recommends that you use registered mail, return receipt requested.


     Mountain States does not intend to extend the expiration date of the rescission offer for any responses that Mountain States finds deficient. Heritage West will mail notice of any deficiencies to the eligible holder's last known address within five business days after Heritage West receives a deficient response. If the holder does not correct a deficient response within 30 days from the date of this prospectus, Mountain States may not purchase the outstanding notes from that holder in connection with this rescission offer.


     PLEASE NOTE: YOUR RESPONSE WILL BE DEEMED TO BE EFFECTIVE UPON RECEIPT IF YOU DELIVER IT TO HERITAGE WEST IN PERSON, OR AS OF THE DATE POSTMARKED IF YOU RETURN IT BY MAIL. TO BE EFFECTIVE, YOUR RESPONSE MUST BE EITHER DELIVERED OR POSTMARKED BY THE EXPIRATION DATE. HERITAGE WEST WILL ACCEPT YOUR ELECTION UPON RECEIPT, IF IT IS NOT DEFICIENT, AND ONCE ACCEPTED, YOU CANNOT WITHDRAW OR CHANGE YOUR ELECTION.


     Mountain States has not retained nor does it intend to retain any person to make solicitations or recommendations to eligible security holders in connection with this rescission offer, except that Heritage West will receive a $25,000 fee for administering the rescission offer. This fee will be waived if Heritage West earns more than $25,000 in commissions from the sale of new notes that are sold to holders of outstanding notes, on which Heritage West will be paid 1.5% annually of the face amount of such new notes. Neither Mountain States nor its officers and directors may make any recommendations to any eligible security holder with respect to the rescission offer. Each eligible security holder must make his or her own decision as to whether to accept or reject the rescission offer.


FUNDING THE RESCISSION OFFER


     Mountain States does not have liquid assets sufficient to pay the approximately $2,600,000 in cash that Mountain States would need to pay if the rescission offer were accepted by all of the holders of the outstanding notes. Mountain States expects to fund the rescission offer through the sale of new notes. However, if Mountain States cannot sell more than the $2,200,000 minimum amount of new notes, it likely will have to liquidate some or all of its assets to fund the rescission offer. Because Mountain States has no way of predicting the number of holders who will accept the rescission offer or what amount of outstanding notes will be tendered under this rescission offer, Mountain States cannot provide you with a realistic description of the effect that the rescission offer will have on the financial condition of Mountain States. Mountain States is offering the new notes both to fund the rescission offer and to provide capital for its business operations.

USE OF PROCEEDS


     Mountain States expects to receive a minimum of approximately $2,134,000 and a maximum of approximately $9,700,000 in net proceeds from the offering of new notes. Based on past turnover rates experienced by Mountain States and due to similarities, specifically interest rate and term, between the outstanding notes and the new notes, management expects holders of at least 70% of the principal amount of the outstanding notes will accept the rescission offer and apply the cash proceeds toward the purchase of new notes. Therefore, in order to be conservative, Mountain States set the minimum for this offering at $2,200,000 or $400,000 less than the amount of outstanding notes subject to the rescission offer. If holders of more than $2,200,000 of outstanding notes accept the rescission offer and do not apply their cash proceeds to new notes, Mountain States will scale back its operations if it does not raise enough capital through the sale of new notes. The outstanding notes vary in interest rate from approximately 11% to 24% annually and mature nine months from the date of issuance. Mountain States will pay maximum commissions of $66,000 and $300,000, respectively, if the minimum and maximum amounts are raised in this offering. Additional costs, such as legal, accounting, and printing costs associated with the offering are estimated to be $200,000. Mountain States has already paid almost all of these additional costs, so they have not been factored into the minimum, midpoint, or maximum amounts discussed in this section or corresponding chart. Without taking the rescission offer and new notes offering into account, management believes Mountain States has adequate operating capital to maintain its operations for the next year, and expects this to remain accurate so long as the minimum amount of the new notes offering is obtained. The uses to which Mountain States will put the proceeds will vary depending on the amount of capital raised. Management will use the proceeds of this offering of new notes in any manner they conclude is in the best interests of Mountain States. Funds received in connection with this offering have been prioritized by Mountain States as follows:

     * FUNDING THE RESCISSION OFFER. Mountain States expects to utilize all net proceeds available from the minimum amount to fund the rescission offer.

     * REDEMPTION OF ALL OUTSTANDING NOTES. Mountain States intends to repay all outstanding notes, not redeemed in the rescission offer with proceeds of the offering, as funds become available.

     * EXPAND DEALER FUNDING AND FLOOR PLANNING OPPORTUNITIES. Once the rescission offer is completed and all outstanding notes have been redeemed, Mountain States intends to expand its floor plan operations in Arizona. Proceeds up to the midpoint will be used to provide floor planning to Arizona market dealers utilizing both the Mountain States Program and the SourceOne Program. As funds become available, up to the maximum amount, Mountain States will continue to expand operations in Arizona, focusing primarily on the SourceOne Program.

     * EXPAND MOUNTAIN STATES' BUSINESS INTO OTHER MARKETS, INITIALLY BY INTRODUCING AND SUPPORTING THE SOURCEONE PRODUCT IN THE HOUSTON, TEXAS MARKET. Up to the midpoint, Mountain States will use the proceeds of the offering to begin floor plan lending in Houston using exclusively the SourceOne Program. As additional funds are raised, up to the maximum, Mountain States will continue ongoing growth in Houston and may continue expansion to additional markets.

     * GROW MOUNTAIN STATES' INFRASTRUCTURE TO PROVIDE SUPPORT AND CONTROLS FOR THIS EXPANSION. The addition of management and support staff will be necessary to continue Mountain States' growth. A small amount of the proceeds of the new notes offering has been allocated, both up to the midpoint and the maximum, for this expenditure, although management expects most of these infrastructure costs to be paid out of future operating revenues.

     The following table summarizes Mountain States' current intentions with respect to use of proceeds from the offering of new notes at minimum, estimated midpoint, and maximum levels of capital raised in the offering. All amounts set forth in the following table are approximate.

                                       Minimum Net   Midpoint Net   Maximum Net
                                        Proceeds       Proceeds       Proceeds
                                        --------       --------       --------
Category of Expenditure                $2,134,000     $5,917,000     $9,700,000

Payment of cash in connection with
rescission offer and retirement of
all outstanding notes.                 $2,134,000     $2,600,000     $2,600,000

Additional Mountain States Program
floor plan financing provided to
Arizona market dealers.                        $0      $ 500,000      $ 750,000

Additional SourceOne Program floor
plan financing provided to Arizona
market dealers.                                $0     $1,500,000     $3,000,000

Capital provided for company
infrastructure and controls;
development and marketing programs;
geographic expansion.                          $0      $ 117,000      $ 350,000

SourceOne Program floor plan
financing provided to Houston
market dealers.                                $0     $1,200,000     $3,000,000


TOTAL                                  $2,134,000     $5,917,000     $9,700,000

                             SELECTED FINANCIAL DATA


     The  selected  financial  data  presented  below for the fiscal years ended
December 31, 1997, 1998 and 1999, has been derived from Mountain States' financial statements, which have been audited by Clancy and Co. P.L.L.C., independent public accountants, as well as for the periods ending March 31, 1999 and 2000, which are unaudited. This financial data does not provide all of the financial information contained in Mountain States' financial statements and related notes contained elsewhere in this prospectus. Therefore, this financial data should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition or Plan of Operation" section of this prospectus and Mountain States' financial statements and related notes included elsewhere in this prospectus.

                            10 MONTHS                                THREE MONTHS ENDED
                              ENDED      YEAR ENDED DECEMBER 31,          MARCH 31
                           DECEMBER 31,  -----------------------   -----------------------
                              1997          1998         1999         1999         2000
                            ----------   ----------   ----------   ----------   ----------
                                                                                (Unaudited)
INCOME STATEMENT DATA:

Total Income                $  213,320   $  907,182   $1,172,968   $  261,081   $  295,020
Cost of Financing               35,791      343,411      514,863      116,161      129,720
Net Financing Income           177,529      563,771      658,105      144,920      165,300

Total General and
  Administrative Expenses       67,298      452,680      608,951      120,978      240,400

Operating Income (Loss)        110,231      111,091       49,154       23,942      (75,100)

Net Income (Loss)              110,231      109,708       50,188       23,942      (77,141)


BALANCE SHEET DATA:                               DECEMBER 31,
                                      ------------------------------------   MARCH 31, 2000
                                         1997         1998         1999        (UNAUDITED)
                                      ----------   ----------   ----------     ----------
Accounts Receivable, net of           $  448,487   $1,369,141   $1,925,665     $1,636,022
  Allowance for Doubtful Accounts
  of $0, $25,102 $25,102, and
  $25,102 at December 31, 1997,
  1998 and 1999, and March 31, 2000

TOTAL ASSETS                             561,666    1,735,635    3,301,014      3,406,936

Total Current Liabilities                450,435    1,554,507    2,072,679      2,905,398
                                      ----------   ----------   ----------     ----------
Total Liabilities                        450,435    1,576,013    2,718,961      2,920,434

Total Stockholder's Equity               111,231      159,622      582,053        486,502

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     THE FOLLOWING DISCUSSION AND ANALYSIS OF MOUNTAIN STATES' FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS.


GENERAL


     Mountain States was incorporated in the State of Arizona on March 13, 1997. Mountain States is in the business of providing short-term inventory financing to independent automobile dealers. Such financing enables the dealers the ability to offer a greater selection of vehicles to their customers, increasing their turnover and profit opportunities. In the industry, this type of financing is referred to as "flooring" or "floor planning." Floor planning provides the automobile dealer the ability to expand its existing inventory, thus enabling the dealer to improve sales and income. When a pre-qualified automobile dealer wishes to purchase a vehicle for resale, that dealer may obtain a loan from Mountain States for a short term, normally from one to thirty days, for a fee. During the duration of the loan, Mountain States holds the title to the vehicle as collateral. Upon settlement of the loan, the vehicle title reverts back to the dealer. Mountain States reduces its lending risk by performing frequent inventory audits to ensure that the vehicles being financed have not been sold, as well as verifying the title that Mountain States holds as being the valid title to the vehicle being financed.

     Currently, Mountain States is conducting all of its floor planning activities within the State of Arizona. As additional funding is obtained through the offering of new notes, Mountain States intends to expand its operations into the states of Texas, Colorado, and Nevada. Mountain States is in the process of developing procedures, addressing personnel issues, and assessing the working capital needs that will be crucial to the success of these additional locations.


     Over the past three years, Mountain States has seen its floor plan loan volume increase every year. For the year ended December 31, 1997, the year of inception, Mountain States originated $2,920,649 in new floor plan loans for the year, which equated to an average of approximately $486,774 per month in new floor plan loans. In 1998, Mountain States increased its loan volume $16,131,515, from $2,920,649 to $19,052,164. In 1998 the monthly average for new floor plan loans was approximately $1,587,680. One of the factors to consider when comparing this substantial increase in 1998 from 1997 is the fact that 1997 was the year of inception and few loans were originated prior to the beginning of July of that year. The increase for 1999 over 1998 was $3,143,263 to $22,195,427, averaging approximately $1,849,618 per month in new floor plan loans. Floor plan loan volume serves as a key indicator to Mountain States' management as to the need for its financial services in the automotive marketplace.

     Mountain States generates its income primarily from the finance fees it charges to its customers on floor plan loans. Due to the short-term nature of floor plan loans, established industry pricing standards, and the characteristics of the credits involved, Mountain States is able to charge finance fees that are significantly above the prime lending rate. In July 1999, Mountain States developed and began offering a new floor plan program, which in many cases is less expensive to the dealer than Mountain States' original program. This new program, SourceOne, is tailored toward a more institutionalized form of floor plan lending, representing lower risk loans with marketability to a broader dealer market.


     Mountain States' largest expense is its cost of financing, which primarily represents interest paid on funds borrowed to underwrite its floor plan financing operations. These loans to Mountain States were in the form of promissory notes issued by Mountain States. Interest rates on these promissory notes have varied from 10% annually to almost 32% annually. Mountain States has experienced a decline in the average interest rate paid to lenders since inception, March 13, 1997. Average rates paid were 22.44%, 27.96%, and 31.92% for the periods ended 1999, 1998, and 1997, respectively. Upon completion of this offering of new notes, the average interest rate being paid by Mountain States to its investors will decline to approximately 18% per year, or 1.5% per month. Management believes that this decline in the interest rate being paid by Mountain States will improve its margins and, correspondingly, its net income in future periods.

     Mountain States' general and administrative expenses consist mainly of wages incurred to build the infrastructure of personnel that management deems necessary to support Mountain States as it progresses into its next growth phase. Other significant general and administrative expenses include professional service fees, such as legal fees and outside accounting.


     Mountain States is in the early stage of operations and, as a result, the relationship between total income, cost of financing, and operating expenses reflected in the financial information included in this prospectus may not represent future financial relationships. Management does not believe period-to-period comparisons of results of operations are meaningful at this time Mountain States' current stage of operations and relatively short operating history. Specifically, net financing income for the ten-month period ended December 31, 1997 included only 10 months of operations, compared to 12 months for 1998. Additionally, 1999 net financing income includes approximately six months of income from our new division, SourceOne, which contributed approximately $54,000. Mountain States is anticipating growth of Mountain States' operations in the near future, and is almost finished developing an infrastructure to support that growth. Management believes many of its current general and administrative costs will stabilize now that a majority of the infrastructure is in place. Therefore, Mountain States is expecting larger overall margins and net income due to an increase in total income and floor plan loan volume and this stabilization of general and administrative expenses.


RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2000 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1999

     Total income increased 13%, or $33,939, from $261,081 for the three months ended March 31, 1999, to $295,020 for the three months ended March 31, 2000. The increase was primarily due to the implementation of its floor planning division, SourceOne, which began limited operations in July 1999. SourceOne contributed approximately $33,500, or 11%, to total income for the three months ended March 31, 2000. Management expects SourceOne to contribute a higher share of total income in future periods due primarily to the generally higher quality clients who utilize the program and the larger number of such potential clients.


     Costs of financing increased $13,559, or 12%, from $116,161 for the three months ended March 31, 1999, to $129,720 for the three months ended March 31, 2000. Gross margin was 56% for both the three months ended March 31, 2000 and the three months ended March 31, 1999. Mountain States expects its future gross margins will improve due to a decline in the cost of capital. However, Mountain States' cost of financing in the future will depend on availability of funding and prevailing interest rates over both of which Mountain States has no control.


     General and administrative expenses for the three months ended March 31, 2000 were $240,400 versus $120,978 for the three months ended March 31, 1999, which is a net increase of $119,422, or 99%. The increase is primarily attributable to costs incurred in connection with this offering such as legal, accounting, and investment banking fees of approximately $107,000. Mountain States anticipates expenditures related to this offering to continue in future periods, although at much less significant rate.

     During the three months ended March 31, 2000, Mountain States' paid dividends on its Series A preferred stock in the amount of $18,409. The preferred dividends are paid monthly at the rate of 18% per annum through December 31, 2002. All dividend payments are current.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO THE YEAR ENDED DECEMBER 31, 1999

     Total income increased from $907,182 for the year ended December 31, 1998, to $1,172,962 for the year ended December 31, 1999, an increase of $265,786, or 29%. This significant improvement was primarily due to the increase in the number of floor plan loans generated, as a result of an increase in available cash reserves, and the implementation of its floor planning division, SourceOne, which began limited operations in July 1999, contributing $53,902 in total income.

     Cost of financing was $514,863 in 1999, up from $343,411 in 1998, an increase of $171,452, or 50%. As a percentage of total income, the cost of financing increased from 38% in 1998 to 44% in 1999. Although the average interest rate paid by Mountain States decreased from 1998 to 1999, the cost of financing as a percentage of total income increased due to the increase in the outstanding borrowings by Mountain States. Specifically, Mountain States paid interest to maintain higher cash reserves by increasing the balance of its outstanding promissory notes payable. The notes were issued on more favorable loan terms from Mountain States, including lower interest rates. Promissory notes payable at December 31, 1999 increased approximately $1,100,000 from December 31, 1998. Therefore, although the average interest rate on outstanding notes decreased, the total cost of financing increased due to the higher balance of loans outstanding. Cost of financing in the future will depend on availability of funding and prevailing interest rates, over both of which Mountain States has no control. Mountain States has been retiring promissory notes with higher coupon rates and replacing them with lower interest rate outstanding notes. The average interest rate paid by Mountain States dropped for a third consecutive year from 31.92% in 1997, to 27.96% in 1998, and 22.44% in 1999.


     Net financing income increased $94,334 from $563,771 in 1998 to $658,105 in 1999, or 17%. This is primarily due to Mountain States:

     *    increasing its pool of available funds during the year;

     *    making more absolute loans;

     *    experiencing a decline in its cost of capital; and

     *    achieving better operational efficiency.

     General and administrative expenses increased to $608,951 from $452,680 in 1998, an increase of $156,271, or 35%, in 1999. The increase was directly related to additional salary and operating expenses incurred to develop the corporate infrastructure necessary to support increased floor plan loan volume. Additionally, legal and accounting fees increased approximately $40,000, primarily incurred in connection with this offering.


     In addition to the factors described above, Mountain States paid an administrative fine to the State of Texas in the amount of $30,000 for the alleged marketing of unregistered securities. Additionally, Mountain States was unable to enjoy the benefits of its advertising and marketing program, as it ceased accepting new investor funds after regulatory concerns were expressed, even though it had incurred the marketing expenditures. Overall, net income decreased to $50,188 in 1999 from $109,708 in 1998, a negative change of $59,520, or 55%.


     Mountain States' future funding requirements will depend on numerous factors. These factors include, but are not limited to, Mountain States' ability to profitably operate its business, to penetrate and successfully obtain working capital funds from investors, to compete against other, better capitalized corporations who offer alternative or similar options in this industry, and to attract and retain qualified management personnel.

PERIOD FROM MARCH 13, 1997, DATE OF INCEPTION, TO DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1998

     As 1997 was Mountain States' initial year of operations, a considerable portion of management's time and effort was directed toward the development of its business plan, establishment of procedures and documentation, and raising capital. Total income increased $693,862, or 325%, to $907,182 for 1998, up from $213,320 in 1997. This significant increase was primarily due to the increase in floor plan loans made by Mountain States to its customers, facilitated by its increased borrowings under its initial short-term promissory notes program. In 1998, the cost of financing increased $307,619, or 859%, to $343,410 from $35,791 for 1997. The increase was a result of Mountain States' increased borrowing to fund its floor plan financing activities. As a percentage of total income, the cost of financing increased in 1998 to 38%, rising from 17% in 1997. This increase was partially due to the fact that during 1997, Mountain States derived a substantial percentage of its total income from an affiliation with an Arizona based floor plan company, Arizona Dealers Fund. Mountain States earned compensation of $79,734, 37% of its total income, originating and servicing floor plan loans on behalf of Arizona Dealers Fund. Mountain States terminated its relationship with Arizona Dealers Fund in January 1998 and received no income from them for the year.

     Mountain States paid its lenders an average interest rate of 27.96% in 1998, a reduction from 1997 when the average interest rate being paid to lenders was 31.92%. General and administrative expenses rose $385,382, or 573%, from $67,298 in 1997 to $452,680 in 1998. The increase in general and administrative expense was primarily a result of Mountain States building an infrastructure to accommodate its anticipated loan volume and total income growth. During 1998, Mountain States also had significantly higher occupancy and personnel expenses as compared to 1997. As a result of the factors described above, Mountain States' net income remained virtually flat in 1998, decreasing only $523 to $109,708 from $110,231 in 1997.

LIQUIDITY AND CAPITAL RESOURCES

CASH FLOW FOR THE THREE MONTHS ENDED MARCH 31, 2000 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 1999

     Net cash provided by operating activities for the three months ended March 31, 2000 and 1999, was $219,735 and $64,036 resulting primarily from an increase in accounts receivable floor plan loans of $289,643 and $36,241, respectively.

     Net cash used in investing activities for the three months ended March 31, 2000 and 1999, was $53,133 and $3,200, respectively, representing the purchase of fixed assets.

     Net cash provided by financing activities for the three months ended March 31, 2000 was $176,549, and is primarily attributable to advances received under Mountain States' line of credit totaling $270,000 to help fund its working capital requirements.

     Net cash provided by financing activities for the three months ended March 31, 1999 was $49,214, and is primarily attributable to net advances received under promissory notes of approximately $182,000, which is offset by an increase of approximately $88,000 in notes receivable advances.


CASH FLOW FOR THE YEAR ENDED DECEMBER 31, 1998 COMPARED TO THE YEAR ENDED DECEMBER 31, 1999


     Net cash used in operating activities for the year ended December 31, 1998, was $765,898, consisting primarily of an increase of $945,756 in accounts receivable floor plan loans. This dollar amount was offset by a decrease of $32,901 in other accounts receivable. For the year ended December 31, 1999, net cash used in operating activities was $513,140. This change was due to an increase of $556,524 in accounts receivable as well as an increase in prepaid expenses of $58,364, and was offset by an increase in accounts payable and accrued liabilities. Net cash flow used in investing activities for the years ended December 31, 1998 and 1999 was $47,553, and $75,207, respectively, and consisted of the purchase of fixed assets. Net cash provided by financing activities in 1998 was $856,114, primarily consisting of net borrowings under promissory notes of $1,104,796, and offset by advances under notes receivable of $165,967 and distributions to a stockholder of $61,317. In 1999, net cash provided by financing activities was $693,364, consisting of $1,488,049 in net borrowings under promissory notes, and offset by net repayments under line of credit of $281,250, as well as advances under notes receivable of $443,265. Cash and cash equivalents increased in 1998 by $42,663 to $122,941. During 1999, cash and cash equivalents increased from $122,941 at the beginning of the year to $227,958 at the end of the year, an increase of $105,017. In November 1999, Mountain States obtained a line of credit to finance the acquisition of a building, its current location, and subsequently paid off the line of credit with its cash reserves. Mountain States maintains the line of credit of $281,250 for working capital needs as deemed necessary.

CASH FLOW FOR THE PERIOD FROM MARCH 13, 1997, DATE OF INCEPTION, TO DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1998


     Net cash used in operating activities for the year ended December 31, 1997, was $371,157, consisting primarily of an increase in accounts receivable floor plan loans of $448,487 and an increase of $32,901 in other accounts receivable. For the year ended December 31, 1998, net cash used in operating activities was $765,898, primarily due to an increase in accounts receivable floor plan loans of $945,756, and offset by a decrease in other accounts receivable of $32,901. Net cash flows used in investing activities in 1998 was $47,553, consisting exclusively of the purchase of fixed assets. In 1997, net cash provided by financing activities was $451,435, consisting of net borrowings under promissory notes, less repayment of loans from related parties and proceeds from the issuance of common stock. Net cash provided by financing activities in 1998 was $856,114, primarily consisting of net borrowings under promissory notes of $1,104,796, and offset by advances under notes receivable of $165,967 and distributions to stockholder in the amount of $61,317. For the year ended 1997, cash and cash equivalents were $80,278, as compared to 1998 when cash and cash equivalents increased $42,663 to $122,941.

     In order to implement its marketing and sales plan, Mountain States historically acquired sufficient funds to accommodate the inventory needs of its loan customers by securing a group of short-term loans. These loans had a basic term of nine months and could be renewed by mutual agreement of Mountain States and the lender. During 1999, these loans paid to the investors an average monthly simple interest rate of approximately 1.87%, or 22.44% per year. These loans were secured by all of Mountain States' assets, including the loans to its automobile dealer customers. As of April 1, 2000, Mountain States has entered into a variety of loan agreements with individual lenders and has approximately $2,600,000 in outstanding debt to holders of the outstanding notes, and is currently paying an average of approximately 1.68% per month, or 20.16% per year, in interest on this debt. Mountain States has paid all interest payments due to its outstanding notes holders on time. The primary purpose of this offering is to offer rescission to the holders of the outstanding notes and to raise additional capital through the sale of the new notes.

MATURE OUTSTANDING NOTES

     As of May 1, 2000, Mountain States has not paid the principal of 22 outstanding mature notes, which puts Mountain States technically in default on these notes. Principal and accrued interest on the mature outstanding notes is approximately $1,042,096. Mountain States has promptly honored, and plans to continue to honor, any requests for redemption of mature outstanding notes and continues to timely pay the normal monthly interest payments on all outstanding mature notes. These outstanding notes have not been repaid because all the holders have expressed an interest in continuing their investment with Mountain States Capital despite the fact that their respective notes have become due and payable. Management expects a vast majority of these holders to replace their outstanding notes with new notes in this offering.

FINANCIAL IMPACT OF RESCISSION OFFER

     Mountain States believes the rescission offer will have a minimal financial impact on its operations. Management expects most of the outstanding notes' holders subject to the rescission offer will elect to purchase the new notes since the new notes have a similar interest rate and term as the notes they currently hold. If at least $2,600,000 of the new notes is sold the there will be no adverse impact on Mountain States. If $2,200,000 - $2,599,999 of the new notes are sold then Mountain States may be forced to contribute the funds necessary to complete the rescission offer, depending on how many outstanding notes holders elect to accept the rescission offer. Mountain States has arranged for a $500,000 short-term bridge loan in order to help ensure the completion of the rescission offer even if all the outstanding notes holders accept the rescission offer and do not elect to apply their cash proceeds to new notes. Regardless, if the minimum of $2,200,000 in new notes is not sold then Mountain States may need to seek alternative debt financing to fully fund the rescission offer. In the event alternative debt financing is not available, Mountain States will consider scaling back its operations by liquidating some floor plan loans, liquidating some of its assets, or seeking private equity investors.

     Mountain States expects to initiate legal proceedings against former counsel in order to recover the substantial costs of the rescission offer, the administrative fine assessed by the State of Texas, as well as other damages. While there can be no assurance of the outcome of such proceedings or the amount of damages ultimately awarded, Mountain States believes it incurred significant damages arising from the opinion of its former counsel, some, or all, of which may prove recoverable. Mountain States' capital resources and ability to raise funds has been limited by events preceding, as well as during, the rescission offer process.

     Upon completion of the rescission offer, Mountain States intends to diversify its fund-raising activities to eliminate its reliance on a single form of raising capital. In addition to this new notes offering, Mountain States anticipates future funding to be a combination of preferred and common stock offerings, and institutional loans or lines of credit. Management believes that this variation of debt and equity will decrease Mountain States' cost of financing, thus increasing margins and profitability. Mountain States also expects that this diversification will allow for continued growth and financial stability in future periods without relying exclusively on only one source of raising funds. Given the historical positive trend of net cash from operations, along with the high probability of increased lending margins, and assuming the success of this offering, Mountain States expects to resume its progress toward achievement of its long-term business and profitability goals.


     Mountain States has earned modest net income since inception. Management expects its expenditure and working capital requirements in the foreseeable future to increase depending on the rate of Mountain States' expansion, Mountain States' operating results, and other adjustments in its operating plan as needed in response to competition or unexpected events. Management believes that the net proceeds from this offering, together with available borrowings and Mountain States' current cash and cash equivalents, will be sufficient to meet anticipated cash needs for working capital, capital expenditures, and required debt payments for the next year. If Mountain States is unable to meet its liquidity requirements or if its liquidity requirements increase, Mountain States may require additional financing, however there can be no assurance that Mountain States will be able to access any additional funding.


YEAR 2000

     Mountain  States  experienced  no material  adverse  effects from Year 2000
related  problems.   Mountain  States  did  not  have  any  significant  capital expenditures in ensuring its operations and equipment were Year 2000 compliant.

                                    BUSINESS

OVERVIEW


     Mountain States was incorporated in the State of Arizona on March 13, 1997. Mountain States provides fee-based inventory financing for independent automobile dealers. This service is commonly known in the industry as "flooring" or "floor planning." Floor planning is desirable for independent pre-owned automobile dealers because it offers a ready, flexible, and reliable source of funds to purchase automobiles for their inventory. Mountain States' business is fee-based, so the value added to both Mountain States and their customers is dependent on the "turn," or minimizing the term of the loan made on each specific vehicle. Mountain States limits its loans to a 30-day term to insure efficient velocity of its capital.

     Mountain States currently offers two lending programs: the original floor plan program "Mountain States Program" offered to all of its dealers and the "SourceOne Program" offered to its strongest, most financially qualified dealers. The SourceOne Program started in July of 1999, with minimal capitalization and is performing as management expected. The SourceOne Program accounted for approximately 10% of Mountain States' total lending volume in 1999. The SourceOne Program fees are somewhat lower than those of the Mountain States Program, commensurate with increased credit quality. The primary difference in the two programs is the fee structure and the term of the loan. The original Mountain States Program offers loans from five to 30 days in five-day increments, with the fee for the loan fixed based on the amount of the loan and its duration. The SourceOne Program is a fixed fee for up to one month.


     Mountain States generates its income from the fees it charges to its dealer clientele. The Mountain States Program was designed to be used as a secondary source of funding to automobile dealers that had a need for short term financing to supplement their own funds or other floor plan credit lines. The dealer determines the term of the loan when it is originated, from five to 30 days in five-day intervals. All fees are preset and range from $11 to almost $1000 per term, depending upon the amount and length of the loan. Conversely, the SourceOne program is a set fee of $100 per loan for up to one month, with the variable being, the larger the loan amount, the shorter the term. The SourceOne flat fee pricing is attractive to dealers because of its low cost and the ease of knowing what the floor plan cost is going to be, without having to refer to a fee schedule or calculate interest rates. Both the Mountain States and SourceOne Program floor plan loans have "due on sale" clauses in the event the automobile is sold prior to the scheduled maturity date. If a vehicle is sold prior to the maturity date, the loan must be paid off immediately and there is no prorating or discounting of the fees.

     Mountain States diversifies its floor plan loan portfolio and reduces its lending risk by limiting one dealer from accounting for too large a percentage of the overall floor plan loan portfolio. Although Mountain States does not maintain an exact internal limit on single dealer lending, management closely monitors each dealer's outstanding loans and takes action to keep them in line with the dealer's borrowing capabilities. At March 31, 2000, Mountain States had no single customer that accounted for more than 8% of Mountain States' total revenue, and the average outstanding loan amount per dealer was approximately 2.9% of Mountain States' floor plan loan portfolio..


     Mountain States is presently concentrating its activities exclusively in Phoenix, Arizona. Following completion of this offering, Mountain States intends to expand its business into Texas, Colorado, and Nevada, with Houston scheduled to be the initial expansion market. Management expects the Texas expansion to commence along with the continued growth in the Arizona market.


     Mountain States currently has four shareholders, and a two-member board of directors comprised of Messrs. Chad and Kim Collins.

INDUSTRY


     The market for floor plan financing has been extremely active during the past three years and continues to grow with the population expansion in the State of Arizona. Of the approximate 2,386 licensed independent automobile dealers that are on record at the Arizona Department of Motor Vehicles, Mountain States has compiled a list of approximately 1,700 dealers that it believes fit the criteria as potential dealer clients. Currently, Mountain States has over 60 qualified independent dealer clients in Arizona, with an average monthly loan volume of approximately $1.8 million a month. Management believes Mountain States will be able to increase its dealer clients to a total of 200 in the State of Arizona, and based on current and historic loan volume, Mountain States expects to increase its average loan volume to $6 to $7 million per month. Mountain States is also conducting dealer research in Houston, Texas. A list obtained from the State of Texas Department of Transportation lists 17,776 licensed independent automobile dealers in the State of Texas. Mountain States has identified 2,138 potential qualified dealer clients in the immediate Houston metropolitan area. Mountain States believes there are a sufficient number of potential dealer clients to maintain loan volumes similar to the Phoenix market.

     Mountain States is currently in good standing with Arizona's Office of the Corporation Commission, and has filed all affidavits and annual reports and paid all filing fees. On June 5, 2000 the State of Texas issued Mountain States a "Certificate of Authority" to transact business in Texas, charter number
00132974-06. To management's knowledge, the State of Arizona, Maricopa County and City of Phoenix do not require Mountain States to have any specific license. Mountain States holds this belief after consulting with regulatory officials. However, Mountain States is licensed as a Sales Finance Company by the Arizona State Banking Department. The license number is 0902879. Mountain States also holds a wholesale motor vehicle dealer license and is bonded in the State of Arizona. Mountain States is currently in compliance will all rules and regulations applicable to their licenses, and Mountain States is not aware of any new or proposed rules or regulations pertaining to these licenses.


OPERATIONS


     Mountain States' business involves providing the required financing for the acquisition of automobile inventory to independent pre-owned automobile dealers. For a dealer to be eligible for a credit line with Mountain States, he or she must be licensed and bonded by a state motor vehicle division, maintain a good reputation in the industry, and be financially stable enough to pay the principal and fees as they become due. Mountain States performs UCC-1 financing statement searches to determine if there are other creditors or if the dealer has credit lines with any other floor plan companies. Mountain States uses this information to determine whether the dealer should be offered a Mountain States or SourceOne Program credit line. The shorter terms and higher fees associated with the Mountain States Program makes it easier to qualify for than the SourceOne Program. The dealer's personal and business assets also contribute as to under which program the dealer may obtain a credit line. In addition to the initial approval process, Mountain States uses its experience with a dealer to determine which program most benefits the dealer and Mountain States.

     When a pre-qualified automobile dealer wishes to purchase an automobile for resale, that dealer may obtain from Mountain States a short term loan, normally from one to 30 days, for a fee. This is accomplished using a security agreement that establishes the terms and conditions of the loans from Mountain States to the dealer and a dealer promissory note with terms of repayment of the loan. For the duration of the loan, Mountain States holds the automobile's title, which is attached to the dealer's promissory note. Upon settlement of the loan, the title reverts back to the dealer. The number and amount of loans outstanding with each dealer is determined by Mountain States' lending policy, assessment, and experience with that dealer.


     The first step in Mountain States providing floor plan financing to independent pre-owned automobile dealers involves forecasting the needs of the local automobile dealer market. This is accomplished by monitoring the market for the volume of automobile purchases and prices, forecasting the need for independent dealer loans, and maintaining close contact with current dealer customers. Closely following the pricing trends in local auto auctions keeps Mountain States informed as to which makes and models are likely to sell quickly, and which vehicles maintain the best spreads between wholesale and retail pricing.

     Consistency in conducting normal day-to-day operations is also a key to the success in the floor planning business. These operations include:

     *    assessing the individual dealer's needs for inventory loans,

     *    establishing a security agreement with each qualified dealer,

     * maintaining contact with dealers so that Mountain States is ready to act when funds are needed,

     *    providing loans when the dealer is ready to purchase, and

     * contacting dealers frequently to determine the status of inventory and outstanding loans.

     Loan extensions and adjustments are provided when required and the loan is collected promptly when the inventory is sold or the loan comes due.


     Mountain States' management also evaluates its outstanding loans on a regular basis and monitors its accounts diligently. This evaluation process includes the continuous monitoring of all current dealer loans and evaluating performance as well as loan status. Management maintains records of current transactions and dealer performance, and monitors these categories regularly. There is a risk that the dealers who have obtained short-term loans from Mountain States may not satisfy their outstanding loans, however, Mountain States' policies and practices have contributed to a consistently improved collection record to date. From inception through March 31, 2000, Mountain States has originated, serviced and collected approximately 13,000 floor plan loans. During this same period, Mountain States has written off approximately $50,180 in uncollectible debt, originating from one floor plan loan.

     Upon default by a dealer, Mountain States takes all steps necessary to recover its capital by taking possession and liquidating the automobile, or by pursuing its optional remedies against the dealer as described in the security agreement with the dealer. However, if these collection efforts are unsuccessful with a material amount of floor plan loans, this may materially adversely impact Mountain States' ability to meet its obligations under the outstanding notes and new notes.

     Mountain States reduces its lending risk by holding clear titles to all automobiles against which it lends, regularly monitoring its customer's inventory, and verifying the validity of the title to the automobile. Mountain States carefully screens all prospective dealers when pre-qualifying them for floor plan financing by performing UCC financing statement searches, verification of dealers' licenses and verification of dealers' bonds. Mountain States also monitors each dealer's reputation in the automotive marketplace, adjusting loan terms and conditions, if required, and terminating transactions with dealers that appear to pose an unacceptable level of risk.

     Despite these precautions, between the time Mountain States provides financing to its customer for an automobile, and the time Mountain States receives payment at the close of the sale of the automobile, there is a risk that the automobile will be damaged or stolen. Although Mountain States requires that its customers maintain insurance against those risks, repayment could be delayed or prevented.


MARKETING

     Marketing strategies implemented by Mountain States include compiling lists of independent dealers with whom management has had previous experience, surveying all prospective dealers in Arizona, and communicating Mountain States' ability to perform to the prospective dealers by implementing a successful sales approach and conducting intensive customer service. Mountain States services higher volume, more established independent pre-owned automobile dealers through its division, SourceOne. SourceOne enables Mountain States to attract the business of these dealers by providing the dealers with lower cost financing.

COMPETITION

     Various short-term, specialized financing arrangements are available to dealers. Mountain States' primary competition in the floor-planning industry comes from Automotive Financial Corporation and Manheim Auto Auction, both of which are large, established financiers. Unlike Mountain States, both Automotive Financial Corporation and Manheim Auto Auction place restrictions on their financing by requiring the dealers to purchase their automobile inventory mainly at automobile auctions. Mountain States, conversely, places no such restrictions on the dealers, thereby giving the dealers greater flexibility and a reliable source of funds to purchase automobiles for their inventory from alternative sources. Both of Mountain States' main competitors have more customers, greater name recognition, and significantly greater resources than Mountain States. Competition could materially and adversely affect Mountain States' revenues and profitability through pricing pressure and loss of sales.



EMPLOYEES

     As of May 1, 2000, Mountain States had 6 employees, all of whom work full time. None of Mountain States' employees are represented by a union. Management believes Mountain States' relationship with its employees is good.

LEGAL PROCEEDINGS


     Mountain States presently is prosecuting several claims for the collection of outstanding accounts receivable. On April 7, 1998, Mountain States filed a claim in the amount of $101,073.19 against the Estate of David Graham through the bankruptcy District Court in Arizona, case number 98-11974-PHX-RTB. Mountain States believes that the only valuable asset of the estate is a preferential transfer to an insider creditor. However, despite multiple requests by Mountain States, the Chapter 7 trustee has taken no action to recover those preferential payments. In addition, on January 13, 1999, Mountain States obtained a judgment against Mr. Graham for $67,294, plus annual interest at the rate of 10 percent and attorneys' fees. The Bankruptcy Court determined the judgment was nondischargeable pursuant to 11 U.S.C. Section 523(a)(2), (4) and (6). If the trustee refrains from pursuing recovery of the preferential payments, Mountain States intends to purchase the cause of action within the next six months for approximately $2,000. Mountain States has already reflected the loss associated with this claim in its 1998 audited financial statements.


     Mountain States also filed a claim on April 9, 1999 for $150,000 against Max Haechler and Max, Inc., Maricopa County Superior Court, which is related to its claim against the Estate of David Graham. Defendants are the owners of the automobile dealership license under which Mr. Graham operated prior to filing for bankruptcy protection. Under the dealership license, the defendants remain liable for all of Mr. Graham's obligations. Although a partial settlement in the amount of approximately $60,000 was reached between Mountain States and the defendants, litigation continues as to the balance.


     On April 5, 1999 and December 20, 1999, respectively, Mountain States has also filed claims against Cars for Less, Inc. and Delbert Deel in two related proceedings, namely, Maricopa Superior Court Case No. 99-5879 and Chapter 7 involuntary bankruptcy proceedings in the U.S. Bankruptcy District Court of Arizona, case number 99-14918-PHX-SSC. Through the Superior Court matter,
Mountain States obtained a judgment for $31,152.69 as part of a settlement agreement with the defendants. The defendants have defaulted under the settlement agreement and Mountain States made a demand for possession of defendants' collateral, including inventory. Mountain States is seeking to have a trustee appointed over the assets. Mountain States is the sole petitioning creditor under the bankruptcy proceeding and is secured in substantially all of defendants' assets. Mountain States expects to be the only creditor to receive a distribution.

     On August 27, 1999, Mountain States seized and liquidated all inventory belonging to Rainbow Auto Sales, consisting of approximately 50 automobiles, pursuant to a writ of replevin executed against Rainbow and its co-defendant, Alexander Ray Soza. Because Rainbow has failed to file an answer to the complaint, Mountain States intends to seek a default judgment in the amount of $110,000. Defendant Soza has evaded service of process and Mountain States is considering requesting the court to permit it to serve Mr. Soza by publication.

     On December 21, 1999, Mountain States also filed a quiet title action against an interest owned by Ralph Davis in a cement truck, Maricopa Superior Court Case No. 99-22818. The defendant is a competing creditor of Mountain States who wrongfully took possession of the truck valued at $10,000. Defendant was served with the complaint and on March 30, 2000, the case was dismissed by stipulation.

     In addition to the legal proceedings described above, Mountain States works with several of its debtors, who are unable to pay their outstanding debts to Mountain States, by modifying payment schedules, interest rates and terms. Typically, these workouts involve encumbering additional collateral in order to give Mountain States a stronger position in the event of insolvency. For example, Mountain States' most significant pending workout is for the amount of $75,000 with three debtors, namely, Chad Walker, the license holder, Jacob Hood, the dealer, and Parkway Motors, the dealership. The defendants have surrendered real property valued at $34,000 in partial satisfaction of their outstanding liabilities and intend to provide additional payments to Mountain States. If they fail to make the additional payments, Mountain States will pursue litigation against them for the remaining outstanding balance.


     Mountain States paid a $30,000 fine to the State of Texas on January 21, 2000. The State of Texas levied the fine against Mountain States for allegedly offering for sale and selling securities through advertising ins a Texas newspaper of general circulation without registering the securities with the state. Mountain States does not admit nor deny the findings of fact and asserts that it was acting under the advice of former legal counsel. The State of Texas did not file legal proceedings against Mountain States.

     Mountain States has not been named as a defendant in any pending lawsuit, nor does it believe that the outcome of the above cases will have a negative impact on its ability to conduct its business.

FACILITIES

     Mountain States owns 6,000 square feet of recently remodeled office space located at 1407 East Thomas Road, Phoenix, Arizona 85014. This building was purchased in November 1999 for $375,000. There is a $35,000 mortgage collateralized by a deed of trust on the building. Also, the building is used as collateral for a bank credit line of $281,250. As of April 1, 2000, Mountain States has borrowed approximately $270,000 on this credit line.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


     KIM COLLINS. CHIEF EXECUTIVE OFFICER, DIRECTOR. AGE 51. Mr. Collins has served as a director since 1997, as a Vice President from 1997 to 1999, and a Chief Executive Officer since January 2000. Mr. Collins has 12 years' wholesale and retail experience in the automotive industry, including marketing, finance, and sales. He owned a retail dealership from 1988 to 1992 in Colorado, which had retail sales of approximately 60 automobiles per month and 40 wholesale automobiles per month. The dealership employed 18 individuals, including mechanics, sales staff, accountants, and collectors, who handled retail sales and servicing of an in-house portfolio of consumer loans in excess of $1.25 million. These loans were originated and serviced for a period of 30 to 180 days before being marketed into secondary financial markets. Representing Dealer Fund, Inc. from 1993 through 1994, Mr. Collins developed the current floor plan financing approach now being used by Mountain States, including rate structure, procedures, documentation, marketing strategy, continued dealer relations, origination and repayment, accounting and accounting controls, and field operations. This approach helped make Dealer Fund successful in servicing 38 independent automobile dealers throughout Colorado. In February 1995, Mr. Collins moved to Phoenix to start a similar floor plan financing operation in Arizona for National Dealer Financial Services, LLC, and for two-and-a-half years had total responsibility for all facets of National Dealer Financial Services operations, including dealer marketing, funding of loans, repayment of loans, inventory control and establishment of credit lines. In 1997, Mr. Collins elected to direct his attention to Mountain States. Mr. Collins is the father of Chad Collins.

     CHAD COLLINS. PRESIDENT, SECRETARY, TREASURER, DIRECTOR. AGE 29. Mr. Collins has served as Secretary, Treasurer and Director of Mountain States since March 1997. Mr. Collins became President of Mountain States in September 1998. Mr. Collins has eight years' experience in the automotive industry. From April 1996 to April 1997, Mr. Collins was a Finance Representative with National Dealer Financial Services, a Phoenix, Arizona, dealer floor plan company. In this position, he pre-qualified dealers, originated and serviced loans in excess of $700,000 per month and gained the floor-planning experience he now uses with Mountain States. Mr. Collins spent one-and-a-half years, from September 1993 to February 1995, as an independent automobile wholesaler with Sherman Used Cars in Denver, Colorado. As a wholesaler, he used floor-planning to finance his inventory. Mr. Collins also spent three years in retail sales and management with Colony Auto in Lakewood, Colorado from August 1989 to August 1992. In that position, Mr. Collins pre-qualified retail buyers, arranged financing, and supervised a sales staff of three. Mr. Collins is the son of Kim Collins.


     Mountain States' success depends largely on the efforts of Chad Collins, President and Director, and Kim Collins, Chief Executive Officer and Director. Mountain States believes its relationships with these individuals are good. However, Mountain States cannot ensure that the services of these individuals will continue to be available to it in the future. If Mountain States loses either of these individuals and cannot find adequate replacements, there could be a material adverse effect on its business, financial condition and results of operations.


     During the 1980s, Kim Collins was involved in two unsuccessful business ventures, one of which was real estate oriented and resulted in a judgment lien of approximately $170,000 against Mr. Collins. Although this lien has not been paid, it has expired. The other was a state tax lien of $1,585, which has been paid. Neither of these liens are debts or obligations of Mountain States.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Mountain States pursuant to provisions in Mountain States' articles of incorporation and bylaws, or otherwise, Mountain States has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

EXECUTIVE COMPENSATION

     The following table provides summary information concerning compensation paid to Mountain States' Chief Executive Officer and President. No other executive officer who was serving as an executive officer on December 31, 1999, had an aggregate annual salary and bonus exceeding $100,000 for the fiscal year ended December 31, 1999.

SUMMARY COMPENSATION TABLE

                                                                      Long-Term Compensation
                                     Annual Compensation                      Awards
                               --------------------------------    ----------------------------
                                                                    Securities
Name and                                           Other Annual     Underlying       All Other
Principal Position    Year     Salary     Bonus    Compensation    Options/SARs    Compensation
------------------    ----     ------     -----    ------------    ------------    ------------
Kim Collins           1999    $104,228      __          __              __              __
Chief Executive       1998    $104,083      __          __              __              __
Officer

Chad Collins          1999    $ 89,733      __          __              __              __
President             1998    $ 86,547      __          __              __              __

(1) In 1997, Kim Collins received $23,600 in compensation as a consultant to Mountain States.
(2) In 1997, Chad Collins received $23,600 in compensation as a consultant to Mountain States.


OPTION/SAR/LTIP GRANTS IN LAST FISCAL YEAR


     No executive officer named in the Summary Compensation Table received stock option grants, stock appreciation rights or long term incentive plans during the fiscal year ended December 31, 1999.

FISCAL YEAR-END OPTION VALUES

     No executive officer named in the Summary Compensation Table had options outstanding as of December 31, 1999, nor exercised any options during the fiscal year ended December 31, 1999.

EMPLOYMENT AND CONSULTING AGREEMENTS

     Mountain States engaged Arizona Chamber Info., Inc. in May 1999, to provide business consulting services to Mountain States. As part of its consulting efforts, Arizona Chamber Info established telephone appointments for sales units, coordinated focus groups, targeted subgroup lists for ongoing lead generation as sales units increased, provided targeted mailings, and created custom databases. On January 13, 2000, Mountain States and Arizona Chamber Info terminated their consulting agreement. Mountain States paid $21,000 to Arizona Chamber Info during the term of this agreement.

     In May 1999, Mountain States entered into a consulting agreement with a financial consultant, Lex Byers, d.b.a. Xel Marketing Intelligence. Mr. Byers performed fund-raising activities for Mountain States that were designed to facilitate investor and lender relations and establish fund development. On January 12, 2000, Mountain States and Mr. Byers terminated this consulting agreement. Mountain States paid $29,167 to Xel Marketing during the term of this agreement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     Chad Collins received advances from Mountain States totalling $31,000. This is a 10% interest bearing loan that is payable on demand, with a balance due of $33,021.37. During 1998, Kim Collins received advances from Mountain States totalling $14,107. This is a 10% interest bearing loan that is payable on demand, with a balance due of $13,325.33. Mountain States has not made any other loans to Chad or Kim Collins. Because Chad Collins and Kim Collins were the only board members of Mountain States at the time these loans were made, no independent directors approved these loans.

     All future affiliated transactions will be made or entered into on terms that are no less favorable to Mountain States than those that can be obtained from any unaffiliated third party. A majority of the independent, disinterested members of Mountain States' board of directors must approve future affiliated transactions and forgiveness of loans.


     Chad Collins founded Mountain States on March 15, 1997, by initially holding the positions of Treasurer and Secretary. Thereafter, in September 1998, Chad Collins assumed the office of President for Mountain States after its President, Michael Casey, resigned in August 1998. Chad Collins has received 1,000,000 shares of common stock, valued at approximately $1,000 at time of issue, and is paid an annual salary for his services to Mountain States. In 1999, Chad Collins received $89,733 in salary, an increase of $3,186 from his 1998 earnings. He receives no bonus, options or other compensation from Mountain States.

     Mountain States distributed to Chad Collins $61,317 in 1998 and $36,847 in 1999. Due to its status as an S-corporation during those years, these distributions were made primarily for the purpose of paying income taxes on Mountain States' earnings that were attributed to Chad Collins' personal income for tax purposes under section 1361 of the U.S. Internal Revenue Code and related regulations.

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of the date of this prospectus the beneficial ownership of Mountain States' common stock and preferred stock as of May 8, 2000 by:

     *    each officer,

     *    each director, and

     * each person owning more than five percent of any class of Mountain States' voting securities.

As of the date of this prospectus, there are no other equity securities outstanding, other than the common stock and preferred stock. Chad Collins is the only shareholder who is also a director or officer of Mountain States.

Name and Address of                                    Number of
 Beneficial Owner                                       Shares       Percentage
-------------------                                    ---------     ----------
Common Stock

Chad Collins                                           1,000,000        100%
1407 East Thomas Road
Phoenix, Arizona  85014

Preferred Stock

Cledis and Patricia Weatherford                          294,829         72%(1)
14430 North 44th Street
Phoenix, Arizona  85032

Vivian Collins (2)                                        85,000         21%(1)
500 Highway #119
Longmont, Colorado  80504

Michael Casey                                             29,261          7%(1)
3541 East 99th Lane
Thornton, Colorado  80229

(1)  Percentage of outstanding preferred stock only.
(2)  Mother of Kim Collins and grandmother of Chad Collins.

                  DESCRIPTION OF SECURITIES - OUTSTANDING NOTES

GENERAL


     Each of the outstanding notes was issued using a standard form of promissory note and security agreement without coupons, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part. Each outstanding note was issued individually, and not as a part of any series. Each outstanding note was issued in an amount equal to or greater than $5,000, and all of the outstanding notes are alike except as to interest rate and maturity dates. Each of the outstanding notes, together with all other outstanding notes and all other advances or liabilities owed by Mountain States to any holder of an outstanding note, is secured by a general pledge of all assets owned or later acquired by Mountain States. Mountain States' largest assets are its accounts receivable created by its floor planning loans and related fees. Its other assets are not substantial in comparison to the current outstanding notes' balance, but include cash and its office building. The outstanding notes are governed by Arizona law.


INTEREST


     The annual rate of interest for each outstanding note was set by Mountain States as of the date each outstanding note was issued. The interest rate remains fixed through the maturity date of the outstanding note. Interest on the principal balance of an outstanding note is calculated on a simple interest basis and is payable monthly on the last day of the month unless the holder has elected to defer interest payments, in which case interest may be deferred and compounded monthly until paid. All amounts due for partial months were prorated, based on the actual number of days the outstanding note was outstanding during that month. Annual interest rates on the outstanding notes range from 11% to 24%.


MATURITY; EARLY REDEMPTION


     The maturity date of each outstanding note was set on the date of issue, generally for a term of nine months. However, the holder of any outstanding note may require prepayment by Mountain States at any time upon 90 days' written notice, and Mountain States has the right to prepay the outstanding principal, in whole or in part, without penalty at any time. All payments by Mountain States are applied first to interest, then to principal, and then to late charges, if any.


WARRANTIES


     Under the terms of the outstanding notes, Mountain States warranted to the holders of the outstanding notes that it owns the collateral, subject to similar security agreements with holders of other outstanding notes and similar obligations of Mountain States. Mountain States also warranted that it had the right to enter into the outstanding notes, that the collateral was used and would be used primarily for business purposes, and that the address specified was Mountain States' only place of business.


EVENTS OF DEFAULT; REMEDIES


     Each outstanding note specifies that the following, among others, are events of default:

     * nonpayment, when due, of any amount payable on the outstanding note or other amounts owed by Mountain States to the holder, or failure to observe or perform any term of the outstanding note,

     * if any covenant, warranty or representation under the outstanding note should prove to be untrue in any material respect,

     * if Mountain States becomes insolvent or unable to pay debts as they mature or makes an assignment for the benefit of creditors, or if any proceeding is instituted by or against Mountain States alleging that it is insolvent or unable to pay its debts as they mature,

     *    entry of any judgment against Mountain States,

     * dissolution, merger or consolidation, or transfer of a substantial part of the property of Mountain States, and

     * loss, theft, substantial damage, destruction or encumbrance of any of the collateral.


     In the event of a default, the holder of each outstanding note is given the right, at its option and without demand or notice, to declare all or any part of the obligations under the outstanding note immediately due and payable, and the right to exercise all of the rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law. Mountain States agrees in the outstanding notes to pay all costs and expenses, including reasonable attorneys' fees, in the collection of any of its obligations or the enforcement of any rights of the holder under the outstanding notes. Mountain States also agrees to make the collateral available in the event of a default to any holder in a place designated by the holder which is reasonably convenient. Until default, Mountain States is expressly authorized to retain possession of the collateral and to use it in any lawful manner not inconsistent with the outstanding notes or the conditions of any policy of insurance on the collateral.


OTHER PROVISIONS


     Mountain States agrees in each outstanding note to pay all amounts, including reasonable attorneys' fees and legal expenses paid by the holder of an outstanding note:


     * for taxes, levies, insurance or repairs or maintenance of the collateral,

     * in taking possession of, disposing of, or preserving the collateral, either before or after default.


     The outstanding notes also provide that if any legal action is instituted to enforce or interpret the outstanding notes, the prevailing party will be entitled to recover all expenses reasonably incurred at, before and after trial, on appeal, and on review, whether or not the expenses are taxable as costs.


ABSENCE OF RESTRICTIONS ON MOUNTAIN STATES INDEBTEDNESS


     There are no restrictions or limitations on the issuance of additional securities or the incurring of additional debt, including the new notes.


ABSENCE OF TRUSTEE


     There is no trustee for the outstanding notes. The owners of the outstanding notes must individually or collectively protect their own interests in the event of a default by Mountain States. Arizona law generally provides that, in the absence of an agreement to the contrary, the holder of a promissory note has the right to receive payments on the note as they become due and, upon default, to demand payment and exercise remedies to secure payment. Because each of the outstanding notes is secured by the same collateral, an action by the holder of one of the outstanding notes to obtain payment upon default by Mountain States may reduce the collateral or assets available to the holders of the other outstanding notes, or to the holders of the new notes.


TRANSFER


     The outstanding notes do not, by their terms, restrict transfers by their holders. Because the outstanding notes were issued without registration under federal and state securities law there were limitations on the ability of a holder to sell an outstanding note. However, as a result of the registration of this rescission offer, these limitations on reselling the outstanding notes have now been eliminated. Regardless, no trading markets for the outstanding notes exist, and, as a practical matter, it may be difficult or impossible for a holder to transfer an outstanding note. Mountain States does not intend to apply for quotation or listing on any securities exchange or quotation system.


                    DESCRIPTION OF SECURITIES - THE NEW NOTES


     Set forth below is a summary of various provisions of the new notes. The new notes will be issued under an indenture to be dated as of July ____, 2000, by and among Mountain States and U.S. Bank Trust National Association, as trustee. The following summaries of various provisions of the indenture are summaries only, do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the indenture. A copy of the form of indenture is available upon request.


GENERAL


     The new notes will be unsecured, general obligations of Mountain States, ranking PARI PASSU in right of payment with all other senior, unsecured obligations of Mountain States. As unsecured debts, there is no collateral associated with the new notes. The new notes will be limited in aggregate principal amount to $10 million and will be issued only in fully registered form, without coupons.

     Each of the new notes will mature 12 months from their date of issuance, and will have a $5,000 minimum face value. The new notes will bear simple interest at the rate of 18% per year, or 1.5% monthly, from the date of issuance, to the persons in whose names the new notes are registered. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months, and will be payable on the first day of the month, with any partial months paid on a prorated basis. The new notes will consist of two types: (1) monthly payment new notes, on which accrued interest will be paid on a monthly basis, and (2) accrual new notes, on which accrued interest will be compounded monthly and will earn interest until the maturity date.

     Principal, interest, and liquidated damages, if any, on the new notes will be payable, and the new notes may be presented for registration of transfer or exchange, at the office of U.S. Bank Trust in St. Paul, Minnesota, except as set forth below. At the option of Mountain States, payment of interest may be made by check mailed to the holders of the new notes at the addresses set forth upon the registry books of U.S. Bank Trust. No service charge will be made for any transfer or exchange of new notes, but the holder of new notes will pay any tax or other governmental charge payable in connection with any transfer or exchange of the new notes. Until otherwise designated by Mountain States, Mountain States' office or agency will be the office of U.S. Bank Trust presently located in St. Paul, Minnesota.


BANKRUPTCY LIMITATIONS


     Holders of the new notes will be direct creditors of Mountain States. In the event of the bankruptcy or financial difficulty of Mountain States, Mountain States' obligations may be subject to review and avoidance under state and
federal  fraudulent   transfer  laws.  Among  other  things,   Mountain  States'
obligations may be avoided if a court concludes that the obligations were incurred for less than reasonably equivalent value or fair consideration at a time when Mountain States was insolvent, was rendered insolvent, or was left with inadequate capital to conduct its business. A court would likely conclude that Mountain States did not receive reasonably equivalent value or fair consideration to the extent that the aggregate amount of its liability for its obligations exceeds the amount of additional capital it receives in the offering. The obligations of Mountain States will be limited in a manner intended to cause it not to be a fraudulent conveyance under applicable law, although no assurance can be given that a court would not give an existing creditor the benefit of the fraudulent conveyance provisions.

     If the obligations of Mountain States were avoided, holders of new notes would have no other assets to look to for payment.

OPTIONAL REDEMPTION BY HOLDERS OF NEW NOTES


     Holders of new notes have the right to require Mountain States to repurchase them on 90 days' advance written notice to U.S. Bank Trust and Mountain States. In addition, Mountain States reserves the right to exercise its optional redemption rights as set forth below.


OPTIONAL REDEMPTION BY MOUNTAIN STATES


     Mountain States will have the right to redeem any new notes at its discretion. The new notes will be redeemable for cash at the option of Mountain States, in whole, at any time prior to the new notes' maturity date, without penalty, which redemption amount shall include principal and unpaid but accrued interest, at 100% of the outstanding principal amount plus accrued interest.

     The new notes will not have the benefit of any collateral or sinking fund.

     Notice of any redemption will be sent, by first-class mail, at least five days and not more than 15 days prior to the date fixed for redemption to the holder of each new note to be redeemed to the holder's last address as then shown upon the registry books of U.S. Bank Trust National Association. On and after the date of redemption, interest will cease to accrue on the new notes called for redemption, unless Mountain States defaults in the payment.

POSSIBLE JUNIOR POSITION TO OTHER DEBT

     Under federal and state fraudulent conveyance statutes or other legal principles, the new notes might be subordinated to existing or future indebtedness of Mountain States, or might be found not to be enforceable in accordance with their terms. Accordingly, under such fraudulent conveyance statutes, if a court in a lawsuit on behalf of an unpaid creditor of Mountain States or a representative of creditors, such as a trustee in bankruptcy, held that Mountain States incurred the indebtedness represented by the new notes with actual intent to hinder, delay or defraud creditors, or received less than a reasonably equivalent value or fair consideration for any of such indebtedness or obligation, and at the time of such incurrence


     *    was insolvent,

     *    was rendered insolvent by reason of such incurrence,

     * was engaged or about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business, or

     * intended to incur, or believed that it would incur, debts, including contingent obligations, beyond its ability to pay such debts as they matured,


then the court might permit the new notes, and prior payments thereon, to be subordinated to other obligations and permit prior payments to be recovered from the Holders of the new notes, as the case may be.


     The measure of insolvency for purposes of the foregoing will vary depending upon the law of the jurisdiction that is being applied. Generally, however, Mountain States would be considered insolvent if, at the time it incurred the indebtedness, either the fair market value, or fair saleable value, of its assets was less than the amount required to pay its total debts as they mature.

             DESCRIPTION OF SECURITIES - COMMON AND PREFERRED STOCK

     The following description of Mountain States' capital stock does not purport to be complete and is subject in all respects to applicable Arizona law and to the provisions of Mountain States' amended and restated articles of incorporation.


     The authorized capital stock of Mountain States consists of 25,000,000 shares of common stock, no par value, and 1,000,000 shares of Preferred Stock, no par value. As of the date of this prospectus, 1,000,000 shares of common stock are issued and outstanding, and 409,090 shares of Series A preferred stock are issued and outstanding. There is no public trading market for Mountain States' equity securities, and Mountain States does not intend to apply to any exchange or quotation system for trading. None of the equity securities are subject to outstanding options, warrants or any other conversion rights other than the Series A preferred stock conversion rights described below.


COMMON STOCK


     Holders of common stock are entitled to receive such dividends as may be declared from time to time by the board of directors out of funds legally available for dividends. Mountain States does not anticipate paying cash dividends in the foreseeable future. In the event of liquidation, dissolution, or winding up of Mountain States, the holders of common stock are entitled to share ratably in any corporate assets remaining after payment of all debts, subject to any preferential rights of any outstanding preferred stock.

     Holders of common stock have no preemptive, conversion, or redemption rights and are not subject to further calls or assessments by Mountain States. All of the outstanding shares of common stock are, and the shares offered by Mountain States hereby will be, if issued, validly issued, fully paid and nonassessable.


PREFERRED STOCK


     The Board of Directors of Mountain States has the authority, without further action by Mountain States' stockholders, to issue from time to time up to 1,000,000 shares of preferred stock in one or more series and to fix the number of shares, designations, voting powers, preferences, optional and other special rights, and the restrictions or qualifications thereof. The rights, preferences, privileges, and restrictions or qualifications of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and other matters. The issuance of preferred stock could:

     * decrease the amount of earnings and assets available for distribution to holders of common stock;

     * adversely affect the rights and powers, including voting rights, of holders of common stock; and


     * have the effect of delaying, deferring, or preventing a change in control of Mountain States.


     As of the date of this prospectus, the Board of Directors has designated 500,000 shares of preferred stock to be Series A, of which there are 409,090 shares issued and outstanding. The holders of Series A preferred stock are entitled to receive cumulative cash dividends at the rate of 18% per year payable monthly through December 31, 2002, and thereafter are entitled to receive cumulative cash dividends at the rate of 9% per year. The holders may elect to grant Mountain States a perpetual redemption right upon notice. Series A preferred stock dividends will be paid or set apart for disbursement before any dividends are paid to or set apart for common stock holders. The Series A preferred stock shall not have a sinking fund.


     Upon liquidation, dissolution or winding up of Mountain States, Series A preferred stock holders shall be entitled to rateable distribution from Mountain States' assets prior to and in preference to any distribution rights held by common stock holders. Series A preferred stock holders may convert their shares into fully paid and non-assessable whole shares of common stock on a 10:1 basis upon prior written notice. The holders of Series A preferred stock hold no general voting rights, including the right to elect directors.

                          DESCRIPTION OF THE INDENTURE


     The following summaries describe certain provisions of the indenture not described elsewhere in this prospectus. The summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the indenture. Where particular provisions or terms used in the indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of these summaries. The indenture governs only the new notes, and not the outstanding notes.


THE TRUSTEE

     The trustee under the indenture is U.S. Bank Trust National Association. It has assets in excess of $150,000 and performs trust services as a part of its ordinary business. U.S. Bank Trust has no prior relationship with Mountain States or any of its affiliates.

EVENTS OF DEFAULT AND REMEDIES


     The indenture defines an "event of default" as:

     * the failure by Mountain States to pay any installment of interest on the new notes as and when the same becomes due and payable and the continuance of any such failure for 60 days;

     * the failure by Mountain States to pay all or any part of the principal, or premium, if any, on the new notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise;

     * the failure by Mountain States to observe or perform any other covenant or agreement contained in the new notes or the Indenture and, subject to certain exceptions, the continuance of such failure for a period of 60 days after written notice is given to Mountain States by U.S. Bank Trust or to Mountain States and U.S. Bank Trust by the Holders of at least 33% in aggregate principal amount of the new notes outstanding;


     * certain events of bankruptcy, insolvency or reorganization in respect of Mountain States; or


     * the failure by Mountain States to redeem new notes at the written request of the holders of new notes as described above.


     The indenture provides that if an event of default occurs and is continuing, U.S. Bank Trust ordinarily must, within 90 days after the occurrence of such default, give to the Holders notice of such default, unless it has been cured or waived within that time.


     If an event of default occurs and is continuing, then in every such case, either U.S. Bank Trust or the holders of 33% in aggregate principal amount of the new notes then outstanding, by notice in writing to Mountain States, and to U.S. Bank Trust if given by holders, may declare all principal, determined as set forth below, and accrued interest thereon to be due and payable immediately. The holders of a majority in aggregate principal amount of new notes generally are authorized to rescind such acceleration if all existing events of default, other than the nonpayment of the principal of and interest on the new notes which have become due solely by such acceleration, have been cured or waived.

     Prior to the declaration of acceleration of the maturity of the new notes, the holders of a majority in aggregate principal amount of the new notes at the time outstanding may waive on behalf of all the holders any default, except a default in the payment of principal of or interest on any new note not yet cured or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding new note affected. Subject to the provisions of the indenture relating to the duties of U.S. Bank Trust, U.S. Bank Trust will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless such holders have offered to U.S. Bank Trust reasonable security or indemnity. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the new notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to U.S. Bank Trust, or exercising any trust or power conferred on U.S. Bank Trust.


     Mountain States is required to deliver to U.S. Bank Trust annually a statement regarding compliance with the indenture.

AMENDMENTS AND SUPPLEMENTS


     The indenture will contain provisions permitting Mountain States and U.S. Bank Trust to enter into a supplemental indenture without the consent of the holders to set forth the terms of any class of notes not yet issued, and some other limited purpose. With the consent of the holders of not less than a majority in aggregate principal amount of the new notes at the time outstanding or with the consent of the holders of a majority in principal amounts of each class affected, Mountain States and U.S. Bank Trust are permitted to amend or supplement the Indenture or any supplemental indenture or modify the rights of the holders; PROVIDED that no such modification may, without the consent of each holder affected thereby:

     * change the stated maturity on any new note, or reduce the principal amount thereof or the rate, or extend the time for payment, of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any new note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof, or alter the provisions regarding the right of holders to require redemption of their new notes in a manner adverse to the holders, or

     * reduce the percentage in principal amount of the outstanding new notes, the consent of whose holders is required for any such amendment, supplemental indenture or waiver provided for in the indenture, or

     * modify any of the waiver provisions, except to increase any required percentage or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding new note affected thereby.


STATEMENT AS TO COMPLIANCE


     Mountain States will be required to file annually with U.S. Bank Trust a written statement of fulfillment of its obligations under the indenture. Failure to file such a statement, or filing of a false and/or misleading statement, would constitute an Event of Default if not corrected during a period of 60 days after notice to Mountain States by U.S. Bank Trust or notice to Mountain States and U.S. Bank Trust by the holders of at least 33% in principal amount of outstanding new notes.


MODIFICATION OF INDENTURE


     With the consent of the holders of not less than a majority in principal amount of all new notes outstanding under the indenture, or of all outstanding new notes affected by a change, U.S. Bank Trust and the issuer may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to all of the outstanding new notes or of classes of the new notes, as the case may be, or modify in any manner the rights of the holders of all of the outstanding new notes or of classes of the notes, as the case may be, provided that, without the consent of the holder of each outstanding note affected, no supplemental indenture shall:

     * change the maturity of the principal of, or interest on, any new note, or reduce the principal amount or the rate of interest of the new notes,

     * adversely affect the rights of holders of new notes with respect to prepayments of principal or redemption of new notes,

     * reduce the percentage of principal amount of new notes, the holders of which must consent to authorize any supplemental indenture or for any waiver of compliance with provisions of the indenture or defaults thereunder or their consequences, or

     * modify any of the provisions of the indenture with respect to supplemental indentures with the consent of holders of new notes, except to increase the percentage of holders of new notes whose consent is required for any such action or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holders of each outstanding new note affected thereby.


SATISFACTION AND DISCHARGE OF THE INDENTURE


     The indenture will be discharged upon the cancellation of all of the new notes or, subject to limitations, upon deposit with U.S. Bank Trust of funds sufficient for the payment or redemption of the new notes.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax considerations which may be relevant to an investment in outstanding notes or new notes. The discussion is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), final and proposed U.S. Treasury Regulations, judicial decisions, and Internal Revenue Service rulings and other administrative regulations, and published rulings and procedures, all of which are subject to change, possibly on a retroactive basis.

     The discussion below is general and pertains only to outstanding notes and new notes held as capital assets within the meaning of Section 1221 of the Code. Except as specifically stated herein, this summary does not address the federal income tax consequences of the purchase, ownership or disposition of outstanding notes or new notes by foreign holders, by holders other than initial purchasers or by holders that may be subject to special tax treatment, such as dealers in securities, banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, other financial institutions, pension plans or tax exempt organizations. In addition, taxes other than federal income taxes, such as foreign, state and local taxes, and federal estate and gift taxes, may affect an investment in outstanding notes or new notes. Controversy and uncertainty exist in many areas of the federal income tax law which may affect an investment in outstanding notes or new notes. Accordingly, there can be no assurance that some of the views expressed herein will not be challenged by the IRS.

     HOLDERS OF OUTSTANDING NOTES OR NEW NOTES ARE URGED TO CONSULT, AND MUST DEPEND UPON, THEIR OWN TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUTSTANDING NOTES OR NEW NOTES WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATIONS AND POTENTIAL CHANGES IN APPLICABLE LAW, INCLUDING THE APPLICATION OF STATE AND LOCAL, FOREIGN AND OTHER TAX CONSIDERATIONS.


TAXATION OF MOUNTAIN STATES


     Effective January 1, 2000, Mountain States is a corporation that is taxable for federal income tax purposes at corporate tax rates. Mountain States' gross income will include interest received from floor plan loans as well as income from other sources. Gross income will not include tax-exempt income. Interest payable by Mountain States on the outstanding notes and the new notes, and the fees payable to U.S. Bank Trust in connection with the new notes, will be deductible from Mountain States' gross income in calculating its taxable income. The amount of taxes payable by Mountain States may reduce the availability of funds for other purposes, including the payment of interest and principal on the outstanding notes and the new notes.


TAXATION OF NOTE HOLDERS

PAYMENTS OF INTEREST


     Interest to be paid to holders of the outstanding notes or the new notes will be accorded the same tax treatment under the Code as interest payments received on other taxable corporate notes and will generally be taxable to holders as interest income at the time the interest accrues or is received, in accordance with a holder's method of accounting for federal income tax purposes. Interest income is taxed at ordinary income tax rates.


ORIGINAL ISSUE DISCOUNT


     Under the Code and U.S. Treasury Regulations, a debt obligation with an issue price less than its stated redemption price at maturity will generally be considered to have been issued at an original issue discount for federal income tax purposes. The issue price of a debt obligation issued for money, such as the outstanding notes and the new notes, is the first price at which a substantial amount of the debt obligation was sold. The stated redemption price at maturity of a debt obligation equals the sum of all payments required under the debt obligation other than interest that is unconditionally payable, or that will be treated as constructively received under Section 451 of the Code, at a single fixed rate at fixed periodic intervals of one year or less. The "original issue discount" on a debt obligation is equal to the excess of the stated redemption price at maturity over the issue price of the debt obligation.

     The Code contains a number of very complex provisions requiring holders of debt obligations with original issue discount to include such original issue discount in income as it accrues economically over the life of the debt obligation, without regard to the holder's method of accounting or receipt of payments under the debt obligation. However, because


     * the outstanding notes were issued for an amount equal to their stated redemption price at maturity,

     * the new notes will be issued for an amount equal to their stated redemption price at maturity, and

     * the outstanding notes and the new notes both call for the payment of interest at a single fixed rate and at fixed periodic intervals of one year or less,

neither the outstanding notes nor the new notes should have original issue discount.


MARKET DISCOUNT

     A debt obligation sold on a secondary market after its original issue for a price lower than its stated redemption price at maturity is generally said to be acquired at market discount. In general, "market discount" is the excess, if any, of the debt obligation's stated redemption price at maturity over the purchaser's initial adjusted basis in the debt obligation. In the case of a short-term debt obligation, i.e., a debt obligation that matures not more than one year from the date of issue, market discount is limited to the amount, if any, of original issue discount on the short-term debt obligation, unless the holder of the debt obligation elects otherwise.


     As with original issue discount, the Code contains a number of very complex provisions requiring the holders of debt obligations with market discount to include such market discount in income as it accrues economically over the life of the debt obligation, without regard to the holder's method of accounting or receipt of payments under the debt obligation. However, neither the outstanding notes nor the new notes should be subject to the market discount rules because


     * the outstanding notes and the new notes mature not more than one year from their respective dates of issuance, and


     * the outstanding notes and the new notes are expected not to have original issue discount.


BOND PREMIUM

     A note issued at a price in excess of the stated redemption price at maturity, or purchased by a holder at a cost greater than its stated redemption price at maturity is considered to be purchased at a premium. For federal income tax purposes, any such premium is called a "bond premium." If a note with a bond premium is a "capital asset" in the hands of the holder of such note, within the meaning of Section 1221 of the Code, then the holder of the note has the option of


     * amortizing the bond premium until bond maturity and reducing the basis in the note by the amortized amount, or

     * not amortizing the bond premium and treating it as part of the basis of the note.


Amortization is allowed only if it is properly elected. The amount of bond premium that can be amortized for a tax year is calculated under a constant yield-to-maturity method. The amortizable premium may be offset against interest income and is otherwise treated as interest expense for all purposes, including limitations on the deductibility of interest expense. A holder's basis for determining gain or loss on the sale, exchange or redemption of a note with a bond premium generally equals the holder's cost decreased by any amortized bond premium for the period that the note is held by the holder.

     Neither the outstanding notes nor the new notes should have bond premium to initial holders because


     * the outstanding notes were issued for an amount equal to their stated redemption price at maturity, and

     * the new notes will be issued at an amount equal to their stated redemption price at maturity.


The outstanding notes and the new notes may have bond premium in the hands of subsequent purchasers to the extent, if any, that a subsequent purchaser pays more for the note than its stated redemption price at maturity.

SALE, EXCHANGE OR REDEMPTION OF OUTSTANDING NOTES OR NEW NOTES


     The holder of an outstanding note or a new note will recognize taxable gain or loss equal to the difference between


     * the amount realized, excluding any amounts attributable to unpaid accrued interest which will be includible in income as interest in accordance with the holder's method of accounting, on the sale, exchange or redemption of the note, and

     * such holder's adjusted tax basis in the note subject to the sale, exchange or redemption.


A holder's adjusted tax basis in an outstanding note or a new note will generally equal the cost of such note to the holder, reduced by any principal payments received by the holder and any amortizable bond premium. If the holder of an outstanding note accepts the rescission offer, receipt of the cash payment therefor, whether or not applied to the purchase of a new note, will constitute a sale or exchange of the outstanding note for federal income tax purposes, and will therefore be a taxable event.

     Gain or loss recognized on the sale, exchange or redemption of an outstanding note or a new note will be capital gain or loss. Such gain or loss will be short-term unless at the time of sale, exchange or redemption, the note has been held for more than one year, in which case the gain or loss will be long-term. A holder's short-term capital gain or loss or long-term capital gain or loss on the sale, exchange or redemption of an outstanding note or a new note will be combined with a holder's other long-term capital gains and losses and short-term capital gains and losses for the year to arrive at an overall, net, capital gain or loss. If a holder's capital gains exceed capital losses, the overall gain is included with the holder's other taxable income, if any, and is taxable at regular tax rates. Under current law, the maximum regular federal income tax rate for non-corporate taxpayers is 39.6%, except that the maximum tax rate on any net long-term capital gain of a holder which is an estate, trust or individual is 20%. In the case of such a holder whose taxable income would otherwise be taxed at a rate less than 28%, the maximum rate on any net long-term capital gain is 10%. For corporate taxpayers, the maximum regular corporate federal income tax rate is 35%, and there is no lower long term capital gains rate. Net capital losses are deductible only to the extent of any capital gains plus, in the case of non-corporate taxpayers, ordinary income of up to $3,000. Individuals and other non-corporate taxpayers may carry forward a net capital loss, subject to the same limitation described above, until the loss is exhausted. A corporation can use capital losses for a tax year only to offset capital gains in that year. A corporation cannot offset capital losses against ordinary income. A corporation may carry back unused capital losses to the three preceding tax years and may carry forward such losses to five following years.

TAXATION OF QUALIFIED PLANS


     Trusts formed as part of corporate pension or profit-sharing plans that are qualified under Section 401(a) of the Code, individual retirement accounts, and organizations described in Section 501(c) of the Code, collectively "Qualified Plans," are generally exempt from federal income tax. Qualified Plans are subject, however, to federal income tax with respect to any "unrelated business taxable income," "UBTI." UBTI is income, with specific exceptions, derived from any trade or business activity, regularly carried on by a tax-exempt entity, or by a partnership of which it is a member, that is not substantially related to the entity's exempt purpose.

     Notwithstanding the foregoing, income that is interest income or gain from the sale or exchange of property is excluded from UBTI, except to the extent that such income is derived from debt-financed property. In general, debt-financed property is any property which is held to produce income and with respect to which there is "acquisition indebtedness" at any time during the tax year or during the preceding twelve months if the property is disposed of during the tax year. It is anticipated that the income from an investment in the outstanding notes or the new notes will constitute either interest income or gain from the sale or exchange of property. Accordingly, it is not anticipated that any income from investment in the outstanding notes or the new notes will constitute UBTI with respect to an investing Qualified Plan, provided that a Qualified Plan does not incur acquisition indebtedness in connection with its purchase of outstanding notes or new notes.

     If in any year UBTI is realized by reason of an investment in outstanding notes or new notes, a Qualified Plan would be required to report its income from investment in the outstanding notes or the new notes that constituted UBTI, but only to the extent that the Qualified Plan's UBTI from all sources exceeded $1,000 in such year. The Qualified Plan could incur a tax liability with respect to such excess at such tax rates that would be applicable if such organization were not otherwise exempt from taxation. The trustee or custodian of the Qualified Plan may be required to file form 990-T, Exempt Organization Business Income Tax Return, with the IRS to report UBTI, regardless of the amount of UBTI recognized by the Qualified Plan. In addition, the Qualified Plan will be required to pay from the Qualified Plan the tax on any UBTI in excess of $1,000.


OTHER CONSIDERATIONS APPLICABLE TO QUALIFIED PLANS


     The purchase of outstanding notes or new notes by a Qualified Plan is subject to the Employee Retirement Security Act of 1974, as amended, "ERISA", and restrictions imposed by Section 4975 of the Code. In considering an investment of a portion of the assets of a Qualified Plan in the outstanding notes or the new notes, a fiduciary should consider:

     * whether the investment is in accordance with the documents and instruments governing the plan;

     *    whether the investment  satisfies the diversification  requirements of
          Section 404(a)(1)(C) of ERISA;

     *    whether the investment will result in UBTI to the Qualified Plan;

     * whether the investment provides sufficient liquidity to permit benefit payments when due;

     * whether the investment is prudent considering the nature of the investment;

     * the fact that there may not be a market in which the outstanding notes or the new notes can be sold or otherwise transferred; and

     *    the prohibited transaction and other standards of ERISA and the Code.


     Acceptance of investments on behalf of a Qualified Plan does not constitute a representation by Mountain States that an investment meets all relevant legal requirements for any investor or that the investment is appropriate for any particular Qualified Plan. The person with investment discretion should consult with legal counsel as to the propriety of such an investment in light of the circumstances of the particular Qualified Plan.

NON-U.S. INVESTORS


     The extent to which any foreign holder's investment in the outstanding notes or the new notes will be taxed by the United States will depend on the holder's particular circumstances and is a matter that prospective foreign holders should discuss with their own tax advisors.


U.S. INCOME TAX WITHHOLDING


     Payments of interest or other reportable payments made on the outstanding notes or the new notes, and proceeds from the sale, including redemption, of the notes to or through most brokers, including U.S. Bank Trust, may be subject to "backup" withholding tax at the rate of 31% unless a holder complies with specific reporting and/or certification procedures.

     In addition, under most circumstances, non-corporate holders who are nonresident aliens may be subject to U.S. income tax withholding at the rate of 30% on payments of interest, principal and the proceeds of disposition with respect to the outstanding notes or the new notes. Nonresident alien holders should consult their own tax advisors regarding their qualification of reduced withholding rates or exemption from withholding and the procedure for obtaining a reduced withholding rate or exemption, if applicable.

     The amount of any withholding from a holder will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.


OPINION OF COUNSEL

     Counsel to Mountain States has rendered a tax opinion regarding the federal income tax consequences of the transactions described in this prospectus. Counsel's opinion is based on its interpretation of the currently applicable sections of the Code, the U.S. Treasury regulations issued thereunder, revenue rulings and revenue procedures issued by the U.S. Internal Revenue Service and applicable case law. Counsel's opinion assumes that:

     * the outstanding notes were issued for and the new notes will be issued for an amount equal to their stated redemption price at maturity,

     * the outstanding notes and the new notes both call for the payment of interest at a fixed rate, and at fixed periodic intervals of one year or less,

     * the outstanding notes and new notes have fixed maturity dates of one year or less, and

     * that all original documents examined by counsel are authentic, all documents submitted to counsel as copies conform to the originals, all signatures are genuine, and each party executing a document has the legal capacity to do so.

Based on the foregoing, counsel has opined as follows:

     * The interest to be paid to a holder of outstanding notes or new notes will be taxable to the holder as interest income at the time the interest accrues or is received by the holder in accordance with the holder's method of accounting for federal income tax purposes.

     * Neither the outstanding notes nor the new notes should have original issue discount or market discount. Neither the outstanding notes nor the new notes should have bond premium in the hands of the initial holders. Counsel expresses no opinion as to whether the outstanding notes or the new notes will have bond premium in the hands of subsequent purchasers.

     * If the holder of an outstanding note accepts the rescission offer, receipt of a cash payment in consideration for the outstanding note, whether or not applied to the purchase of a new note, will be treated as a sale or exchange and therefore, will be a taxable event.

     * The holder of an outstanding note or a new note will recognize taxable gain or loss equal to the difference between (1) the amount realized on the sale, exchange or redemption of the note, excluding any amounts attributable to unpaid accrued interest which will be includible in income as interest in accordance with the holder's method of accounting, and (2) such holder's adjusted tax basis in the note subject to the sale, exchange or redemption.

     * A holder's adjusted tax basis in an outstanding note or new note will generally equal the cost of such note to the holder, reduced by any principal payments received by the holder and any amortizable bond premium.

     * Assuming that the outstanding notes or the new notes are held as capital assets within the meaning of Section 1221 of the Code, gain or loss on the sale, exchange or redemption of an outstanding note or a new note will be capital gain or loss.

     * The statements made under "Material Federal Income Tax Consequences" in this prospectus are correct as to matters of law as of the date of counsel's opinion.

OTHER TAX CONSIDERATIONS


     Holders may be subject to a variety of state and/or local taxes with respect to the outstanding notes and the new notes, including, but not limited to, income taxes and intangible taxes. Holders are urged to discuss these matters with their own tax advisors.

                              PLAN OF DISTRIBUTION


     This offering is being made by Mountain States. Mountain States, however, has engaged Heritage West Securities, Inc. as an underwriter to offer notes on an agency and "best efforts" basis. Heritage West is a fully licensed NASD and SEC broker-dealer that is authorized to conduct business in 38 states. Mountain States will pay directly to Heritage West sales commissions for new notes sold through the efforts of Heritage West. Payment of sales commissions will be made to Heritage West as the offering is successfully completed, and sales commissions will be paid as the subscription funds are released to Mountain States.

     Heritage West will be paid 3% annually of the face amount of all new notes sold to purchasers who are identified by Heritage West and 1 1/2% annually of the face amount of all other new notes. All fees under this plan will be paid monthly in arrears, beginning 30 days from the date of Mountain States' receipt of subscription proceeds for the new notes. The fees will be paid for such terms and renewal terms until Mountain States retires the new notes.

     Upon mutual agreement, Mountain States or Heritage West may engage additional broker-dealers to act on their behalf. Each additional broker-dealer retained by Mountain States will also be deemed to be an "underwriter" as that term is defined in the Securities Act. Any additional broker-dealers will be members of the National Association of Securities Dealers, Inc., licensed and registered to conduct business in all jurisdictions where the new notes are to be offered. If Mountain States and Heritage West agree that other broker-dealers are to be utilized in the further distribution of the new notes, then fees will be negotiated amongst the parties on a case-by-case basis.

     Mountain States has agreed to indemnify Heritage West against specific civil liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the provisions of the Securities Act, or otherwise, the small business issuer has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     Mountain States or certain persons related to or affiliated with Mountain States or Heritage West may purchase new notes on the same terms and conditions as any other investor, including sufficient new notes to allow Mountain States to reach the minimum. Any such persons may subsequently transfer new notes so acquired by them on the same terms and conditions as any other holder of new notes.

     No new notes will be sold by Mountain States, and no commissions or fees will be paid by it unless Mountain States is able to reach the $2,200,000 minimum under this offering. All funds received for the purchase of new notes will be held by Mountain States in a separate bank account until the minimum is met. If the minimum is not met within 60 days of this prospectus, all funds received will be promptly repaid in full without interest. The Broker/Dealer Agreement between Mountain States and Heritage West provides that:

     * the proceeds received from the sale of new notes prior to the disbursement of funds to Mountain States will immediately upon payment by the investors be delivered by Heritage West to a separate bank account maintained by Valley Bank of Arizona, a state chartered bank;

     * concurrent with the delivery of investor proceeds to Valley Bank, Heritage West will prepare a statement setting forth the name and address of each person investing in Mountain States;

     * the monies will be invested by Valley Bank in an interest-bearing account, and at all times a complete record will be maintained of the names of the investors and the amount of cash paid by each;

     * the proceeds from the sale of such new notes shall not become the property of Mountain States or be subject to its debts unless and until there has been deposited proceeds, including canceled outstanding notes that are investing their cash proceeds in new notes, equal to the required $2,200,000 minimum offering amount; and

     * accrued interest in new notes will be distributed within 30 days following the disbursement of funds to Mountain States.


                                  LEGAL MATTERS


     The legality of the new notes offered will by passed upon for Mountain States by its general counsel, Quarles & Brady LLP, Phoenix, Arizona.


                                     EXPERTS


     The financial statements of Mountain States for the period beginning March 13, 1997, and ending December 31, 1997, and as of December 31, 1998, and December 31, 1999, and for the years then ended, included in this prospectus have been audited by Clancy & Co., P.L.L.C., independent auditors, as stated in their reports appearing in this registration statement, and are so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                              AVAILABLE INFORMATION


     Mountain States has filed with the U.S. Securities and Exchange Commission, 450 Fifth Street N.W., Washington, D.C. 20549, a registration statement under the Securities Act concerning the new notes offered by this prospectus, and concerning the rescission offer with respect to the outstanding notes. Some portions of the registration statement have not been included in this prospectus as permitted by the Commission's regulations. For further information concerning Mountain States, the new notes and the rescission offer, see the registration statement and its exhibits, which may be inspected at the offices of the Commission, without charge. Copies of the material contained in the registration statement may be obtained from the Commission upon payment of the prescribed fees. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete; where such contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the provisions of the exhibit, to which reference is made for a full statement of the provisions of the exhibit.


     After completion of this offering, Mountain States will be subject to the information requirements of the Securities Exchange Act of 1934 and, in accordance with that Act, will file reports, proxy statements and other information with the Commission. These reports, proxy statements and other information may be read and copied at Public Reference Room of the Commission, 450 Fifth Street N.W., Washington, D.C. 20549. Additionally, the Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. You may obtain information on the operation of the Commission Public Reference Room by calling the Commission at 1-800-SEC-0330.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----

Independent Auditor's Report .............................................. F-2

Financial Statements:

     Income Statement for Years Ended December 31, 1999, 1998, and for
     the Period from March 13, 1997 (Inception) to December 31, 1997 and
     Three Months Ended March 31, 1999 and 2000 (Unaudited) ............... F-3

     Balance Sheets as of December 31, 1997, 1998,
     and 1999, and as of March 31, 2000 (Unaudited) ....................... F-4

     Statement of Stockholder's Equity for the Period from March 13, 1997
     (Inception) to December 31, 1999 ..................................... F-6

     Cash Flow  Statements for Years Ended December 31, 1999 and
     1998, and for the Period from March 13, 1997 (Inception) to
     December 31, 1997 and Three Months Ended March 31, 1999 and
     2000 (Unaudited) ..................................................... F-7

     Notes to Financial Statements ........................................ F-10

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Mountain States Capital, Inc.
Phoenix, Arizona 85016


We have audited the accompanying balance sheet of Mountain States Capital, Inc., as of December 31, 1999, 1998, and 1997, and the related statements of income, stockholder's equity, and cash flows for the years then ended, and for the period from Inception (March 13, 1997) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principals used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the financial statements provides a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1999, 1998, and 1997, and the results of its operations and its cash flows for the periods indicated, in conformity with generally accepted accounting principles.


/s/ Clancy and Co.

Clancy and Co., P.L.L.C.
Phoenix, Arizona
February 8, 2000

                          MOUNTAIN STATES CAPITAL, INC.
                               STATEMENT OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999,
         THE PERIOD FROM MARCH 13, 1997 (INCEPTION) TO DECEMBER 31, 1997
                AND THREE MONTHS ENDED MARCH 31, 2000 (UNAUDITED)



                                           PERIOD FROM
                                            MARCH 13,                                       THREE MONTHS
                                             1997 TO       YEAR ENDED DECEMBER 31,          ENDED MARCH 31,
                                           DECEMBER 31,  --------------------------    -------------------------
                                              1997           1998           1999           1999          2000
                                          -----------    -----------    -----------    -----------   -----------
                                                                                       (Unaudited)   (Unaudited)
Income
  Finance Fee Income                      $   185,459    $   749,503    $   971,350    $   211,731   $   245,306
  Document Fee Income                          27,861        157,679        201,618         49,350        49,714
                                          -----------    -----------    -----------    -----------   -----------
Total Income                                  213,320        907,182      1,172,968        261,081       295,020
  Cost of Financing                           (35,791)      (343,411)      (514,863)       116,161       129,720
                                          -----------    -----------    -----------    -----------   -----------
Net Financing Income                          177,529        563,771        658,105        144,920       165,300

Operating Expenses
  General and Administrative Expenses          67,298        452,680        608,951        120,978       240,400

Operating Income (Loss)                   $   110,231    $   111,091    $    49,154    $    23,942   $   (75,100)

Other Income (Expense)
  Gain on Sale of Asset                             0              0              0              0         3,536
  Interest Income                                   0            547          4,194              0         1,122
  Interest Expense                                  0         (1,930)        (3,160)             0        (6,699)
                                          -----------    -----------    -----------    -----------   -----------
Total Other Income (Expense)                        0         (1,383)         1,034              0        (2,041)

Net Income (Loss)                                   0              0              0         23,942       (77,141)
Less: Preferred Dividends                           0              0              0              0       (18,409)
                                          -----------    -----------    -----------    -----------   -----------
Net Income (Loss) Available to
 Common Stockholders                          110,231        109,708         50,188         23,942   $   (95,550)
                                          ===========    ===========    ===========    ===========   ===========
Basic Income (Loss) Per Common Share      $      0.11    $      0.11    $      0.05    $      0.02   $     (0.10)
                                          ===========    ===========    ===========    ===========   ===========
Basis Weighted Average Number of Shares
 Outstanding                                1,000,000      1,000,000      1,000,000      1,000,000     1,000,000
                                          ===========    ===========    ===========    ===========   ===========

                          MOUNTAIN STATES CAPITAL, INC.
                                  BALANCE SHEET
        DECEMBER 31, 1997, 1998 AND 1999, AND MARCH 31, 2000 (UNAUDITED)



                                                            AT DECEMBER 31,
                                                 ------------------------------------    AT MARCH 31,
                                                   1997         1998          1999           2000
                                                 --------    ----------    ----------    ----------
                                                                              (Unaudited)
ASSETS
Current Assets
  Cash                                           $ 80,278    $  122,941    $  227,958    $  571,109
  Accounts Receivable, net of Allowance for
   Doubtful Accounts of $0, $25,102, $25,102,
   and $25,102 at December 31, 1997, 1998 and
   1999, and March 31, 2000 (Note 3)              448,487     1,369,141     1,925,665     1,636,022

  Prepaid Expenses                                      0         1,422        59,786        12,067
  Notes Receivable (Note 4)                             0       165,967       609,232       665,887
  Other Accounts Receivable (Note 5)               32,901             0             0             0
                                                 --------    ----------    ----------    ----------
Total Current Assets                              561,666     1,659,471     2,822,641     2,885,085

Property and Equipment, Net                             0             0             0       469,291
Fixed Assets, Net (Note 6)                              0        56,895       425,614             0

Other Assets
  Security Deposits                                     0         5,162         6,412         6,772
  Officer Loans (Note 7)                                0        14,107        42,819        44,688
  Accrued Interest Receivable (Note 7)                  0             0         3,528         1,100
                                                 --------    ----------    ----------    ----------
Total Other Assets                                      0        19,269        52,759        52,560
                                                 --------    ----------    ----------    ----------

TOTAL ASSETS                                      561,666     1,735,635     3,301,014     3,406,936
                                                 ========    ==========    ==========    ==========

                          MOUNTAIN STATES CAPITAL, INC.
                                  BALANCE SHEET
        DECEMBER 31, 1997, 1998 AND 1999, AND MARCH 31, 2000 (UNAUDITED)



                                                                       AT DECEMBER 31,
                                                        --------------------------------------    AT MARCH 31,
                                                          1997          1998           1999           2000
                                                        --------     ----------     ----------     ----------
                                                                                                   (Unaudited)
LIABILITIES & EQUITY
 Current Liabilities
  Accounts Payable and Accrued Liabilities
    (Note 11)                                                  0              0         33,601              0
  Line of Credit, Bank                                         0              0              0        270,000
  Promissory Notes Payable (Note 8)                      445,099      1,549,895      2,628,854      2,604,405
  Installment Notes Payable, Current
    Portion (Note 9)                                           0          4,612          5,224          5,224
   Notes Payable, Related Parties (Note 7)                 5,336              0              0         25,769
   Notes Payable (Note 10)                                     0              0         35,000
                                                        --------     ----------     ----------     ----------
Total Current Liabilities                                450,435      1,554,507      2,702,679      2,905,398

Long-Term Liabilities
  Installment Notes Payable, Noncurrent
  Portion (Note 9)                                             0         21,506         16,282         15,036
                                                        --------     ----------     ----------     ----------
Total Liabilities                                        450,435      1,576,013      2,718,961      2,920,434

Contingencies and Commitments (Note 11)                     None           None                          None

Stockholder's Equity
  Preferred Stock, Authorized 1,000,000 Shares
   of No Par Value, Issued and Outstanding, 409,090
   Shares at December 31, 1999                                 0              0        409,090        409,090
  Common Stock, Authorized 25,000,000 Shares of $.001
   Par Value, Issued and Outstanding 1,000,000             1,000          1,000          1,000          1,000
  Retained Earnings                                      110,231        158,622        171,963         76,412
                                                        --------     ----------     ----------     ----------
Total Stockholder's Equity                               111,231        159,622        582,053        486,502

TOTAL LIABILITIES & STOCKHOLDER'S EQUITY                $561,666     $1,735,635     $3,301,014     $3,406,936
                                                        ========     ==========     ==========     ==========

                          MOUNTAIN STATES CAPITAL, INC.
                        STATEMENT OF STOCKHOLDER'S EQUITY
      FOR THE PERIOD FROM MARCH 13, 1997 (INCEPTION) TO DECEMBER 31, 1999

                                                  FOR THE
                                                PERIOD FROM
                                               MARCH 13, 1997
                                               (INCEPTION) TO    YEAR ENDED     YEAR ENDED
                                                 DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                    1997            1998           1999
                                                 --------        ---------      ---------
Preferred Stock
   Conversion of Debt to Preferred Stock,
     December 1999                                     --               --      $ 409,090
                                                 --------        ---------      ---------
   Balance, End of Year                                --               --        409,090

Common Stock and Additional Paid in Capital
   Issuance of Common Stock for Cash at
     $0.001 Per Share, March 13, 1997               1,000                0              0

   Balance, Beginning of Year                           0            1,000          1,000
                                                 --------        ---------      ---------
   Balance, End of Year                             1,000            1,000          1,000

Retained Earnings
   Balance, Beginning of Year                          --          110,231        158,622
   Net Income                                     110,231          109,708         50,188
   Cash Distribution to Stockholder                     0          (61,317)       (36,847)
                                                 --------        ---------      ---------
   Balance, End of Year                           110,231          158,622        171,963
                                                 --------        ---------      ---------

Total Stockholder's Equity                       $111,231        $ 159,622      $ 582,053
                                                 ========        =========      =========

   The accompanying notes are an integral part of these financial statements.

                          MOUNTAIN STATES CAPITAL, INC.
                             STATEMENT OF CASH FLOWS
               FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999, AND
      THE PERIOD FROM MARCH 13, 1997 (INCEPTION) TO DECEMBER 31, 1997, AND
           THE THREE MONTHS ENDED MARCH 31, 1999 AND 2000 (UNAUDITED)



                                                  PERIOD FROM
                                                   MARCH 13,                                 THREE MONTHS ENDED
                                                    1997 TO       YEAR ENDED DECEMBER 31,         MARCH 31,
                                                  DECEMBER 31,  -----------------------     -----------------------
                                                     1997         1998           1999         1999          2000
                                                  ---------     ---------     ---------     ---------     ---------
                                                                                                 (Unaudited)
Cash Flow Data:
 Cash Flows From
  Operating Activities
    Net Income (Loss)                             $ 110,231     $ 109,708     $  50,188     $  23,942     $ (95,550)
    Adjustments to Reconcile Net Income
     to Net Cash Provided by Operating
     Activities Depreciation                              0        18,731        22,737         3,000         6,000
    Gain on Sale of Asset                                 0             0             0             0         3,456
    Allowance for Doubtful Accounts                       0        25,102             0             0             0
  Changes in Assets and Liabilities
    (Increase) Decrease in Accounts Receivable     (448,487)     (945,756)     (556,524)       36,241       289,643
    (Increase) Decrease in Prepaid Expenses               0        (1,422)      (58,364)          853        47,719
    (Increase) Decrease in Other Accounts
      Receivable                                    (32,901)       32,901             0             0             0
    (Increase) Decrease in Security Deposits              0        (5,162)       (1,250)            0          (360)
    (Increase) Decrease in Accrued Interest
      Receivable                                          0             0        (3,528)            0         2,428
    (Increase) Decrease in Accounts Payable and
      Accrued Liabilities                                 0             0        33,601             0       (33,601)
                                                  ---------     ---------     ---------     ---------     ---------
Total Adjustments                                  (481,388)     (875,606)     (563,328)       40,094       315,285

Net Cash Provided by Operating Activities          (371,157)     (765,898)     (513,140)       64,036       219,735

Cash Flows from Investing Activities
 Purchase of Fixed Assets                                 0       (47,533)      (75,207)       (3,200)      (53,133)
                                                  ---------     ---------     ---------     ---------     ---------
Net Cash Flows Used in Investing Activities               0       (47,533)      (75,207)       (3,200)      (53,133)

                          MOUNTAIN STATES CAPITAL, INC.
                             STATEMENT OF CASH FLOWS
               FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999, AND
      THE PERIOD FROM MARCH 13, 1997 (INCEPTION) TO DECEMBER 31, 1997, AND
           THE THREE MONTHS ENDED MARCH 31, 1999 AND 2000 (UNAUDITED)



                                                   PERIOD FROM
                                                    MARCH 13,                                      THREE MONTHS ENDED
                                                     1997 TO       YEAR ENDED DECEMBER 31,              MARCH 31,
                                                   DECEMBER 31,  --------------------------    --------------------------
                                                       1997          1998           1999           1999           2000
                                                   -----------   -----------    -----------    -----------    -----------
                                                                                (Unaudited)
Cash Flow Data:
Cash Flows From Financing Activities
 Repayments Under Notes Payable                            0              0               0             0        (9,231)
 Repayments Under Promissory Notes                         0              0               0        (2,540)      (80,000)
 Proceeds from the Issuance of Common Stock            1,000              0               0             0             0
 Advances Under Notes Receivable                           0       (165,967)       (443,265)      (88,432)      (56,655)
 Net Borrowings Under Promissory Notes               445,099      1,104,796       1,488,049       182,333        55,551
 Payments Under Installment Note                           0         (1,955)         (4,611)            0        (1,247)
 Net Repayments Under Line of Credit                       0              0        (281,250)            0             0
 Advances Under Line of Credit                             0              0               0             0       270,000
 Net Repayments From Related Parties                   5,336         (5,336)              0             0             0
 Distributions to Stockholder                              0        (61,317)        (36,847)      (36,847)            0
 Advances to Officers                                      0        (14,107)        (28,712)       (5,300)       (1,869)
                                                    --------    -----------     -----------     ---------     ---------
       Net Cash Provided by Financing Activities     451,435        856,114         693,364        49,214       176,549

Increase (Decrease) in Cash and Cash Equivalents      80,278         42,663         105,017       110,050       343,151
Cash and Cash Equivalents, Beginning of Period             0         80,278         122,941       122,941       227,958
                                                    --------    -----------     -----------     ---------     ---------
Cash and Cash Equivalents, End of Period            $ 80,278    $   122,941     $   227,958     $ 232,991     $ 571,109
                                                    ========    ===========     ===========     =========     =========

                          MOUNTAIN STATES CAPITAL, INC.
                             STATEMENT OF CASH FLOWS
               FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999, AND
      THE PERIOD FROM MARCH 13, 1997 (INCEPTION) TO DECEMBER 31, 1997, AND
           THE THREE MONTHS ENDED MARCH 31, 1999 AND 2000 (UNAUDITED)

                                             PERIOD FROM
                                               MARCH 13,                                THREE MONTHS ENDED
                                                1997 TO     YEAR ENDED DECEMBER 31,          MARCH 31,
                                              DECEMBER 31,  -----------------------    ---------------------
                                                 1997         1998           1999        1999         2000
                                               --------     --------       --------    --------     --------
                                                                                             (Unaudited)
Supplemental Information:
Cash paid for
   Interest                                    $ 35,791     $345,341       $518,023    $      0     $      0
                                               ========     ========       ========    ========     ========
   Income Taxes                                $      0     $      0       $      0    $      0     $      0
                                               ========     ========       ========    ========     ========

Noncash Investing and Financing Activities:

Acquisition of Vehicle
 Financed Through Installment
  Notes Payable                                $ 28,073            0       $      0    $      0
                                               ========     ========       ========    ========     ========
Acquisition of Building Financed Through
 Notes Payable/Line of Credit                         0     $316,250              0           0
                                               ========     ========       ========    ========     ========
Conversion of Promissory Notes Payable
 to Preferred Stock                                   0     $409,090              0           0
                                               ========     ========       ========    ========     ========

                          MOUNTAIN STATES CAPITAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                        DECEMBER 31, 1999, 1998 AND 1997


NOTE 1 - ORGANIZATION

     Mountain States Capital, Inc. (the Company) was formed and organized under the laws of the State of Arizona on March 13, 1997, with an authorized capital of 25,000,000 shares of no par value common stock. On December 28, 1999, the Company amended its articles of incorporation to increase its authorized capital by 1,000,000 shares of no par value preferred stock.


     The preferred stock is designated as Series A Preferred Stock and entitles the holders to receive cumulative cash dividends at the rate of 18% per annum, payable monthly through December 31, 2002. Thereafter, the holders shall be entitled to receive cumulative cash dividends of 9% per annum. Dividends are charged against retained earnings. The preferred shares are convertible, at the holder's option, into common stock on a ten (10) shares of Series A Preferred Stock for one (1) share of common stock basis by giving written notice. The preferred stock ranks senior to the Company's common stock as to dividends and liquidation rights. The holders of Series A Preferred Stock have no voting rights on any matter to be voted on by the holders of Common Stock.


     The Company is in the business of providing "floor planning" for independent automobile dealers. Floor planning is a type of short-term inventory financing that offers to independent pre-owned automobile dealers a ready, flexible, and reliable source of funds to purchase automobiles for their inventory. The Company is presently concentrating its activities in Maricopa County, Arizona. The Company also conducts additional floor plan financing activities through its division, SourceOne, which provides slightly lower interest rates on its financing to independent automobile dealers in order to compete with national floor planning competitors.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

     METHOD OF ACCOUNTING

     The Company's financial statements are prepared using the accrual method of accounting.

     CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments with a maturity of three months or less to be cash and cash equivalents.

     CONCENTRATION OF CREDIT RISK

     The Company maintains cash balances in excess of $100,000 at a local bank. The balance is insured by the Federal Deposit Insurance Corporation up to $100,000.

     FIXED ASSETS AND DEPRECIATION


     Fixed assets are stated at cost and are depreciated on accelerated methods over their estimated useful lives.

                          MOUNTAIN STATES CAPITAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                        DECEMBER 31, 1999, 1998 AND 1997


     REVENUES


     Revenues consists of providing financing for the acquisition of vehicle inventory and are recognized at the time financing arrangements have been completed. A pre-qualified automobile dealer obtains a loan from the Company for a short term (from one to thirty days) for a fee, by executing a "Security Agreement," which establishes the terms and conditions of loans by the Company to the dealer, and a "Promissory Note," which has the vehicle title attached to it. The Company holds the vehicle title during the duration of the loan. When the loan is paid off, the title is returned to the automobile dealer.


     The number and amount of loans outstanding with a dealer is determined by company policy, assessment, and experience with that dealer.

     ALLOWANCE FOR DOUBTFUL ACCOUNTS

     Accounts Receivable are shown net of Allowance for Doubtful Accounts, which are estimated as a percent of accounts receivable and sales, respectively, based on prior years experience.

     INCOME TAXES

     The Company is an "S" Corporation, and therefore all taxable income or losses and available tax credits are passed from the corporate entity to the individual stockholder. It is the responsibility of the individual stockholder to report the taxable income or losses and tax credits, and to pay any resulting income taxes. Thus, there is no provision for income taxes included in these financial statements.

     USE OF ESTIMATES

     Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principals. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

     PENDING ACCOUNTING PRONOUNCEMENTS

     It is anticipated that current pending accounting pronouncements will not have an adverse impact on the financial statements of the Company.

     PRESENTATION

     Certain prior year amounts have been reclassified to conform to fiscal 1998 presentation. These changes had no impact on previously reported results of operations or stockholder's equity.


     PER SHARE OF COMMON STOCK


     Effective March 1997, basic earnings or loss per share has been computed based on the weighted average number of common shares outstanding. All earnings or loss per share amounts in the financial statements are basic earnings or loss per share, as defined by SFAS No. 128, "Earnings Per Share." Diluted earnings or loss per share does not differ materially from basic earnings or loss per share for all periods presented. All per share and per share information are adjusted retroactively to reflect stock splits and changes in par value.

                          MOUNTAIN STATES CAPITAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                        DECEMBER 31, 1999, 1998 AND 1997


     STOCK-BASED COMPENSATION

     The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Compensation cost for stock options, if any, is measured as the excess of the quoted market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. SFAS No. 123, "Accounting for Stock-Based Compensation," established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee compensation plans. The Company has elected to remain on its current method of accounting as described above, and has adopted the disclosure requirements of SFAS No. 123, effective March 1997.

     CAPITAL STRUCTURE

     The Company has implemented SFAS No. 129, "Disclosure of Information about Capital Structure," effective January 1, 1998, which established standards for disclosing information about an entity's capital structure. The implementation of SFAS No. 129 had no effect on the Company's financial statements.

     COMPREHENSIVE INCOME

     The Company has implemented SFAS No. 130, "Reporting Comprehensive Income," effective January 1, 1998, which requires companies to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid in capital in the equity section of a statement of financial position. The implementation of SFAS No. 130 had no effect on the Company's financial statements.


     BUSINESS SEGMENT INFORMATION

     The Company has implemented SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," effective January 1, 1998. The implementation of SFAS No. 131 had no effect on the Company's financial statements.


NOTE 3 - ACCOUNTS RECEIVABLE


     Accounts Receivable at December 31, 1999, 1998 and 1997, of $1,925,665, $1,369,141 and $448,487, respectively, consists entirely of dealer loans secured by the vehicle title, and are due within thirty days. Included in the balance are finance fees of approximately $86,000, $74,000 and $21,000, at December 31, 1999, 1998, and 1997, respectively.


NOTE 4 - NOTES RECEIVABLE

     Notes Receivable of $609,232 and $165,967 at December 31, 1999 and 1998, respectively, represent various accounts receivable converted to notes due to lack of payment on a timely basis. The Company has successfully obtained a secured interest in all of the property collateralized by the notes and does not anticipate any losses from these loans. The Company is committed to protecting its interests.

NOTE 5 - OTHER ACCOUNTS RECEIVABLE

     Other Accounts Receivable totaling $32,901 at December 31, 1997, represent amounts due under contract from a dealer engaged in the same line of business for servicing dealer contracts. The amount was paid in 1998.

                          MOUNTAIN STATES CAPITAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                        DECEMBER 31, 1999, 1998 AND 1997



NOTE 6 - FIXED ASSETS


     Fixed Assets consists of the following at December 31:

                                                      1999           1998
                                                    --------       --------
     Building and Improvements                      $375,895       $      0
     Vehicles                                         74,874         66,374
     Furniture and Fixtures                            8,644          4,623
     Computer Equipment                                7,669          4,629
                                                    --------       --------
     Total                                           467,082         75,626
     Less Accumulated Depreciation                    41,468         18,731
     Net Book Value                                 $425,614       $ 56,895
                                                    ========       ========

     Depreciation expense charged to operations during 1999 and 1998, was $22,737 and $18,731, respectively.


NOTE 7 - RELATED PARTY TRANSACTIONS

     Officer loans of $42,819 and $14,107 at December 31, 1999 and 1998, respectively, represent advances to officers. These loans are unsecured, bear interest at 10%, and are due on demand. Accrued interest of $3,528 is due at December 31, 1999.

     Notes Payable, Related Parties at December 31, 1997, represents loans to the Company and payments for expenses incurred on behalf of the Company from related parties within the Company. No interest is accruing on these loans. The Company repaid the loans in February 1998.

NOTE 8 - PROMISSORY NOTES PAYABLE

     Promissory Notes Payable represents various promissory notes written for a basic period of nine months, pay simple interest at an average rate of 1.87%, 2.33% and 2.66% per month for 1999, 1998, and 1997, respectively, and may be renewed by mutual agreement of the Company and the lender. Interest is paid monthly and the principal is repaid at the end of the period or the final renewal period. These notes are due on demand after ninety days written notice. All notes are secured, and are collateralized by vehicle titles and proceeds of previous loans.

     Promissory Notes Payable at December 31, 1999, 1998, and 1997 are $2,628,854 (representing 75 notes), $1,549,895 (representing 42 notes), and $445,099 (representing 24 notes), respectively. Interest on notes payable has been paid through December 31, 1999, 1998 and 1997.

                          MOUNTAIN STATES CAPITAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                        DECEMBER 31, 1999, 1998 AND 1997



NOTE 9 - INSTALLMENT NOTES PAYABLE


     Installment Notes Payable represents a vehicle loan with Chrysler Financial Services for a 1998 Dodge Durango. Payments are due in sixty monthly installments, beginning July 3, 1998, including interest at 12.5%. The loan is secured by the vehicle.

     The balance at December 31, 1999 and 1998 consists of the following:

                                                       1999          1998
                                                     --------      --------
     Notes Payable                                   $ 21,506      $ 26,118
     Less Current Portion                              (5,224)        4,612
                                                     --------      --------
     Notes Payable, Noncurrent Portion               $ 16,282      $ 21,506
                                                     ========      ========

     Future minimum payments are due as follows at December 31:

     2000                     $5,224
     2001                     $5,393
     2002                     $6,629
     2003                     $4,260


NOTE 10 - NOTES PAYABLE

     Notes Payable at December 31, 1999, represents a carry back loan of $35,000 encumbered to purchase the building located at 1407 E. Thomas Road, Phoenix, Arizona, the Company's headquarters. The loan is current and is due in 12 monthly payments of $3,077.06.

NOTE 11 - COMMITMENTS AND CONTINGENCIES


     OPERATING LEASE - The Company leases office and equipment under various noncancellable operating lease agreements which expire through June 2001. Rent expense charged to operations during 1999 and 1998 was $33,764 and $15,106, respectively

     Future minimum rentals are due as follows:

     2000                     $9,618
     2001                     $2,696

     COMMITMENTS - The Company operates under a line of credit dated November 9, 1999, in the original amount of $281,250. Interest payments are due monthly on the ninth of each month, payable at 9.75% of the unpaid outstanding principal balance of each advance. The loan is due in full on November 9, 2001. At December 31, 1999, the Company had available $281,250 for advances.

                          MOUNTAIN STATES CAPITAL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                        DECEMBER 31, 1999, 1998 AND 1997


     CONTINGENCIES -On January 21, 2000, the State of Texas Securities Board entered into an Administrative Order against the Company assessing a $30,000 administrative fine for the sale of unregistered securities in Texas in the form of promissory notes. The Company had sold those notes during 1999 by placing advertisements in publications of general circulation in Texas. As of the date of these financial statements, the order has been executed by all of the parties and the Company has paid the fine. Included in the 1999 financial statements is an accrual of $30,000 for this fine.

NOTE 11 - OTHER


     On December 31, 1999, the Company converted certain promissory notes to equity and issued 409,090 shares of preferred stock at $1.00 per share, or $409,090, thereby changing its tax status from an "S" Corporation to a "C" Corporation. The Company has adopted the provision of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," and will account for income taxes under these provisions effective January 1, 2000. Under SFAS No. 109, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse.

                           [BACK COVER OF PROSPECTUS]


     Until _________ (date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The officers and directors of Mountain States are subject to an indemnification as stated in the articles of incorporation and bylaws which would insure or indemnify them in any manner against liability which they may incur in their capacities as such.


     Mountain States' Articles of Incorporation provide that no director shall be liable to Mountain States or its stockholders for monetary damages or for any action taken or any failure to take any action as a director. The Articles continue that the indemnification of directors shall be mandatory to the fullest extent permitted by law. Generally, Arizona statutory law permits indemnification of an officer or director if such individual acted in good faith and, with respect to conduct of an official capacity, in a manner he or she reasonably believed to be in the best interests of the corporation and in all other cases, at least not opposed to the corporation's best interests. In addition, with respect to any criminal action or proceeding, the director or officer must have had no reasonable cause to believe his or her conduct was unlawful. A corporation may never indemnify any director who is adjudged liable to the corporation or who is adjudged, regardless of the nature of the proceeding, liable on the basis that the director received an improper personal benefit. Unless a corporation's articles of incorporation provide otherwise, a corporation must indemnify a director or officer who is the prevailing party on merits or otherwise for the director's or officer's reasonable expenses in the defense of a proceeding to which the director or officer was a party because he or she is or was a director or officer of the corporation.


     Mountain States has not entered into any agreement with its current directors and executive officers pursuant to which it is obligated to indemnify those persons. At present, Mountain States is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of Mountain States in which indemnification would be required or permitted. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offices or controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses to be born by the registrant in connection with the issuance and distribution of the securities offered under this registration statement:


SEC Filing Fee .....................................................   $   3,226
State Filing Fees ..................................................      15,000
Printing and Engraving .............................................       7,000
Legal Fees and Expenses ............................................     155,000
Accounting Fees and Expenses .......................................       5,000

Trustee Fees .......................................................      10,000
Miscellaneous ......................................................       4,674
                                                                       ---------
Total                                                                  $ 200,000
                                                                       =========


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


Series A Preferred Stock

                          Date of     Class of      No. of    Onsideration
 Shareholder Name        Issuance    Securities     Shares        Paid           Exemption
 ----------------        --------    ----------     ------        ----           ---------
Cedis Waterford and      12/31/99     Series A     294,829      $294,829      4(2) Non-public
Patricia Waterford                    Preferred                                Sale
                                        Stock

Michael Casey            12/31/99     Series A      29,261      $ 29,261      4(2) Non-public
                                      Preferred                               Sale
                                        Stock

Vivian Collins           12/31/99     Series A
                                      Preferred     85,000      $ 85,000      4(2) Non-public
                                        Stock                                 Sale

     The Series A preferred shares listed above were issued by Mountain States pursuant to a 4(2) exemption from registration under the Securities Act of 1933. Mountain States satisfied the requirements of the general non-public offering 4(2) exemption because: (1) Mountain States made no general solicitation or offer to sell the securities, (2) each of the three investors is either a family member or close friend of Mountain States' chief executive officer, and president, (3) both the Weatherfords and Michael Casey were in the used automobile business and were familiar with Mountain States' business, and (4) all investors received a preliminary draft of this Form SB-2 with financials substantially providing the information required in Part I.

PROMISSORY NOTES

                                                             MONTHLY     ANNUAL
                              ORIGINAL DATE    PRINCIPAL     INTEREST   INTEREST
    NOTE HOLDER NAME           OF ISSUANCE      AMOUNT        RATE       RATE
    ----------------           -----------      ------        ----       ----
Patrick & Kathi Melson           6/13/97       $5,000.00      3.00%      36.00%
Successful Funding               7/14/97      $10,000.00      3.00%      36.00%
The Amidon Family Trust          8/28/97       $5,000.00      3.50%      42.00%
Diane West                       10/3/97       $5,000.00      2.00%      24.00%
Richard A. & Kathryn M.
Stefanski                        10/4/97      $20,000.00      2.00%      24.00%
The Amidon Family Trust          10/13/97      $5,000.00      3.50%      42.00%
Janet Ann Thompson               10/21/97     $10,000.00      3.00%      36.00%
Melvyn Paxton                    11/1/97      $40,000.00      2.00%      24.00%
Patricia Ann E.  Holst           11/1/97       $5,000.00      2.00%      24.00%
The Delta Group, LLC             12/3/97       $5,000.00      3.00%      36.00%
Ralph & Peggy Tomich             12/22/97     $30,000.00      2.00%      24.00%

Dan E. Trampe                    1/7/98       $20,000.00      2.00%      24.00%
Elizabeth K. Nelson              1/12/98       $5,000.00      2.00%      24.00%
H.G. Lieberman                   1/19/98      $10,000.00      2.00%      24.00%
George A. & Susan A. Wood        1/20/98      $10,000.00      2.00%      24.00%
Delbert Leroy Peterson           3/3/98        $3,800.00      2.00%      24.00%
David A. Stefanski               4/10/98      $10,000.00      2.00%      24.00%
Richard A. & Kathryn M.
Stefanski                        4/10/98      $50,000.00      2.00%      24.00%
Sherry Babb                      4/20/98       $5,000.00      2.00%      24.00%
Henry Chiou                      4/20/98       $5,000.00      2.00%      24.00%
Hye K. Chong                     4/20/98       $5,000.00      2.00%      24.00%
Strategic-Mountain States        4/20/98      $75,000.00      3.00%      36.00%
Josephine Koza                   4/21/98      $15,000.00      3.00%      36.00%
Ed & Terry Grady                 5/1/98      $100,000.00      2.00%      24.00%
FBO Edward V. Grady              5/1/98      $100,000.00      2.00%      24.00%
James Stefanski                  6/10/98       $7,800.00      2.00%      24.00%
Dan E. Trampe                    7/21/98      $50,000.00      1.50%      18.00%
H.G. Lieberman                   1/18/99      $25,000.00      1.50%      18.00%
Joyce A. Lees                    1/22/99       $5,000.00      1.50%      18.00%
Henry G. Johnson                 2/1/99        $6,000.00      1.34%      16.08%
Larry J. Reisig                  2/12/99      $40,000.00      1.50%      18.00%
Lois M. Christman-Maring         3/1/99       $20,000.00      1.50%      18.00%
Judy M. Johnson                  4/1/99       $12,000.00      1.50%      18.00%
Katrina C. Jeppsen               4/10/99     $100,000.00      1.50%      18.00%
Becky Olson                      4/16/99     $100,000.00      1.50%      18.00%
Doris Armstrong and/or           4/28/99       $7,000.00      1.50%      18.00%
Becky Olson                      5/1/99       $50,000.00      1.50%      18.00%
Lois Maring                      5/21/99      $13,500.00      1.50%      18.00%
Xel Marketing Intelligence       6/16/99         $250.00      1.50%      18.00%
The Louis D. & Judith M. Kinney  7/1/99       $50,000.00      2.00%      24.00%
Keith Peterson M.D.P.C.          7/1/99       $25,000.00      1.50%      18.00%
Drew & Christine Siler           7/30/99      $50,000.00      2.00%      24.00%
Kenneth J. Bain                  8/1/99        $5,000.00      1.50%      18.00%
Mark Collins                     8/1/99          $750.00      2.00%      24.00%
J.A. & Connie Guerra             8/8/99       $10,000.00      1.50%      18.00%
FBO Connie A. Guerra             8/10/99      $20,000.00      1.50%      18.00%
Russell or Michelle Bay          8/19/99      $10,000.00      1.50%      18.00%
FBO Chad Collins                 8/19/99       $1,626.43      1.50%      18.00%
Larry Dockall                    8/23/99       $5,000.00      1.50%      18.00%
Lyle E. & Delores A. Spiering    8/30/99      $25,000.00      1.50%      18.00%
J & J Byrnes Associates, Inc.    8/30/99      $50,000.00      1.50%      18.00%
Betty Blacker                    9/1/99       $20,000.00      1.50%      18.00%
FBO Thomas E. Stelmar Sr.        9/1/99       $11,428.42      1.50%      18.00%
Joan Star                        9/1/99       $30,000.00      1.50%      18.00%
Daryl Krauter                    9/1/99        $5,000.00      1.50%      18.00%
Louis D. & Judith M. Kinney      9/8/99       $50,000.00      2.00%      24.00%

Michael D. & Lynne A. Dittmore   9/8/99      $100,000.00      1.50%      18.00%
FBO Don Schrader                 9/9/99       $50,000.00      1.50%      18.00%
Paul J. Koster                   9/10/99       $5,000.00      1.50%      18.00%
Paul A. Reinhardt                9/10/99       $5,000.00      1.50%      18.00%
Barry and Debbie Hirst           9/10/99       $5,000.00      1.50%      18.00%
Chris Cope                       9/13/99      $25,000.00      1.50%      18.00%
George H. Hargrave Revocable
Trust                            9/14/99      $50,000.00      1.50%      18.00%
Howard and/or Brenda Schwartz    9/15/99      $25,000.00      1.50%      18.00%
Cindi Smith                      9/17/99      $90,000.00      0.92%      11.04%
The Austin Family Trust          10/1/99      $25,000.00      1.17%      14.04%
Claudia Brunner                  10/1/99       $5,000.00      1.50%      18.00%
Charlie Ruffing & M. Carol
Parker                           10/1/99      $20,000.00      1.50%      18.00%
Lee and/or Shawn Joseph          10/5/99      $25,000.00      1.50%      18.00%
Mark and Karen Turk              10/6/99      $50,000.00      1.50%      18.00%
Oliver Trampe                    12/1/99      $75,000.00      1.50%      18.00%


     The promissory notes listed above all had nine-month maturity dates. Some of the notes have since been rolled into new nine-month notes with the same interest rate, and some of the notes have been repaid in full by Mountain States. Almost all of these notes, including notes that at their maturity were rolled into new notes, were probably issued without reliance on a exemption from the registration requirements under state and federal securities laws because management was relying upon allegedly incorrect advice of counsel that these notes were exempt as "commercial paper." Therefore, Mountain States is now making the rescission offer to all outstanding note holders.

ITEM 27. EXHIBITS

     See "Exhibits Index," following the signature page, which is incorporated in this Registration Statement by reference.

ITEM 28. UNDERTAKINGS



     The undersigned registrant undertakes that:

          (1) RULE 415 OFFERING. If the small business issuer is registering securities under Rule 415 of the Securities Act, that the small business issuer will:

               (a) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                    (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) Include any additional or changed material information on the plan of distribution.

               (b) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial BONA FIDE offering.

               (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (2) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant according to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time the Commission declared it effective.

          (3) For determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.


          (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, Mountain States Capital, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2, and has authorized this amended registration statement to be signed on its behalf by the undersigned in the City of Phoenix, State of Arizona, on July 7, 2000.

                                        MOUNTAIN STATES CAPITAL, INC.


                                        By: /s/ Kim Collins
                                            ------------------------------------
                                            Kim Collins
                                            Chief Executive Officer and Director

     In accordance with the requirements of the Securities Act of 1933, this amended registration statement was signed by the following persons in the capacities and on the dates indicated.

        Person                          Title                           Date
        ------                          -----                           ----

/s/ Kim Collins              Chief Executive Officer and            July 7, 2000
-------------------------    Director (Principal Executive
Kim Collins                  Officer)


/s/ Chad Collins             President, Secretary, Treasurer        July 7, 2000
-------------------------    and Director (Principal Financial
Chad Collins                 Officer)

                          MOUNTAIN STATES CAPITAL, INC.


              EXHIBIT INDEX TO REGISTRATION STATEMENT ON FORM SB-2



 Exhibit No.                       Description
 -----------                       -----------

     1.1*           Heritage West Broker Dealer Agreement.

     1.2 Separate Account Agreement Between Heritage West Securities, Inc. and Mountain States Capital, Inc.

     3.1* Amended and Restated Articles of Incorporation of Mountain States Capital, Inc., as filed December 28, 1999.

     3.2 Articles of Incorporation of Mountain States Capital Inc., as filed March 13, 1997.

     3.3            Bylaws of Mountain States  Capital,  Inc., as adopted August
                    31, 1998.

     4.1*           Statement  of  Mountain  States  Capital,  Inc.  Pursuant to
                    Section 10-602 Designating Preferred Stock.

     4.2*           Trust Indenture.

     5.1*           Legality Opinion of Quarles & Brady LLP.

     5.2            Tax Opinion of Quarles & Brady LLP.

     10.1*          Form of Outstanding Note.

     10.2*          Form of Monthly Payment (New) Note.

     10.3*          Form of Accrual (New) Note.

     10.4*          Trust Indenture (included in Exhibit 4.2).

     23.1           Consent of Clancy & Co., P.L.L.C.

     23.2*          Consent of Quarles & Brady LLP (included in Exhibit 5.1).

     25.1*          Statement of Eligibility of U.S. Bank Trust (Form T-1).

     27.1*          Financial Data Schedule.

* Filed previously with original registration statement on May 12, 2000, and incorporated by reference in this Amendment No. 1.

                                      EX-1

                            RESCISSION ELECTION FORM


     I, the undersigned investor, have received the prospectus dated ____________________. I have had an opportunity to review the prospectus and based upon that review, I hereby make the following selection with regard to my outstanding notes:

     [ ] I accept the terms of the rescission offer and would like to apply ALL of the cash proceeds from my outstanding note(s) toward the purchase of a new note. Please add the enclosed check in the amount of $_______ to the proceeds of my outstanding note(s) and apply it toward the purchase of a new note. (Note: minimum amount of new note is $5,000 with $1,000 increments above the minimum amount). I am returning my outstanding note(s) with this election form.(1)

     [ ] I accept the terms of the rescission offer and would like to apply $___________________ of the cash proceeds from my outstanding note(s) toward the purchase of a new note, and receive the remainder in cash. (Note: minimum amount of new note is $5,000 with $1,000 increments above the minimum amount). I am returning my outstanding note(s) with this election form.(1)

     [ ] I reject the terms of the rescission offer and would like to retain my outstanding note(s).(2)

     [ ] I accept the terms of the rescission offer and would like to receive ALL of the cash proceeds from my outstanding note(s). I am returning my outstanding note(s) with this election form.(1)

     IF YOU, THE INVESTOR, HAVE SELECTED TO APPLY ALL OR A PORTION OF THE CASH PROCEEDS YOU RECEIVE FOR YOUR OUTSTANDING NOTE(S) TOWARD THE PURCHASE OF A NEW NOTE, YOU MUST SELECT FROM ONE OF THE FOLLOWING NEW NOTE OPTIONS. Failure to indicate your new note preference below will result in your cash proceeds being applied toward the purchase of a monthly payment new note.

     [ ] Apply $___________________ toward the purchase of an ACCRUAL (NEW) NOTE. The accrual new notes are 12 month notes that will bear interest at the rate of 18% per year (1.5% monthly). The interest will be compounded monthly. The principal and accrued interest will be paid back to the investor at the end of the term of the note, which will create an effective annual yield of 19.56%.

     [ ] Apply $___________________ toward the purchase of a MONTHLY PAYMENT NEW NOTE. The monthly payment new notes are 12 month notes that will bear interest at the rate of 18% per annum (1.5% monthly). The interest will be paid to the investor on a monthly basis, and the principal will be paid to the investor at the end of the term of the note.

----------
(1) If you are unable to locate and forward your outstanding note(s), please call Heritage West Securities, Inc. at (602) 279-1212.

(2) Please note that Mountain States Capital, Inc. intends to repay all of the outstanding notes shortly after the rescission offer is completed and as soon as sufficient funds become available.

                             Annex A1 - Page 1 of 5

INVESTOR STATUS:

[ ]  Individual
[ ]  Joint Tenants with Right of Survivorship*
[ ]  Tenants in Common*
[ ]  Community Property*
[ ]  Corporation** ___________ (Type of Corp)
[ ]  Limited Liability Company **
[ ]  Partnership
     [ ] General    [ ] Limited
[ ]  IRA
[ ]  KEOGH (HRIO)
[ ]  Uniform Gift to Minors - State of _________
[ ]  Living Trust
[ ]  Trust
     Name of trustee: __________________________
     Date established:__________________________
     Grantor: __________________________________
[ ]  Other: ____________________________________

* Signatures of ALL parties (ALL co-investors) is required.

** Please contact Heritage West Securities to discuss the form of authorization that is required.

------------------------------------ -----------------------------------  -----------------------------------
Print Full Name of Person or Entity  Print Full Name of Person or Entity  Print Full Name of Person or Entity


------------------------------------ -----------------------------------  -----------------------------------
If entity, print full name of        If entity, print full name of        If entity, print full name of
Signatory                            Signatory                            Signatory

------------------------------------ -----------------------------------  -----------------------------------
Title, if applicable                 Title, if applicable                 Title, if applicable


------------------------------------ -----------------------------------  -----------------------------------
Address                              Address                              Address


------------------------------------ -----------------------------------  -----------------------------------
City/State/Zip Code                  City/State/Zip Code                  City/State/Zip Code


------------------------------------ -----------------------------------  -----------------------------------
Telephone Number                     Telephone Number                     Telephone Number


------------------------------------ -----------------------------------  -----------------------------------
Social Security No./TIN No.          Social Security No./TIN No.          Social Security No./TIN No.

UNDER THE PENALTIES OF PERJURY, I (WE) CERTIFY THAT THE INFORMATION  PROVIDED ON
THIS FORM IS TRUE, CORRECT, AND COMPLETE.


-----------------------------------   -----------------------------------   ---------------------------------
         INVESTOR SIGNATURE                CO-INVESTOR SIGNATURE                     CO-INVESTOR SIGNATURE


-----------------------------------   -----------------------------------   ---------------------------------
                DATE                               DATE                                      DATE

                             Annex A1 - Page 2 of 5

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. - Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

                                               GIVE THE SOCIAL
FOR THIS TYPE OF ACCOUNT:                      SECURITY NUMBER OF-
-------------------------                      -------------------
1. Individual                                  The individual

2. Two or more individuals                     The actual owner of
   (joint account)                             the account or, if
                                               combined funds, the
                                               first individual on
                                               the account(1)

3. Custodian account of                        The minor(2)
   a minor (Uniform Gift to
   Minors Act)

4. a. The usual revocable                      The grantor-trustee(1)
      savings trust account
      (grantor is also
      trustee)

   b. So-called trust account                  The actual owner(1)
      that is not a legal
      or valid trust under
      State law

5. Sole proprietorship                         The owner(3)

                                               GIVE THE EMPLOYER
                                               IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                      NUMBER OF-
-------------------------                      ----------
6.  Sole proprietorship                        The owner(3)

7.  A valid trust, estate,                     The legal entity(4)
    or pension trust


8.  Corporate                                  The corporation

9.  Association, club,                         The organization
    religious, charitable,
    educational, or other
    tax-exempt organization

10. Partnership                                The partnership

11. A broker or                                The broker or nominee
    registered nominee

12. Account with the                           The public entity
    Department of
    Agriculture in the
    name of a public
    entity (such as a
    State or local
    government, school
    district, or prison)
    that receives
    agricultural program
    payments

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

                             Annex A1 - Page 3 of 5

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2


OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, apply for one immediately. To apply for a social security number, obtain Form SS-5, Application for a Social Security Number Card, from your local Social Security Administration Office. To apply for an employer identification number, obtain Form SS-4, Application for Employer Identification Number, from the Internal Revenue Service. If you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding include the following:

* An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), an individual retirement account or a custodial account under section 403(b)(7), if the account satisfies the requirements of section 401(f)(2).
*    The United States or any agency or instrumentality thereof.
* A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
* A foreign government or any political subdivision, agency or instrumentality thereof.
*    An international organization or any agency or instrumentality thereof.

Other payees that MAY BE EXEMPT from backup withholding include:

*    A corporation.
*    A financial institution.
* A dealer in securities or commodities required to register in the U.S., the District of Columbia or a possession of the U.S.
* A futures commission merchant registered with the Commodity Futures Trading Commission.
*    A real estate investment trust.
*    A common trust fund operated by a bank under section 584(a).
* An entity registered at all times during the tax year under the Investment Company Act of 1940.
*    A foreign central bank of issue.
* A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.
*    A trust exempt from tax under section 664 or described in section 4947.

PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

Payments that are not subject to information reporting are also not subject to backup withholding.

Dividends and patronage dividends that generally are exempt from backup withholding include the following:

*    Payments to nonresident aliens subject to withholding under section 1441.
* Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.
* Payments of patronage dividends where the amount received is not paid in money.
*    Payments made by certain foreign organizations.
*    Section 404(k) payments made by an ESOP.

Interest payments that generally are exempt from backup withholding include the following:

*    Payments of interest on obligations issued by individuals.
     Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
* Payments of tax-exempt interest (including exempt-interest dividends under section 852).
*    Payments described in section 6049(b)(5) to nonresident aliens.
*    Payments on tax-free covenant bonds under section 1451.
*    Payments made by certain foreign organizations.
*    Mortgage interest paid to you.

Certain payments other than interest, dividends, and patronage dividends are also not subject to backup withholding

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART II OF THE FORM, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

                             Annex A1 - Page 4 of 5

PRIVACY ACT NOTICE. - Section 6109 of the Code requires most recipients of dividend, interest, or other payments to give correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. You must provide your taxpayer identification number whether or not you are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. - If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. - If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

CRIMINAL   PENALTY  FOR   FALSIFYING   INFORMATION.   -   Willfully   falsifying
certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

                             Annex A1 - Page 5 of 5

                           NEW INVESTORS ELECTION FORM

     I,  the   undersigned   investor,   have  received  the  prospectus   dated
_____________, 2000. I have had an opportunity to review the prospectus and based upon that review, I hereby make the following selection:

[ ] I would like to purchase an ACCRUAL NEW NOTE in the amount of $___________________. I understand that by selecting the accrual new note as my investment option, I will be receiving a 12 month note that will bear interest at the rate of 18% per year (1.5% monthly). The interest will be compounded monthly, which will create an effective annual yield of 19.56%. The principal and accrued interest will be paid back to me, the investor, at the end of the term of the note. (Note: minimum amount of a new note is $5,000 with $1,000 increments above the minimum amount.)

[ ] I would like to purchase a MONTHLY PAYMENT NEW NOTE in the amount of $___________________. I understand that by selecting the monthly payment new note as my investment option, I will be receiving a 12 month note that will bear interest at the rate of 18% per year (1.5% monthly). The interest will be paid to me, the investor, on a monthly basis, and the principal will be paid to me at the end of the term of the Note. (Note: minimum amount of a new note is $5,000 with $1,000 increments above the minimum amount.)

INVESTOR STATUS:

[ ]  Individual
[ ]  Joint Tenants with Right of Survivorship*
[ ]  Tenants in Common*
[ ]  Community Property*
[ ]  Corporation ** __________ (Type of Corp)
[ ]  Limited Liability Company **
[ ]  Partnership
     [ ] General    [ ] Limited
[ ]  IRA
[ ]  KEOGH (HRIO)
[ ]  Uniform Gift to Minors - State of _____________
[ ]  Living Trust
[ ]  Trust
     Name of trustee: ______________________________
     Date established: _____________________________
     Grantor: ______________________________________
[ ]  Other: ________________________________________

*    Signatures of ALL parties (ALL co-investors) is required.
**   Please   contact   Heritage   West   Securities  to  discuss  the  form  of
     authorization that is required.

---------------------------------------   ---------------------------------------   ---------------------------------------
Print Full Name of Person or Entity       Print Full Name of Person or Entity       Print Full Name of Person or Entity


---------------------------------------   ---------------------------------------   ---------------------------------------
If entity, print full name of Signatory   If entity, print full name of Signatory   If entity, print full name of Signatory


---------------------------------------   ---------------------------------------   ---------------------------------------
Title, if applicable                      Title, if applicable                      Title, if applicable


---------------------------------------   ---------------------------------------   ---------------------------------------
Address                                   Address                                   Address


---------------------------------------   ---------------------------------------   ---------------------------------------
City/State/Zip Code                       City/State/Zip Code                       City/State/Zip Code


---------------------------------------   ---------------------------------------   ---------------------------------------
Telephone Number                          Telephone Number                          Telephone Number


---------------------------------------   ---------------------------------------   ---------------------------------------
Social Security No./TIN No.               Social Security No./TIN No.               Social Security No./TIN No.

UNDER THE PENALTIES OF PERJURY, I (WE) CERTIFY THAT THE INFORMATION  PROVIDED ON
THIS FORM IS TRUE, CORRECT, AND COMPLETE.


---------------------------------------   ---------------------------------------   ---------------------------------------
         INVESTOR SIGNATURE                        CO-INVESTOR SIGNATURE                     CO-INVESTOR SIGNATURE


---------------------------------------   ---------------------------------------   ---------------------------------------
                DATE                                       DATE                                      DATE

                             Annex A2 - Page 1 of 4

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. - Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

                                               GIVE THE SOCIAL
FOR THIS TYPE OF ACCOUNT:                      SECURITY NUMBER OF-
-------------------------                      -------------------
1. Individual                                  The individual

2. Two or more individuals                     The actual owner of
   (joint account)                             the account or, if
                                               combined funds, the
                                               first individual on
                                               the account(1)

3. Custodian account of                        The minor(2)
   a minor (Uniform Gift to
   Minors Act)

4. a. The usual revocable                      The grantor-trustee(1)
      savings trust account
      (grantor is also
      trustee)

   b. So-called trust account                  The actual owner(1)
      that is not a legal
      or valid trust under
      State law

5. Sole proprietorship                         The owner(3)

                                               GIVE THE EMPLOYER
                                               IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                      NUMBER OF-
-------------------------                      ----------
6.  Sole proprietorship                        The owner(3)

7.  A valid trust, estate,                     The legal entity(4)
    or pension trust


8.  Corporate                                  The corporation

9.  Association, club,                         The organization
    religious, charitable,
    educational, or other
    tax-exempt organization

10. Partnership                                The partnership

11. A broker or                                The broker or nominee
    registered nominee

12. Account with the                           The public entity
    Department of
    Agriculture in the
    name of a public
    entity (such as a
    State or local
    government, school
    district, or prison)
    that receives
    agricultural program
    payments

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

                             Annex A2 - Page 2 of 4

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you do not have a taxpayer identification number or you do not know your number, apply for one immediately. To apply for a social security number, obtain Form SS-5, Application for a Social Security Number Card, from your local Social Security Administration Office. To apply for an employer identification number, obtain Form SS-4, Application for Employer Identification Number, from the Internal Revenue Service. If you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding include the following:

* An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), an individual retirement account or a custodial account under section 403(b)(7), if the account satisfies the requirements of section 401(f)(2).
*    The United States or any agency or instrumentality thereof.
* A state, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
* A foreign government or any political subdivision, agency or instrumentality thereof.
*    An international organization or any agency or instrumentality thereof.

Other payees that MAY BE EXEMPT from backup withholding include:

*    A corporation.
*    A financial institution.
* A dealer in securities or commodities required to register in the U.S., the District of Columbia or a possession of the U.S.
* A futures commission merchant registered with the Commodity Futures Trading Commission.
*    A real estate investment trust.
*    A common trust fund operated by a bank under section 584(a).
* An entity registered at all times during the tax year under the Investment Company Act of 1940.
*    A foreign central bank of issue.
* A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.
*    A trust exempt from tax under section 664 or described in section 4947.

PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

Payments that are not subject to information reporting are also not subject to backup withholding. Dividends and patronage dividends that generally are exempt from backup withholding include the following:

*    Payments to nonresident aliens subject to withholding under section 1441.
* Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.
* Payments of patronage dividends where the amount received is not paid in money.
*    Payments made by certain foreign organizations.
*    Section 404(k) payments made by an ESOP.

Interest payments that generally are exempt from backup withholding include the following:

*    Payments of interest on obligations issued by individuals.
     Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
* Payments of tax-exempt interest (including exempt-interest dividends under section 852).
*    Payments described in section 6049(b)(5) to nonresident aliens.
*    Payments on tax-free covenant bonds under section 1451.
*    Payments made by certain foreign organizations.
*    Mortgage interest paid to you.

Certain payments other than interest, dividends, and patronage dividends are also not subject to backup withholding

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART II OF THE FORM, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

                             Annex A2 - Page 3 of 4

PRIVACY ACT NOTICE. - Section 6109 of the Code requires most recipients of dividend, interest, or other payments to give correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. You must provide your taxpayer identification number whether or not you are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. - If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. - If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

CRIMINAL   PENALTY  FOR   FALSIFYING   INFORMATION.   -   Willfully   falsifying
certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

                             Annex A2 - Page 4 of 4

                          MOUNTAIN STATES CAPITAL, INC.

                 ANNEX B TO REGISTRATION STATEMENT ON FORM SB-2

ARIZONA

     SEC. 44-1841. [SALE OF UNREGISTERED SECURITIES PROHIBITED-CLASSIFICATION.]

     A. It is unlawful to sell or offer for sale within or from this state any securities unless such securities have been registered by description under sections 44-1871 through 44-1875 or registered by qualification under sections 14-1891 through 44-1902 or are securities for which a notice filing has been made under Section 44-3321, except securities exempt under section 44-1843 or 44-1843.01 or securities sold in exempt transactions under section 44-1844.

     B. A person violating this section is guilty of a class 4 felony.

     SEC.   44-1842.   [TRANSACTIONS   BY  UNREGISTERED   DEALERS  AND  SALESMEN
PROHIBITED-CLASSIFICATION.]

     A. It is unlawful for any dealer to sell or purchase or offer to sell or buy any securities, or for any salesman to sell or offer for sale any securities within or from this state unless the dealer or salesman is registered as such pursuant to the provisions of article 9 of this chapter.

     B. A person violating this section is guilty of a class 4 felony.

     SEC. 44-2001. [VOIDABLE SALE OR CONTRACT FOR SALE OF SECURITIES-REMEDY.]

     A. A sale or contract for sale of any securities to any purchaser in violation of any provision of section 44-1841 or 44-1842 or article 13 of this chapter is voidable at the election of the purchaser, who may bring an action in a court of competent jurisdiction to recover the consideration paid for the securities, with interest thereon, taxable court costs and reasonable attorneys' fees, less the amount of any income received by dividend or otherwise from ownership of the securities, upon tender of the securities purchased or the contract made, or for damages if he no longer owns the securities.

     B. A person against whom an action for a violation of section 44-1991 is brought is not liable under subsection A of this section if the person sustains the burden of proof that the person did not know and in the exercise of reasonable care could not have known of the untrue statement or misleading omission.

     SEC. 44-2002. [REMEDY FOR VOIDABLE PURCHASES.]

     A. A purchase or contract for purchase from a seller of securities made in violation of section 44-1842 or 44-1991, or 44-1994, is voidable at the election of the seller of such securities, who may bring an action in a court of competent jurisdiction to recover the amount of his damages, with interest thereon, taxable court costs and reasonable attorneys' fees.

     B. A person against whom an action for a violation of section 44-1991 is brought is not liable under subsection A of this section if the person sustains the burden of proof that the person did not know and in the exercise of reasonable care could not have known of the untrue statement or misleading omission.

     SEC. 44-2004. [LIMITATION OF CIVIL ACTIONS.]

     A. No civil action shall be maintained under this article to enforce any liability based on a violation of section 44-1841 or 44-1842 unless brought within one year after the violation occurs.

                                    Annex B-1

     B. Except as provided in subsection C of this section, no civil action shall be brought under this article to enforce any liability based on a violation of article 13 unless brought within two years after discovery of the fraudulent practice on which the liability is based, or after the discovery should have been made by the exercise of reasonable diligence.

     C. No civil action shall be brought under this article to enforce any liability based on a violation of section 44-1997 or 44-1998 unless brought within one year after the discovery of the untrue statement or the omission or after the discovery should have been made by the exercise of reasonable diligence. No action shall be brought to enforce a liability created under section 44-1997 more than three years after the security was bona fidely offered to the public or under section 44-1998 more than three years after the sale.

     SEC. 44-2005. [REMEDY NOT EXCLUSIVE.] Nothing in this article shall limit any statutory or common law right of any person in any court for any act involved in the sale of securities.

                                   Annex B-2

CALIFORNIA

     SEC. 25500. [LIABILITY FOR PROHIBITED PRACTICES-DAMAGES.] Any person who willfully participates in any act or transaction in violation of Section 25400 shall be liable to any other person who purchases or sells any security at a price which was affected by such act or transaction for the damages sustained by the latter as a result of such act or transaction. Such damages shall be the difference between the price at which such other person purchased or sold securities and the market value which such securities would have had at the time of his purchase or sale in the absence of such act or transaction, plus interest at the legal rate.

     SEC. 25501. [VIOLATION OF MATERIAL FACTS DISCLOSURE-SUITS FOR RESCISSION OR DAMAGES.] Any person who violates Section 25401 shall be liable to the person who purchases a security from him or sells a security to him, who may sue either for rescission or for damages (if the plaintiff or the defendant, as the case may be, no longer owns the security), unless the defendant proves that the plaintiff knew the facts concerning the untruth or omission or that the defendant exercised reasonable care and did not know (or if he had exercised reasonable care would not have known) of the untruth or omission. Upon rescission, a purchaser may recover the consideration paid for the security, plus interest at the legal rate, less the amount of any income received on the security, upon tender of the security. Upon rescission, a seller may recover the security, upon tender of the consideration paid for the security plus interest at the legal rate, less the amount of any income received by the defendant on the security. Damages recoverable under this section by a purchaser shall be an amount equal to the difference between (a) the price at which the security was bought plus interest at the legal rate from the date of purchase and (b) the value of the security at the time it was disposed of by the plaintiff plus the amount of any income received on the security by the plaintiff. Damages recoverable under this section by a seller shall be an amount equal to the difference between (1) the value of the security at the time of the filing of the complaint plus the amount of any income received by the defendant on the security and (2) the price at which the security was sold plus interest at the legal rate from the date of sale. Any tender specified in this section may be made at any time before entry of judgment.

     SEC. 25502. [VIOLATION OF INSIDER PROVISION-DAMAGES.] Any person who violates Section 25402 shall be liable to the person who purchases a security from him or sells a security to him, for damages equal to the difference between the price at which such security was purchased or sold and the market value which such security would have had at the time of the purchase or sale if the information known to the defendant had been publicly disseminated prior to that time and a reasonable time had elapsed for the market to absorb the information, plus interest at the legal rate, unless the defendant proves that the plaintiff knew the information or that the plaintiff would have purchased or sold at the same price even if the information had been revealed to him.

     SEC. 25503. [VIOLATION OF QUALIFICATION REQUIREMENTS-LIABILITY TO SUIT.] Any person who violates Section 25110, 25130 or 25133, or a condition of qualification under Chapter 2 (commencing with Section 25110) of this part, imposed pursuant to Section 25141, or an order suspending trading issued pursuant to Section 25219, shall be liable to any person acquiring from him the security sold in violation of such section, who may sue to recover the consideration he paid for such security with interest thereon at the legal rate, less the amount of any income received therefrom, upon the tender of such security, or for damages, if he no longer owns the security, or if the consideration given for the security is not capable of being returned. Damages, if the plaintiff no longer owns the security, shall be equal to the difference between (a) his purchase price plus interest at the legal rate from the date of purchase and (b) the value of the security at the time it was disposed of by the plaintiff plus the amount of any income received therefrom by the plaintiff.

     Damages, if the consideration given for the security is not capable of being returned, shall be equal to the value of that consideration plus interest at the legal rate from the date of purchase, provided the security is tendered; and if the plaintiff no longer owns the security, damages in such case shall be equal to the difference between (a) the value of the consideration given for the security plus interest at the legal rate from the date of purchase and (b) the value of the security at the time it was disposed of by the plaintiff plus the amount of any income received therefrom by the plaintiff. Any person who violates Section 25120 or a condition of qualification under Chapter 3 (commencing with Section 25120) of this part imposed pursuant to Section 25141, shall be liable to any person acquiring from him the security sold in violation of such section who may sue to recover the difference between (a) the value of the consideration received by the seller and (b) the value of the security at the time it was received by the buyer, with interest thereon at the legal rate

                                   Annex B-3
from the date of purchase. Any person on whose behalf an offering is made and any underwriter of the offering, whether on a best efforts or a firm commitment basis, shall be jointly and severally liable under this section, but in no event shall any underwriter (unless such underwriter shall have knowingly received from the issuer for acting as an underwriter some benefit, directly or indirectly, in which all other underwriters similarly situated did not share in proportion to their respective interest in the underwriting) be liable in any suit or suits authorized under this section for damages in excess of the total price at which the securities underwritten by him and distributed to the public were offered to the public. Any tender specified in this section may be made at any time before entry of judgment. No person shall be liable under this section for violation of Section 25110, 25120 or 25130 if the sale of the security is qualified prior to the payment or receipt of any part of the consideration for the security sold, even though an offer to sell or a contract of sale may have been made or entered into without qualification.

     SEC. 25507. [TIME LIMIT ON ACTIONS- QUALIFICATION VIOLATIONS.]

     (b) No buyer may commence an action under Section 25503 (or Section 25504 or Section 25504.1 insofar as they relate to that section) if, before suit is commenced, such buyer shall have received a written offer approved as to form by the commissioner (1) stating the respect in which liability under such section may have arisen, (2) offering to repurchase the security for a cash price payable upon delivery of the security or offering to pay the buyer an amount in cash equal in either case to the amount recoverable by the buyer in accordance with Section 25503, or, offering to rescind the transaction by putting the parties back in the same position as before the transaction, (3) providing that such offer may be accepted by the buyer at any time within a specified period of not less than thirty (30) days after the date of receipt thereof unless rejected earlier during such period by the buyer, (4) setting forth the provisions of this subdivision (b), and (5) containing such other information as the commissioner may require by rule or order, and such buyer shall have failed to accept such offer in writing within the specified period after receipt thereof.

     SEC. 25110. [QUALIFICATION REQUIREMENT.] It is unlawful for any person to offer or sell in this state any security in an issuer transaction (other than in a transaction subject to Section 25120), whether or not by or through underwriters, unless such sale has been qualified under Section 25111, 25112 or 25113 (and no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification) or unless such security or transaction is exempted or not subject to qualification under Chapter 1 (commencing with Section 25100) of this part. The offer or sale of such a security in a manner that varies or differs from, exceeds the scope of, or fails to conform with either a material term or material condition of qualification of the offering as set forth in the permit or qualification order, or a material representation as to the manner of offering which is set forth in the application for qualification, shall be an unqualified offer or sale.

     SEC. 25534. [RESTRICTIVE LEGEND REQUIREMENT-HEARINGS.] Whenever any securities are issued which the commissioner determines were offered or sold in violation of Section 25110, 25120, or 25130, the commissioner may, by written order to the issuer and notice to the holders of such securities, require certificates evidencing such securities to have stamped or printed prominently on their face a legend, in the form prescribed by rule of the commissioner, restricting the transfer of such securities. Upon receipt of the order, the issuer shall stamp or print such legend prominently on the face of all outstanding certificates subject to the order. If, after such order or notice has been given, a request for a hearing is filed in writing by the person or persons to whom such order or notice was addressed, a hearing shall be held in accordance with the provisions of the Administrative Procedure Act, Chapter 5 [ADMINISTRATIVE ADJUDICATION] (commencing with Section 11500 [definitions]) of
Part 1 [STATE DEPARTMENTS AND AGENCIES] of Division 3 [EXECUTIVE DEPARTMENT] of Title 2 [GOVERNMENT OF THE STATE OF CALIFORNIA] 2 of the Government Code, and the commissioner shall have all the powers granted thereunder; unless such hearing is commenced within fifteen (15) business days after the request for hearing is received by the commissioner (or the person or persons affected and the issuer consent to a later date), such order and notice are rescinded.

                                   Annex B-4

COLORADO

     SEC. 11-51-301. REQUIREMENT FOR REGISTRATION OF SECURITIES. It is unlawful for any person to offer to sell or sell any security in this state unless it is registered under this article or unless the security or transaction is exempted under sections 11-51-307, 11-51-308, or 11-51-309.

     SEC. 11-51-604.  CIVIL LIABILITIES.

     (1) Any person who sells a security in violation of section 11-51-301 is liable to the person buying the security from such seller for the consideration paid for the security, together with interest at the statutory rate from the date of payment, costs, and reasonable attorney fees, less the amount of any income received on the security, upon the tender of the security, or is liable for damages if the buyer no longer owns the security. Damages are deemed to be the amount that would be recoverable upon a tender, less the value of the security when the buyer disposed of it, and interest at the statutory rate from the date of disposition. No person is liable under this subsection (1) for a violation of section 11-51-301 due solely to a failure to file the prescribed notification of exemption or to pay the required exemption fee for an exemption under section 11-51-308 (1)(p).

     (2) (a) Except as provided in paragraph (b) of this subsection (2), any broker-dealer or sales representative who sells a security in violation of section 11-51-401 is liable to the person buying the security from such seller for the consideration paid for the security, together with interest at the statutory rate from the date of payment, costs, and reasonable attorney fees, less the amount of any income received on the security, upon the tender of the security, or is liable for damages if the buyer no longer owns the security. Damages are deemed to be the amount that would be recoverable upon a tender, less the value of the security when the buyer disposed of it, and interest at the statutory rate from the date of disposition.

         (b) No broker-dealer or sales representative is liable under this subsection (2) for a sale of a security exempt from registration under section 11-51-307(1)(g) to (1)(j) or for a sale of a security in a transaction exempt from registration under section 11-51-308(1)(a), (1)(e) to (1)(l), (1)(o), or
(1)(p); but this paragraph (b) does not apply if at the time of such sale:

              (I) In the case of a violation of section 11-51-401 arising from the failure of a broker-dealer to be licensed under this article, such broker-dealer was registered as a broker-dealer under the federal "Securities Exchange Act of 1934", licensed as a broker-dealer or its equivalent under the laws of another state, or held a limited license under this article; or

              (II)In the case of a violation of section 11-51-401 arising from the failure of a sales representative to be licensed under this article, such sales representative was licensed as a sales representative or its equivalent under the laws of another state, held a limited license under this article, or in connection with such sale was acting for a broker-dealer which was registered as a broker-dealer under the federal "Securities Exchange Act of 1934", licensed as a broker-dealer or its equivalent under the laws of another state, or licensed under this article.

     (2.5) An investment adviser or investment adviser representative who violates section 11-51-401 is liable to each person to whom investment advisory services are provided in violation of such section in an amount equal to the greater of one thousand dollars or the value of all the benefits derived directly or indirectly from the relationship or dealings with such person prior to such time as the violation may be cured, together with interest at the statutory rate from the date of receipt of such benefits, costs, and reasonable attorney fees.

     (2.6) An investment adviser or investment adviser representative who provides investment advisory services to another person but who recklessly, knowingly, or with an intent to defraud fails to furnish to that person a written disclosure statement as required by section 11-51-409.5 is liable to such other person in an amount equal to one thousand dollars, the value of all benefits derived directly or indirectly from the relationship or dealings with such person, or for actual damages suffered by such other person, whichever is greatest, plus interest at the statutory rate, costs, reasonable attorney fees, or such other legal or equitable relief as the court may deem appropriate.

                                   Annex B-5

     (3) Any person who recklessly, knowingly, or with an intent to defraud sells or buys a security in violation of section 11-51-501(1) or provides investment advisory services to another person in violation of section 11-51-501(5) or (6) is liable to the person buying or selling such security or receiving such services in connection with the violation for such legal or equitable relief that the court deems appropriate, including rescission, actual damages, interest at the statutory rate, costs, and reasonable attorney fees.

     (4) Any person  who sells a  security  in  violation  of section  11-51-501
(1)(b) (the buyer not knowing of the untruth or omission) and who does not sustain the burden of proof that such person did not know, and in the exercise of reasonable care could not have known, of the untruth or omission is liable to the person buying the security from such person, who may sue to recover the consideration paid for the security, together with interest at the statutory rate from the date of payment, costs, and reasonable attorney fees, less the amount of any income received on the security, upon the tender of the security, or is liable for damages if the buyer no longer owns the security. Damages are deemed to be the amount that would be recoverable upon a tender, less the value of the security when the buyer disposed of it, and interest at the statutory rate from the date of disposition.

     (5) (a) Every person who, directly or indirectly, controls a person liable under subsection (1), (2), (2.5), (2.6), or (3) of this section is liable jointly and severally with and to the same extent as such controlled person, unless the controlling person sustains the burden of proof that such person did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist.

         (b) Every person who, directly or indirectly, controls a person liable under subsection (3) or (4) of this section is liable jointly and severally with and to the same extent as such controlled person, unless such controlling person sustains the burden of proof that such person acted in good faith and did not, directly or indirectly, induce the act or acts constituting the violation or cause of action.

         (c) Any person who knows that another  person  liable under  subsection
(3) or (4) of this section is engaged in conduct which constitutes a violation of section 11-51-501 and who gives substantial assistance to such conduct is jointly and severally liable to the same extent as such other person.

     (6) Any tender specified in this section may be made at any time before entry of judgment.

     (7) Every cause of action under this article survives the death of any individual who might have been a plaintiff or defendant.

     (8) No person may sue under subsection (1), (2), (2.5), or (2.6) or paragraph (a) of subsection (5) of this section more than two years after the contract of sale, or, as those provisions pertain to investment advisers, federal covered advisers, investment adviser representatives, and persons who provide investment advisory services, more than two years after the date of the violation. No person may sue under subsection (3) or (4) or paragraph (b) or (c) of subsection (5) of this section more than three years after the discovery of the facts giving rise to a cause of action under subsection (3) or (4) of this section or after such discovery should have been made by the exercise of reasonable diligence and in no event more than five years after the purchase or sale, or, as those provisions pertain to investment advisers, federal covered advisers, investment adviser representatives, and persons who provide investment advisory services, more than five years after the date of the violation.

     (9) (a)  No buyer may sue under this section:

              (I) If the buyer received a written rescission offer, before suit and at a time when the buyer owned the security, to refund the consideration paid together with interest at the statutory rate from the date of payment, less the amount of any income received on the security, and the buyer failed to accept the offer within thirty days of its receipt; or

              (II) If the buyer received such an offer before suit and at a time when the buyer did not own the security, unless the buyer rejects the offer in writing within thirty days of its receipt.

                                   Annex B-6

         (b) If, after acceptance, a rescission offer is not performed in accordance with its terms, the buyer may obtain relief under this section without regard to the rescission offer.

     (10) No person who has made or engaged in the performance of any contract in violation of any provision of this article or any rule or order under this article or who has acquired any purported right under any such contract with knowledge of the facts by reason of which the making or performance of any such contract was in violation may base any suit on the contract.

     (11) Any condition, stipulation, or provision binding any person acquiring or disposing of any security to waive compliance with any provision of this article or any rule or order under this article is void.

     (12) The rights and remedies provided by this article may be pleaded and proved in the alternative and are in addition to any other rights or remedies that may exist at law or in equity, but this article does not create any cause of action not specified in this section or section 11-51-602.

     (13) Any person liable under this section may seek and obtain contribution from other persons liable under this section, directly or indirectly, for the same violation. Contribution shall be awarded by the court in accordance with the actual relative culpabilities of the various persons so liable.

     (14) In the case of a willful violation of or a willful refusal to comply with or obey an order issued by the securities commissioner to any person pursuant to section 11-51-410 or 11-51-606, the district court of the city and county of Denver, upon application by the securities commissioner, may issue to the person an order requiring that person to appear before the court regarding such violation or refusal. If the securities commissioner establishes by a preponderance of the evidence that the person willfully violated or willfully refused to comply with or obey the order, the court may impose legal and equitable sanctions as are available to the court in the case of contempt of court and as the court deems appropriate upon such person.

                                   Annex B-7

FLORIDA

     SEC. 517.07. REGISTRATION OF SECURITIES.

     (1) It is unlawful and a violation of this chapter for any person to sell or offer to sell a security within this state unless the security is exempt under section 517.051, is sold in a transaction exempt under section 517.061, is a federal covered security, or is registered pursuant to this chapter.

     (2) No securities that are required to be registered under this chapter shall be sold or offered for sale within this state unless such securities have been registered pursuant to this chapter and unless prior to each sale the purchaser is furnished with a prospectus meeting the requirements of rules adopted by the department.

     (3) The department shall issue a permit when registration has been granted by the department. A permit to sell securities is effective for 1 year from the date it was granted. Registration of securities shall be deemed to include the registration of rights to subscribe to such securities if the application under
s. 517.081 or s. 517.082 for registration of such securities includes a statement that such rights are to be issued.

     (4) A record of the registration of securities shall be kept in the office of the department, in which register of securities shall also be recorded any orders entered by the department with respect to such securities. Such register, and all information with respect to the securities registered therein, shall be open to public inspection.

     (5) Notwithstanding any other provision of this section, offers of securities required to be registered by this section may be made in this state before the registration of such securities if the offers are made in conformity with rules adopted by the department.

     SEC. 517.12. REGISTRATION OF DEALERS, ASSOCIATED PERSONS, INVESTMENT ADVISERS, AND BRANCH OFFICES.

     (1) No dealer, associated person, or issuer of securities shall sell or offer for sale any securities in or from offices in this state, or sell securities to persons in this state from offices outside this state, by mail or otherwise, unless the person has been registered with the department pursuant to the provisions of this section. The department shall not register any person as an associated person of a dealer unless the dealer with which the applicant seeks registration is lawfully registered with the department pursuant to this chapter.

     (2) The registration requirements of this section do not apply to the issuers of securities exempted by s. 517.051(l)-(8)and (10).

     (3) Except as otherwise provided in s.  517.061(11)(a)4,  (13), (16), (17), or (18), the registration requirements of this section do not apply in a transaction exempted by s. 517.061(l)-(12),(14), and (15).

     (4) No investment adviser or associated person of an investment adviser or federal covered adviser shall engage in business from offices in this state, or render investment advice to persons of this state, by mail or otherwise, unless the federal covered adviser has made a notice filing with the department pursuant to s. 517.1201 or the investment adviser is registered pursuant to the provisions of this chapter and associated persons of the federal covered adviser or investment adviser have been registered with the department pursuant to this section. The department shall not register any person or an associated person of a federal covered adviser or an investment adviser unless the federal covered adviser or investment adviser with which the applicant seeks registration is in compliance with the notice filing requirements of s. 517.1201 or is lawfully registered with the department pursuant to this chapter. A dealer or associated person who is registered pursuant to this section may render investment advice upon notification to and approval from the department.

     (5) No dealer or investment adviser shall conduct business from a branch office within this state unless the branch office is registered with the department pursuant to the provisions of this section.

                                   Annex B-8

     (6) A dealer, associated person, investment adviser, or branch office, in order to obtain registration, must file with the department a written application, on a form which the department may by rule prescribe, verified under oath. The department may establish, by rule, procedures for depositing fees and filing documents by electronic means provided such procedures provide the department with the information and data required by this section. Each dealer or investment adviser must also file an irrevocable written consent to service of civil process similar to that provided for in s. 517.101. The application shall contain such information as the department may require concerning such matters as:

         (a) The name of the applicant and the address of its principal office and each office in this state.

         (b) The applicant's form and place of organization; and, if the applicant is a corporation, a copy of its articles of incorporation and amendments to the articles of incorporation or, if a partnership, a copy of the partnership agreement.

         (c) The applicant's proposed method of doing business and financial condition and history, including a certified financial statement showing all assets and all liabilities, including contingent liabilities of the applicant as of a date not more than 90 days prior to the filing of the application.

         (d) The names and addresses of all associated persons of the applicant to be employed in this state and the offices to which they will be assigned.

     (7) The application shall also contain such information as the department may require about the applicant; any partner, officer, or director of the applicant or any person having a similar status or performing similar functions; any person directly or indirectly controlling the applicant; or any employee of a dealer or of an investment adviser rendering investment advisory services. Each applicant shall file a complete set of fingerprints taken by an authorized law enforcement officer. Such fingerprints shall be submitted to the Department of Law Enforcement or the Federal Bureau of Investigation for state and federal processing. The department may waive, by rule, the requirement that applicants must file a set of fingerprints or the requirement that such fingerprints must be processed by the Department of Law Enforcement or the Federal Bureau of Investigation. The department may require information about any such applicant or person concerning such matters as:

         (a) His or her full name, and any other names by which he or she may have been known, and his or her age, photograph, qualifications, and educational and business history.

         (b) Any  injunction  or  administrative  order  by a state  or  federal agency, national securities exchange, or national securities association involving a security or any aspect of the securities business and any injunction or administrative order by a state or federal agency regulating banking, insurance, finance, or small loan companies, real estate, mortgage brokers, or other related or similar industries, which injunctions or administrative orders relate to such person.

         (c) His or her conviction of, or plea of nolo contendere to, a criminal offense or his or her commission of any acts which would be grounds for refusal of an application under s. 517.161.

         (d) The names and addresses of other persons of whom the department may inquire as to his or her character, reputation, and financial responsibility.

     (8) The department may require the applicant or one or more principals or general partners, or natural persons exercising similar functions, or any associated person to successfully pass oral or written examinations. Because any principal, manager, supervisor, or person exercising similar functions shall be responsible for the acts of the associated persons affiliated with a dealer or investment adviser, the examination standards may be higher for a dealer, office manager, principal, or person exercising similar functions than for a nonsupervisory associated person. The department may waive the examination process when it determines that such examinations are not in the public interest. The department shall waive the examination requirements for any person who has passed any tests as prescribed in s. 15(b)(7) of the Securities Exchange Act of 1934 that relates to the position to be filled by the applicant.

                                   Annex B-9

     (9) All dealers, except securities dealers who are designated by the Federal Reserve Bank of New York as primary government securities dealers or securities dealers registered as issuers of securities, shall comply with the net capital and ratio requirements imposed pursuant to the Securities Exchange Act of 1934. The department may by rule require a dealer to file with the department any financial or operational information that is required to be filed by the Securities Exchange Act of 1934 or any rules adopted under such act.

         (b) The department may by rule require the maintenance of a minimum net capital for securities dealers who are designated by the Federal Reserve Bank of New York as primary government securities dealers and securities dealers registered as issuers of securities and investment advisers, or prescribe a ratio between net capital and aggregate indebtedness, to assure adequate protection for the investing public. The provisions of this section shall not apply to any investment adviser that maintains its principal place of business in a state other than this state, provided such investment adviser is registered in the state where it maintains its principal place of business and is in compliance with such state's net capital requirements.

     (10) An applicant for registration shall pay an assessment fee of $200, in the case of a dealer or investment adviser, or $40, in the case of an associated person. The assessment fee of an associated person shall be reduced to $30 but only after the department determines, by final order, that sufficient funds have been allocated to the Securities Guaranty Fund pursuant to section 517.1203 to satisfy all valid claims filed in accordance with section 517.1203(2) and after all amounts payable under any service contract entered into by the department pursuant to s. 517.1204, and all notes, bonds, certificates of indebtedness, other obligations, or evidences of indebtedness secured by such notes, bonds, certificates of indebtedness, or other obligations, have been paid or provision has been made for the payment of such amounts, notes, bonds, certificates of indebtedness, other obligations, or evidences of indebtedness. An associated person not having current fingerprint cards filed with the National Association of Securities Dealers or a national securities exchange registered with the Securities and Exchange Commission shall be assessed an additional fee to cover the cost for said fingerprint cards to be processed by the department. Such fee shall be determined by rule of the department. Each dealer and each investment adviser shall pay an assessment fee of $100 for each office in this state, except its designated principal office. Such fees become the revenue of the state, except for those assessments provided for under s. 517.131(1) until such time as the Securities Guaranty Fund satisfies the statutory limits, and are not returnable in the event that registration is withdrawn or not granted.

     (11) If the department finds that the applicant is of good repute and character and has complied with the provisions of this chapter and the rules made pursuant hereto, it shall register the applicant. The registration of each dealer, investment adviser, and associated person will expire on December 31, and the registration of each branch office will expire on March 31, of the year in which it became effective unless the registrant has renewed its registration on or before that date. Registration may be renewed by furnishing such information as the department may require, together with payment of the fee required in subsection (10) for dealers, investment advisers, associated persons, or branch offices and the payment of any amount lawfully due and owing to the department pursuant to any order of the department or pursuant to any agreement with the department. Any dealer, investment adviser, or associated person registrant who has not renewed a registration by the time the current registration expires may request reinstatement of such registration by filing with the department, on or before January 31 of the year following the year of expiration, such information as may be required by the department, together with payment of the fee required in subsection (10) for dealers, investment advisers, or associated persons and a late fee equal to the amount of such fee. Any reinstatement of registration granted by the department during the month of January shall be deemed effective retroactive to January 1 of that year.

     (12) (a) The department may issue a license to a dealer, investment adviser, associated person, or branch office to evidence registration under this chapter. The department may require the return to the department of any license it may issue prior to issuing a new license.

         (b) Every dealer, investment adviser, or federal covered adviser shall promptly file with the department, as prescribed by rules adopted by the department, notice as to the termination of employment of any associated person registered for such dealer or investment adviser in this state and shall also furnish the reason or reasons for such termination.

                                   Annex B-10

         (c) Each dealer or investment adviser shall designate in writing to, and register with, the department a manager for each office the dealer or investment adviser has in this state.

     (13) Changes in registration occasioned by changes in personnel of a partnership or in the principals, copartners, officers, or directors of any dealer or investment adviser or by changes of any material fact or method of doing business shall be reported by written amendment in such form and at such time as the department may specify. In any case in which a person or a group of persons, directly or indirectly or acting by or through one or more persons, proposes to purchase or acquire a controlling interest in a registered dealer or investment adviser, such person or group shall submit an initial application for registration as a dealer or investment adviser prior to such purchase or acquisition. The department shall adopt rules providing for waiver of the application required by this subsection where control of a registered dealer or investment adviser is to be acquired by another dealer or investment adviser registered under this chapter or where the application is otherwise unnecessary in the public interest.

     (14) Every dealer, investment adviser, or branch office registered or required to be registered with the department shall keep records of all currency transactions in excess of $10,000 and shall file reports, as prescribed under the financial recordkeeping regulations in 31 C.F.R. pt. 103, with the department when transactions occur in or from this state. All reports required by this subsection to be filed with the department shall be confidential and exempt from s. 119.07(1) except that any law enforcement agency or the Department of Revenue shall have access to, and shall be authorized to inspect and copy, such reports. This exemption is subject to the Open Government Sunset Review Act in accordance with s. 119.14.

     (15) In lieu of filing with the department the applications specified in subsection (6), the fees required by subsection (10), and the termination notices required by subsection (12), the department may by rule establish procedures for the deposit of such fees and documents with the Central Registration Depository of the National Association of Securities Dealers, Inc., as developed under contract with the North American Securities Administrators Association, Inc.; provided, however, that such procedures shall provide the department with the information and data as required by this section.

     (16) Except for securities dealers who are designated by the Federal Reserve Bank of New York as primary government securities dealers or securities dealers registered as issuers of securities, every applicant for initial or renewal registration as a securities dealer and every person registered as a securities dealer shall be registered as a broker or dealer with the Securities and Exchange Commission and shall be subject to insurance coverage by the Securities Investor Protection Corporation.

     (17) (a) A dealer that is located in Canada and has no office or other physical presence in this state may, provided the dealer is registered in accordance with this section, effect transactions in securities with or for, or induce or attempt to induce the purchase or sale of any security by:

              1. A person from Canada who temporarily resides in this state and with whom the Canadian dealer had a bona fide dealer-client relationship before the person entered the United States; or

              2. A person from Canada who is a resident of this state, and whose transactions are in a self-directed tax advantage retirement plan in Canada of which the person is the holder or contributor.

         (b) An associated person who represents a Canadian dealer registered under this section may, provided the agent is registered in accordance with this section, effect transactions in securities in this state as permitted for a dealer, under subsection (a).

         (c) A Canadian dealer may register under this section provided that such dealer:

              1. Files an application in the form required by the jurisdiction in which the dealer has a head office.

              2. Files a consent to service of process.

                                   Annex B-11

              3. Is registered as a dealer in good standing in the jurisdiction from which it is effecting transactions into this state and files evidence of such registration with the department.

              4. Is a member of a self-regulatory organization or stock exchange in Canada.

         (d) An associated person who represents a Canadian dealer registered under this section in effecting transactions in securities in this state may register under this section provided that such person:

              1. Files an application in the form required by the jurisdiction in which the dealer has its head office.

              2. Is registered in good standing in the jurisdiction from which he or she is effecting transactions into this state and files evidence of such registration with the department.

         (e) If the department finds that the applicant is of good repute and character and has complied with the provisions of this chapter, the department shall register the applicant.

         (f) A Canadian dealer registered under this section shall:

              1. Maintain its provincial or territorial registration and its membership in a self-regulatory organization or stock exchange in good standing.

              2. Provide the department upon request with its books and records relating to its business in this state as a dealer.

              3. Provide the department notice of each civil, criminal, or administrative action initiated against the dealer.

              4. Disclose to its clients in this state that the dealer and its agents are not subject to the full regulatory requirements under this chapter.

              5. Correct any inaccurate information within 30 days, if the information contained in the application form becomes inaccurate for any reason before or after the dealer becomes registered.

         (g) An associated person of a Canadian dealer registered under this section shall:

              1.  Maintain  provincial  or  territorial   registration  in  good
standing.

              2. Provide the department with notice of each civil, criminal, or administrative action initiated against such person.

              3. Through the dealer, correct any inaccurate information within 30 days, if the information contained in the application form becomes inaccurate for any reason before or after the associated person becomes registered.

         (h) Renewal applications for Canadian dealers and associated persons under this section must be filed before December 31 each year. Every applicant for registration or renewal registration under this section shall pay the fee for dealers and associated persons under this chapter.

     (18)  Every  dealer or  associated  person  registered  or  required  to be
registered   with  the  department   shall  satisfy  any  continuing   education
requirements established by rule pursuant to law.

     (19)  The  registration   requirements  of  this  section  which  apply  to
investment advisers and associated persons do not apply to a commodity trading adviser who:

                                   Annex B-12

         (a) Is registered as such with the Commodity Futures Trading Commission pursuant to the Commodity Exchange Act.

         (b) Advises or exercises trading discretion, with respect to foreign currency options listed and traded exclusively on the Philadelphia Stock Exchange, on behalf of an "appropriate person" as defined by the Commodity Exchange Act. The exemption provided in this subsection does not apply to a commodity trading adviser who engages in other activities that require registration under this chapter.

     SEC. 517.211. REMEDIES AVAILABLE IN CASES OF UNLAWFUL SALE. (1) Every sale made in violation of either s. 517.07 or s. 517.12 may be rescinded at the election of the purchaser; and the person making the sale and every director, officer, partner, or agent of or for the seller, if the director, officer, partner, or agent has personally participated or aided in making the sale, is jointly and severally liable to the purchaser in an action for rescission, if the purchaser still owns the security, or for damages, if the purchaser has sold the security. No purchaser otherwise entitled will have the benefit of this subsection who has refused or failed, within 30 days of receipt, to accept an offer made in writing by the seller, if the purchaser has not sold the security, to take back the security in question and to refund the full amount paid by the purchaser or, if the purchaser has sold the security, to pay the purchaser an amount equal to the difference between the amount paid for the security and the amount received by the purchaser on the sale of the security, together, in either case, with interest on the full amount paid for the security by the purchaser at the legal rate, pursuant to s. 55.03, for the period from the date of payment by the purchaser to the date of repayment, less the amount of any income received by the purchaser on the security.

                                   Annex B-13

OREGON

     SEC. 59.115. LIABILITY IN CONNECTION WITH SALE OF SECURITIES - RECOVERY BY PURCHASER - LIMITATIONS ON proceeding.

     (1) A person who sells a security is liable as provided in subsection (2) of this section to a purchaser of the security if the person:

                  (a) Sells a security, other than a federal covered security, in violation of the Oregon Securities Law or of any condition, limitation or restriction imposed upon a registration or license under the Oregon Securities Law; or

                  (b) Sells a security by means of an untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading (the buyer not knowing of the untruth or omission), and who does not sustain the burden of proof that the person did not know, and in the exercise of reasonable care could not have known, of the untruth of omission.

     (2) The purchaser may recover:

         (a) Upon tender of the security, the consideration paid for the security, and interest from the date of payment equal to the greater of the rate of interest specified in ORS 82.010 for judgments and decrees for the payment of money or the rate provided in the security if the security is an interest-bearing obligation, less any amount received on the security; or

         (b) If the purchaser no longer owns the security, damages in the amount that would be recoverable upon a tender, less the value of the security when the purchaser disposed of it and less interest on such value at the rate of interest specified in ORS 82.010 for judgments and decrees for the payment of money from the date of disposition.

     (3) Every person who directly or indirectly controls a seller liable under subsection (1) of this section, every partner, limited liability company manager, including a member who is a manager, officer or director of such seller, every person occupying a similar status or performing similar functions, and every person who participates or materially aids in the sale is also liable jointly and severally with and to the same extent as the seller, unless the nonseller sustains the burden of proof that the nonseller did not know, and, in the exercise of reasonable care, could not have known, of the existence of facts on which the liability is based. Any person held liable under this section shall be entitled to contribution from those jointly and severally liable with that person.

     (4) Notwithstanding the provisions of subsection (3) of this section, a person whose sole function in connection with the sale of a security is to provide ministerial functions of escrow, custody or deposit services in accordance with applicable law is liable only if the person participates or materially aids in the sale and the purchaser sustains the burden of proof that the person knew of the existence of facts on which liability is based or that the person's failure to know of the existence of such facts was the result of the person's recklessness or gross negligence.

     (5) Any tender specified in this section may be made at any time before entry of judgment.

     (6) Except as otherwise provided in this subsection, no action or suit may be commenced under this section more than three years after the sale. An action under this section for a violation of subsection (1)(b) of this section or ORS
59.135 may be commenced within three years after the sale or two years after the person bringing the action discovered or should have discovered the facts on which the action is based, whichever is later. Failure to commence an action on a timely basis is an affirmative defense.

     (7) No action may be commenced under this section solely because an offer was made prior to registration of the securities.

     (8) Any person having a right of action against a broker-dealer, state investment adviser or against a salesperson or investment adviser representative acting within the course and scope or apparent course and scope of authority of

                                   Annex B-14
the salesperson or investment adviser representative, under this section shall have a right of action under the bond or irrevocable letter of credit provided in ORS 59.175.

     (9) Subsection (4) of this section shall not limit the liability of any person:

         (a) For conduct other than in the circumstances described in subsection
(4) of this section; or

         (b) Under any other law, including any other provisions of the Oregon Securities Law.

     (10) Except as provided in subsection (11) of this section, the court may award reasonable attorney fees to the prevailing party in an action under this section.

     (11) The court may not award attorney fees to a prevailing defendant under the provisions of subsection (10) of this section if the action under this section is maintained as a class action pursuant to ORCP 32.

     SEC.     59.125.     EFFECT     OF     NOTICE    OF    OFFER    TO    REPAY
PURCHASER-EXCEPTIONS-REGISTRATION OF TRANSACTION.

     (1) Except as provided in subsection (3) of this section, no action or suit may be commenced under ORS 59.115 if the purchaser has received before suit a written notice as outlined in subsection (2) of this section.

     (2) The notice shall contain:

         (a) An offer to pay the amount specified in ORS 59.115(2)(a) upon tender of the security; and

         (b) A statement of the effect on the purchaser's rights of failure to respond as required in subsection (3) of this section.

     (3) An action or suit under this section may be commenced after receipt of a notice as outlined in subsection (2) of this section:

                  (a) If the purchaser owned the security when the notice was received, accepted the payment offer within 30 days after its receipt, and has not been paid the full amount offered; or

                  (b) If the purchaser did not own the security when the notice was received and, within 30 days after receipt, gave written notice of inability to tender back the security.

     (4) An offer to repay the purchaser pursuant to this section involves the offer or sale of a security. The transaction must be registered under ORS 59.055 unless there is an exemption from the registration requirement or a notice is filed under ORS 59.049.

                                   Annex B-15

PENNSYLVANIA

     SEC. 201. [70 P.S. 1-201] REGISTRATION REQUIREMENT. It is unlawful for any person to offer or sell any security in this State unless the security is registered under this act, the security or transaction is exempted under section 202 or 203 hereof or the security is a federally covered security.

     SEC. 301. [70 P.S. 1-301] REGISTRATION  REQUIREMENT.  Unless exempted under section 302 hereof:

     (a) It is unlawful for any person to transact business in this State as a broker-dealer or agent unless he is registered under this act.

     (b) It is unlawful for any broker-dealer or issuer to employ an agent to represent him in this State unless the agent is registered under this act. The registration of an agent is not effective during any period when he is not associated with a specified broker-dealer registered under this act or a specified issuer. No agent shall at any time represent more than one broker-dealer or issuer, except that where affiliated organizations are registered broker-dealers, an agent may represent one or more of such organizations. When an agent begins or terminates a connection with a broker-dealer or issuer, or begins or terminates those activities which make him an agent, the agent as well as the broker-dealer or issuer shall promptly notify the commission. The commission may adopt a temporary registration procedure to permit agents to change employers without suspension of their registrations hereunder.

     (c) It is unlawful for any person to transact business in this State as an investment adviser unless he is so registered or registered as a broker-dealer under this act or unless he is exempted from registration. It is unlawful for any person to transact business in this State as an investment adviser representative unless he is so registered or exempted from registration.

         (c.1) The following apply:

              (1) It is unlawful for any:

                   (i) person required to be registered as an investment adviser under this act to employ an investment adviser representative unless the investment adviser representative is registered under this act or exempted from registration, provided that the registration of an investment adviser representative is not effective during any period when he is not employed by an investment advisor registered under this act; or

                   (ii) federally covered adviser to employ, supervise or associate with an investment adviser representative having a place of business in this Commonwealth, unless such investment adviser representative is registered under this act or exempted from registration.

              (2) If a registered investment adviser representative begins or terminates employment with an investment adviser or a federally covered adviser, the investment adviser in the case under paragraph (1)(i), or the investment adviser representative in the case of paragraph (1)(ii), shall promptly notify the commission.

              (3) The commission may adopt a temporary registration procedure to permit investment adviser representatives to change employers without suspension of their registrations under this act.

     (d) It is unlawful for any licensed broker-dealer, agent or investment adviser to effect a transaction in securities, directly or indirectly, in this State if the registrant is in violation of this act, or any regulation or order promulgated under this act of which he has notice, if such violation (i) is a material violation; (ii) relates to transactions effected in this State; and
(iii) has been committed by such registrant, or if the information contained in his application for registration, as of the date of such transaction, is incomplete in any material respect or is false or misleading with respect to any material fact.

     (e) Every registration or notice filing expires on December 31 of each year unless renewed. No registration or notice filing is effective after its expiration, unless a renewal application has been timely filed, and expiration

                                   Annex B-16
of a registration for which no renewal application has been filed is deemed an application for withdrawal under section 305(f).

     (f) It is unlawful for any federally covered adviser to conduct advisory business in this state, unless such person complies with the provisions of
Section 303(a)(iii).

     SEC. 502. [70 P.S. 1-502] VIOLATION OF REGISTRATION REQUIREMENTS. Any person who violates section 201 or any material condition imposed under section 206 or 207 shall be liable to the person purchasing the security offered or sold in violation of section 201 from him who may sue either at law or in equity to recover the consideration paid for the security, together with interest at the legal rate from the date of payment, less the amount of any income or distributions, in cash or in kind, received on the security, upon the tender of the security, or for damages if he no longer owns the security. Damages shall be the amount that would be recoverable upon a tender less the value of the security when the purchaser disposed of it and interest at the legal-rate from the date of disposition. Any person on whose behalf an offering is made and any underwriter of the offering, whether on a best efforts or a firm commitment basis, shall be jointly and severally liable under this section, but in no event shall any underwriter be liable in any suit or suits authorized under this section for damages in excess of the total price at which the securities underwritten by him and distributed to the public were offered to the public. Tender requires only notice of willingness to exchange the security for the amount specified. Any notice may be given by service as in civil actions or by certified mail addressed to the last known address of the person liable. No person shall be liable under this section if the sale of the security it registered prior to the payment or receipt of any part of the consideration for the security sold, even though an offer to sell or a contract of sale may have been made or entered into without registration.

     SEC. 504. [70 P.S. 1-504] TIME LIMITATIONS ON RIGHTS OF ACTION.

     (d) No purchaser may commence an action under section 501, 502 or 503 if, before suit is commenced, the purchaser has received a written offer: (i) stating the respect in which liability under such section may have arisen and fairly advising the purchaser of his rights; offering to repurchase the security for cash, payable on delivery of the security, equal to the consideration paid, together with interest at the legal rate from the date of payment, less the amount of any income or distributions, in cash or in kind, received thereon or, if the purchaser no longer owns the security, offering to pay the purchaser upon acceptance of the offer an amount in cash equal to the damages computed in accordance with section 501(a); and (ii) stating that the offer may be accepted by the purchaser at any time within a specified period of not less than thirty days after the date or receipt thereof, or such shorter period as the commission may by rule prescribe; and the purchaser has failed to accept such offer in writing within the specified period.

                                   Annex B-17

TENNESSEE

     SEC. 48-2-104. SECURITIES REGISTRATION REQUIREMENT. It is unlawful for any person to sell any security in this state unless:

     (1) It is registered under this part;

     (2) The security or transaction is exempted underss.48-2-103; or

     (3) the security is a covered security.

     SEC. 48-2-122. CIVIL LIABILITIES.

         (a) (1) Any person who:

                   (A) Sells a security in violation of Sections 48-2-104 -- 48-2-109, 48-2-110(f), or of any condition imposed under Section 48-2-107(g) or any rule, or order under this part of which he has notice; or

                   (B) Sells a security in violation ofss.48-2-121(a) (the purchaser not knowing of the violation of ss.48-2-121(a), and who does not carry the burden of proof of showing that the person did not know and in the exercise of reasonable care could not have known of the violation of ss.48-2-121(a)); shall be liable to the person purchasing the security from the seller to recover the consideration paid for the security, together with interest at the legal rate from the date of payment, less the amount of any income received on the security, upon the tender of the security, or, if the purchaser no longer owns the security, the amount that would be recoverable upon a tender, less the value of the security when the purchaser disposed of it and interest at the legal rate from the date of disposition.

              (2) Tender shall require only notice of willingness to exchange the security for the amount specified.

              (3) Any notice may be given by service as in civil actions or by certified mail addressed to the last known address of the person liable.

         (b) (l) Any person who purchases a security in violation of ss.48-2-121(a) (the seller not knowing of the violation of ss.48-2-121(a), and who does not carry the burden of proof of showing that he did not know and in the exercise of reasonable care could not have known of the violation of ss.48-2-121(a)) shall be liable to the person selling the security to the purchaser to return the security, plus any income received by the purchaser thereon, upon tender of the consideration received, or, if the purchaser no longer owns the security, the excess of the value of the security when the purchaser disposed of it, plus interest at the legal rate from the date of disposition, over the consideration paid for the security.

              (2) Tender requires only notice of willingness to pay the amount specified in exchange for the security.

              (3) Any notice may be given by service as in civil actions or by certified mail to the last known address of the person liable.

         (c) (l) Any person who willfully engages in any act or conduct which violates ss.48-2-121 shall be liable to any other person (not knowing that any such conduct constituted a violation of ss.48-2-121) who purchases or sells any security at a price which was affected by the act or conduct for the damages sustained as a result of such act or conduct unless the person sued shall prove that the person sued acted in good faith and did not know, and in the exercise of reasonable care could not have known, that such act or conduct violated ss.48-2-121.

              (2) Damages shall be the difference between the price at which the other person purchased or sold securities and the market value which the securities would have had at the time of the other person's purchase or sale in the absence of the act or conduct plus interest at the legal rate.

                                   Annex B-18

         (d) Any person who shall make or cause to be made any statement in any application, report, or document filed pursuant to this part or any rule or order hereunder or any undertaking contained in a registration statement hereunder, or in any advice given in such person's capacity as an investment adviser, which statement was at the time and in the light of the circumstances under which it was made false or misleading with respect to any material fact shall be liable to any person (not knowing that any such statement was false or misleading) who, in reliance upon such statement, shall have purchased or sold a security at a price which was affected by such statement, for damages (calculated as provided in subsections (a) and (b)) caused by such reliance, unless the person sued shall prove that the person sued acted in good faith and had no knowledge that such statement was false or misleading and in the exercise of reasonable care could not have known that such statement was false or misleading.

         (e) A person seeking to enforce any liability under this section may sue either at law or in equity in any court of competent jurisdiction.

         (f) In any such suit under this section, the court may, in its discretion, require an undertaking for the payment of the costs of such suit, and assess reasonable cost, including reasonable attorneys' fees, against either party litigant.

         (g) Every person who directly or indirectly controls a person liable under this section, every partner, principal executive officer, or director of such person, every person occupying a similar status or performing similar functions, every employee of such person who materially aids in the act or transaction constituting the violation, and every broker-dealer or agent who materially aids in the act or transaction constituting the violation, are also liable jointly and severally with and to the same extent as such person, unless the person who would be liable under subsection (d) proves that the person who would be liable did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist. There is contribution as in cases of contract among the several persons so liable.

         (h) No action shall be maintained under this section unless commenced before the expiration of two (2) years after the act or transaction constituting the violation or the expiration of one (1) year after the discovery of the facts constituting the violation, or after such discovery should have been made by the exercise of reasonable diligence, whichever first expires.

         (i)  Any  condition,   stipulation  or  provision  binding  any  person
acquiring any security to waive compliance with any provision of this part or any rule or order hereunder is void.

         (j) The rights and remedies under this part are in addition to any other rights or remedies that may exist at law or in equity.

         (k) The legal rate of interest shall be that as provided by Section 47-14-121.

                                   Annex B-19

TEXAS

     SEC. 33 [681-33]. CIVIL LIABILITIES.

     A. Liability of Sellers.

         (1) Registration and Related Violations. A person who offers or sells a security in violation of Section 7, 9 (or a requirement of the Commissioner thereunder), 12, 23B, or an order under 23A of this Act is liable to the person buying the security from him, who may sue either at law or in equity for rescission or for damages if the buyer no longer owns the security.

         (2) Untruth or Omission. A person who offers or sells a security (whether or not the security or transaction is exempt under Section 5 or 6 of this Act) by means of an untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, is liable to the person buying the security from him, who may sue either at law or in equity for rescission, or for damages if the buyer no longer owns the security. However, a person is not liable if he sustains the burden of proof that either
(a) the buyer knew of the untruth or omission or (b) he (the offeror or seller) did not know, and in the exercise of reasonable care could not have known, of the untruth or omission. The issuer of the security (other than a government issuer identified in Section 5M) is not entitled to the defense in clause (b) with respect to an untruth or omission (i) in a prospectus required in connection with a registration statement under Section 7A, 7B, or 7C, or (ii) in a writing prepared and delivered by the issuer in the sale of a security.

     B. Liability of Buyers. A person who offers to buy or buys a security (whether or not the security or transaction is exempt under Section 5 or 6 of this Act) by means of an untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, is liable to the person selling the security to him, who may sue either at law or in equity for rescission or for damages if the buyer no longer owns the security. However, a person is not liable if he sustains the burden of proof that either
(a) the seller knew of the untruth or omission, or (b) he (the offeror or buyer) did not know, and in the exercise of reasonable care could not have known, of the untruth or omission.

     C. Liability of Nonselling Issuers Which Register.

         (1) This Section 33C applies only to an issuer  which  registers  under
Section 7A, 7B, or 7C of this Act, or under Section 6 of the U. S. Securities Act of 1933, its outstanding securities for offer and sale by or for the owner of the securities.

         (2) If the prospectus required in connection with the registration contains, as of its effective date, an untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading, the issuer is liable to a person buying the registered security, who may sue either at law or in equity for rescission or for damages if the buyer no longer owns the securities. However, an issuer is not liable if it sustains the burden of proof that the buyer knew of the untruth or omission.

     D. Rescission and Damages. For this Section 33:

         (1) On rescission, a buyer shall recover (a) the consideration he paid for the security plus interest thereon at the legal rate from the date of payment by him, less (b) the amount of any income he received on the security, upon tender of the security (or a security of the same class and series).

         (2) On rescission, a seller shall recover the security (or a security of the same class and series) upon tender of (a) the consideration he received for the security plus interest thereon at the legal rate from the date of receipt by him, less (b) the amount of any income the buyer received on the security.

                                   Annex B-20

         (3) In damages, a buyer shall recover (a) the consideration he paid for the security plus interest thereon at the legal rate from the date of payment by him, less (b) the value of the security at the time he disposed of it plus the amount of any income he received on the security.

         (4) In damages, a seller shall recover (a) the value of the security at the time of sale plus the amount of any income the buyer received on the security, less (b) the consideration paid the seller for the security plus interest thereon at the legal rate from the date of payment to the seller.

         (5) For a buyer suing under Section 33C, the consideration he paid shall be deemed the lesser of (a) the price he paid and (b) the price at which the security was offered to the public.

         (6) On rescission or as a part of damages, a buyer or a seller shall also recover costs.

         (7) On rescission or as a part of damages, a buyer or a seller may also recover reasonable attorney's fees if the court finds that the recovery would be equitable in the circumstances.

     E. Time of Tender. Any tender specified in Section 33D may be made at any time before entry of judgment.

     F. Liability of Control Persons and Aiders.

         (1) A person who directly or indirectly controls a seller, buyer, or issuer of a security is liable under Section 33A, 33B, or 33C jointly and severally with the seller, buyer, or issuer, and to the same extent as if he were the seller, buyer, or issuer, unless the controlling person sustains the burden of proof that he did not know, and in the exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist.

         (2) A person who directly or indirectly with intent to deceive or defraud or with reckless disregard for the truth or the law materially aids a seller, buyer, or issuer of a security is liable under Section 33A, 33B, or 33C jointly and severally with the seller, buyer, or issuer, and to the same extent as if he were the seller, buyer, or issuer.

         (3) There is contribution as in cases of contract among the several persons so liable.

     G. Survivability of Actions. Every cause of action under this Act survives the death of any person who might have been a plaintiff or defendant.

     H. Statute of Limitations.

         (1) No person may sue under Section 33A(l) or 33F so far as it relates to Section 33A(1):

              (a) more than three years after the sale; or

              (b) if he received a rescission offer (meeting the requirements of Section 33 I) before suit unless he (i) rejected the offer in writing within 30 days of its receipt and (ii) expressly reserved in the rejection his right to sue; or

              (c) more than one year after he so rejected a rescission offer meeting the requirements of Section 33 I.

         (2) No person may sue under Section 33A(2), 33C, or 33F so far as it relates to 33A(2) or 33C:

              (a) more than three years after discovery of the untruth or omission, or after discovery should have been made by the exercise of reasonable diligence; or

              (b) more than five years after the sale; or

                                   Annex B-21

              (c) if he received a rescission offer (meeting the requirements of Section 33 I) before suit, unless he (i) rejected the offer in writing within 30 days of its receipt, and (ii) expressly reserved in the rejection his right to sue; or

              (d) more than one year after he so rejected a rescission offer meeting the requirements of Section 33 I.

         (3) No person may sue under  Section 33B or 33F so far as it relates to
Section 33B:

              (a) more than three years after discovery of the untruth or omission, or after discovery should have been made by the exercise of reasonable diligence; or

              (b) more than five years after the purchase; or

              (c) if he received a rescission offer (meeting the requirements of Section 33J) before suit unless he (i) rejected the offer in writing within 30 days of its receipt, and (ii) expressly reserved in the rejection his right to sue; or

              (d) more than one year after he so rejected a rescission offer meeting the requirements of Section 33J.

     I.  Requirements of a Rescission  Offer to Buyers. A rescission offer under
Section 33H(l) or (2) shall meet the following requirements:

         (1) The offer shall include financial and other information material to the offeree's decision whether to accept the offer, and shall not contain an untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading.

         (2) The offeror shall deposit funds in escrow in a state or national bank doing business in Texas (or in another bank approved by the Commissioner) or receive an unqualified commitment from such a bank to furnish funds sufficient to pay the amount offered.

         (3) The amount of the offer to a buyer who still owns the security shall be the amount (excluding costs and attorney's fees) he would recover on rescission under Section 33D(l).

         (4) The amount of the offer to a buyer who no longer owns the security shall be the amount (excluding costs and attorney's fees) he would recover in damages under Section 33D(3).

         (5) The offer shall state:

              (a) the amount of the offer,  as determined  pursuant to Paragraph
(3) or (4) above, which shall be given (i) so far as practicable in terms of a specified number of dollars and a specified rate of interest for a period starting at a specified date, and (ii) so far as necessary, in terms of specified elements (such as the value of the security when it was disposed of by the offeree) known to the offeree but not to the offeror, which are subject to the furnishing of reasonable evidence by the offeree.

              (b) the name and address of the bank where the amount of the offer will be paid.

              (c) that the offeree will receive the amount of the offer within a specified number of days (not more than 30) after receipt by the bank, in form reasonably acceptable to the offeror, and in compliance with the instructions in the offer, of:

                   (i) the security, if the offeree still owns it, or evidence of the fact and date of disposition if he no longer owns it; and

                   (ii) evidence, if necessary, of elements referred to in Paragraph (a)(ii) above.

                                   Annex B-22

              (d) conspicuously that the offeree may not sue on his purchase under Section 33 unless:

                   (i) he accepts the offer but does not receive the amount of the offer, in which case he may sue within the time allowed by Section
33H(l)(a)or  33H(2)(a)or  (b),  as  applicable;  or

                   (ii) he rejects the offer in writing within 30 days of its receipt and expressly reserves in the rejection his right to sue, in which case he may sue within one year after he so rejects.

              (e) in reasonable detail, the nature of the violation of this Act that occurred or may have occurred.

              (f) any other information the offeror wants to include.

     J. Requirements of a Rescission Offer to Sellers.  A rescission offer under
Section 33H(3) shall meet the following requirements:

         (1) The offer shall include financial and other information material to the offeree's decision whether to accept the offer, and shall not contain an untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they are made, not misleading.

         (2) The offeror shall deposit the securities in escrow in a state or national bank doing business in Texas (or in another bank approved by the Commissioner).

         (3) The terms of the offer shall be the same (excluding costs and attorney's fees) as the seller would recover on rescission under Section 33D(2).

         (4) The offer shall state:

              (a) the terms of the offer,  as  determined  pursuant to Paragraph
(3) above, which shall be given (i) so far as practicable in terms of a specified number and kind of securities and a specified rate of interest for a period starting at a specified date, and (ii) so far as necessary, in terms of specified elements known to the offeree but not the offeror, which are subject to the furnishing of reasonable evidence by the offeree.

              (b) the name and address of the bank where the terms of the offer will be carried out.

              (c) that the offeree will receive the securities within a specified number of days (not more than 30) after receipt by the bank, in form reasonably acceptable to the offeror, and in compliance with the instructions in the offer, of:

                   (i) the amount required by the terms of the offer; and

                   (ii) evidence, if necessary, of elements referred to in Paragraph (a)(ii) above.

              (d)  conspicuously  that the offeree may not sue on his sale under
Section 33 unless:

                   (i) he accepts the offer but does not receive the securities, in which case he may sue within the time allowed by Section 33H(3)(a) or (b), as applicable; or

                   (ii) he rejects the offer in writing within 30 days of its receipt and expressly reserves in the rejection his right to sue, in which case he may sue within one year after he so rejects.

              (e) in reasonable detail, the nature of the violation of this Act that occurred or may have occurred.

              (f) any other information the offeror wants to include.

                                   Annex B-23

     K. Unenforceability of Illegal Contracts. No person who has made or engaged in the performance of any contract in violation of any provision of this Act or any rule or order or requirement hereunder, or who has acquired any purported right under any such contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on the contract.

     L. Waivers Void. A condition, stipulation, or provision binding a buyer or seller of a security to waive compliance with a provision of this Act or a rule or order or requirement hereunder is void.

     M. Saving of Existing Remedies. The rights and remedies provided by this Act are in addition to any other rights (including exemplary or punitive damages) or remedies that may exist at law or in equity.

     N. Limitation of Liability in Small Business Issuances.

         (1) For purposes of this Section 33N, unless the context otherwise requires, "small business issuer" means an issuer of securities that, at the time of an offer to which this Section 33N applies:

              (a) has annual gross revenues in an amount that does not exceed $25 million; and

              (b) does not have a class of equity securities registered, or required to be registered, with the Securities and Exchange Commission under
Section 12 of the Securities Exchange Act of 1934, as amended (15 U.S.C. Section
781).

         (2) This Section 33N applies only to:

              (a) an offer of securities made by a small business issuer or by the seller of securities of a small business issuer that is an aggregate amount that does not exceed $5 million; and

              (b) a person who has been engaged to provide services relating to an offer of securities described by Section 33N(2)(a), including an attorney, an accountant, a consultant, or the firm of the attorney, accountant, or consultant.

         (3) The maximum amount that may be recovered against a person to which this Section 33N applies in any action or series of actions under Section 33 relating to an offer of securities to which this Section 33N applies is an amount equal to three times the fee paid by the issuer or other seller to the person for the services related to the offer of securities, unless the trier of fact finds the person engaged in intentional wrongdoing in providing the services.

         (4) A small business issuer making an offer of securities shall provide to the prospective buyer a written disclosure of the limitation of liability created by this Section 33N and shall receive a signed acknowledgment that the disclosure was provided.

                                   Annex B-24

UTAH

     SEC. 61-1-3. LICENSING OF BROKER-DEALERS, AGENTS, AND INVESTMENT ADVISERS.

     (1) It is unlawful for any person to transact business in this state as a broker-dealer or agent unless the person is licensed under this chapter.

     (2) (a) It is unlawful for any broker-dealer or issuer to employ or engage an agent unless the agent is licensed. The license of an agent is not effective during any period when he is not associated with a particular broker-dealer licensed under this chapter or a particular issuer.

         (b) When an agent begins or terminates a connection with a broker-dealer or issuer, or begins or terminates those activities which make him an agent, the agent as well as the broker-dealer or issuer shall promptly notify the division.

     (3) It is unlawful for any person to transact business in this state as an investment adviser or as an investment adviser representative unless:

         (a) the person is licensed under this chapter; or

         (b) the person's only clients in this state are investment companies as defined in the Investment Company Act of 1940 [CCH FEDERAL SECURITIES LAW REPORTER P. 47,307], other investment advisers, federal covered advisers, broker-dealers, banks, trust companies, savings and loan associations, insurance companies, employee benefit plans with assets of not less than $1,000,000, and governmental agencies or instrumentalities, whether acting for themselves or as trustees with investment control, or other institutional investors as are designated by rule or order of the director; or

         (c) the person has no place of business in this state and during the preceding twelve-month period has had not more than five clients, other than those specified in Subsection (3)(b), who are residents of this state.

     (4) (a) It is unlawful for any:

              (i) person required to be licensed as an investment adviser under this chapter to employ an investment adviser representative unless the investment adviser representative is licensed under this chapter, provided that the license of an investment adviser representative is not effective during any period when the person is not employed by an investment adviser licensed under this chapter; or

              (ii) federal covered adviser to employ, supervise, or associate with an investment adviser representative having a place of business located in this state, unless such investment adviser representative is licensed under this chapter or is exempt from licensing.

         (b) When an investment adviser representative required to be licensed under this chapter begins or terminates employment with an investment adviser, the investment adviser shall promptly notify the division.

     (5) Except with respect to investment advisers whose only clients are those described under Subsections (3)(b) or (3)(c), it is unlawful for any federal covered adviser to conduct advisory business in this state unless such person complies with the provisions of Section 61-1-4.

     SEC. 61-1-7. REGISTRATION BEFORE SALE. It is unlawful for any person to offer or sell any security in this state unless it is registered under this chapter, the security or transaction is exempted under section 61-1-14, or the security is a federal covered security for which a notice filing has been made pursuant to the provisions of Section 61-1-15.5.

     SEC. 61-1-22. SALES AND PURCHASES IN VIOLATION-REMEDIES-LIMITATION OF ACTIONS.

                                   Annex B-25

     (1) (a) A person who offers or sells a security in violation of Subsection 61-1-3(1), Section 61-1-7, Subsection 61-1-17(2), any rule or order under
Section 61-1-15, which requires the affirmative approval of sales literature before it is used, any condition imposed under Subsection 61-1-10(4) or 61-1-11(7), or offers, sells, or purchases a security in violation of Subsection 61-1-1(2) is liable to the person selling the security to or buying the security from him, who may sue either at law or in equity to recover the consideration paid for the security, together with interest at 12% per year from the date of payment, costs, and reasonable attorney's fees, less the amount of any income received on the security, upon the tender of the security or for damages if he no longer owns the security.

         (b) Damages are the amount that would be recoverable upon a tender less the value of the security when the buyer disposed of it and interest at 12% per year from the date of disposition.

     (2) The court in a suit brought under Subsection (1) may award an amount equal to three times the consideration paid for the security, together with interest, costs, and attorney's fees, less any amounts, all as specified in Subsection (1) upon a showing that the violation was reckless or intentional.

     (3) A person who offers or sells a security in violation of Subsection 61-1-1(2) is not liable under Subsection (l)(a) if the purchaser knew of the untruth or omission, or the seller did not know and in the exercise of reasonable care could not have known of the untrue statement or misleading omission.

     (4) (a) Every person who directly or indirectly controls a seller or buyer liable under Subsection (1), every partner, officer, or director of such a seller or buyer, every person occupying a similar status or performing similar functions, every employee of such a seller or buyer who materially aids in the sale or purchase, and every broker-dealer or agent who materially aids in the sale are also liable jointly and severally with and to the same extent as the seller or purchaser, unless the nonseller or nonpurchaser who is so liable sustains the burden of proof that he did not know, and in exercise of reasonable care could not have known, of the existence of the facts by reason of which the liability is alleged to exist.

         (b) There is contribution as in cases of contract among the several persons so liable.

     (5) Any tender specified in this section may be made at any time before entry of judgment.

     (6) A cause of action under this section survives the death of any person who might have been a plaintiff or defendant.

     (7) (a) No action shall be maintained to enforce any liability under this section unless brought before the expiration of four years after the act or transaction constituting the violation or the expiration of two years after the discovery by the plaintiff of the facts constituting the violation, whichever expires first.

         (b) No person may sue under this section if: (i) the buyer or seller received a written offer, before suit and at a time when he owned the security, to refund the consideration paid together with interest at 12% per year from the date of payment, less the amount of any income received on the security, and he failed to accept the offer within 30 days of its receipt; or (ii) the buyer or seller received such an offer before suit and at a time when he did not own the security, unless he rejected the offer in writing within 30 days of its receipt.

     (8) No person who has made or engaged in the performance of any contract in violation of this chapter or any rule or order hereunder, or who has acquired any purported right under any such contract with knowledge of the facts by reason of which its making or performance was in violation, may base any suit on the contract.

     (9) A condition, stipulation, or provision binding a person acquiring a security to waive compliance with this chapter or a rule or order hereunder is void.

     (10) (a) The rights and remedies provided by this chapter are in addition to any other rights or remedies that may exist at law or in equity.

         (b) This chapter does not create any cause of action not specified in this section or Subsection 61-1-4(6).

                                   Annex B-26